Filed Pursuant to Rule 424(b)(3)

Registration No. 333-269571

PROSPECTUS SUPPLEMENT NO. 6

(to Prospectus dated August 1, 2024)

Getaround, Inc.

127,505,604 Shares of Common Stock

11,616,667 Warrants to Purchase Shares of Common Stock

16,791,642 Shares of Common Stock Underlying Warrants

This prospectus supplement (this “Prospectus Supplement”) supplements the prospectus dated August 1, 2024 (as supplemented or amended from time to time, the “Prospectus”), which forms part of our registration statement on Form S-1 (File No. 333-269571). This Prospectus Supplement is being filed to update and supplement the information included in the Prospectus with the information contained in our (i) Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, filed with the Securities and Exchange Commission on November 14, 2024 (the “Report”); and (ii) Item 1.01 of our Current Report on Form 8-K filed with the Securities and Exchange Commission on November 15, 2024 (“Item 1.01”). Accordingly, we have attached to this Prospectus Supplement Item 1.01 followed by the Report.

This Prospectus Supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Prospectus Supplement should be read in conjunction with the Prospectus, and if there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on this Prospectus Supplement.

Our common stock and public warrants are quoted on OTCQB operated by the OTC Markets Group, Inc. under the symbols “GETR” and “GETRW,” respectively. On November 13, 2024, the last reported sales price of our common stock and public warrants on the over-the-counter market were $0.059 per share and $0.017 per warrant, respectively.

We are an “emerging growth company” as defined Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves risks. See the section entitled “Risk Factors” beginning on page 11 of the Prospectus to read about factors you should consider before buying our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement or the Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is November 26, 2024.

Item 1.01 Entry into a Material Definitive Agreement

From the Current Report on Form 8-K filed by Getaround, Inc. with the Securities and Exchange Commission on November 15, 2024

On November 12, 2024, Getaround, Inc. (the “Company”) and Mudrick Capital Management L.P., on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by Mudrick Capital Management L.P. (the “Purchaser”), amended and restated the amended and restated super priority secured promissory note entered into by such parties on July 16, 2024 (the "Sixth A&R Note") and described in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on July 18, 2024, to reflect an increased aggregate principal amount of $97,842,574, which is comprised of the original $83,674,931 principal amount under the Sixth A&R Note, $4,167,643 in accrued interest on the Sixth A&R Note as of November 12, 2024, and an additional principal amount of $10,000,000 to provide additional capital to the Company (as amended and restated and as further amended and restated, supplemented or otherwise modified from time to time, the “Note”).

The Note accrues interest monthly beginning on November 12, 2024, at a rate of 15.00% per annum, which interest rate, upon the occurrence, and during the continuation, of an Event of Default (as defined therein), will be increased by 2.00%. The Note was issued pursuant to the Second Amended and Restated Incremental Subscription Agreement dated April 29, 2024, as described in our Current Report on Form 8-K filed with the SEC on May 1, 2024.

The Note will mature on August 7, 2026, at which time 108% of the principal and accrued interest will become due, payable in cash, unless earlier redeemed or repurchased.

The Company may prepay the Note at any time prior to its maturity date, and subject to the following exception, must prepay the balance of the Note with 100% of the net proceeds of any sale, or similar disposition, of the Company or any of its subsidiaries. At the Company’s election, the mandatory prepayment set forth above will not apply to the first $10.0 million of net proceeds received by the Company in connection with a sale or similar disposition as described above.

The Note is a senior secured obligation of the Company, guaranteed by certain of its subsidiaries and secured by collateral consisting of substantially all the assets of the Company and its subsidiary guarantors. Subject to limited exceptions, the Note will rank senior to all outstanding and future indebtedness of the Company, including the Company’s outstanding 8.00% / 9.50% Convertible Senior Secured PIK Toggle Notes due 2027 issued to the Purchaser.

Mr. Jason Mudrick has served as a member of the Company’s Board of Directors since January 2024 and as Chairman of the Board since February 2024. Mr. Mudrick is the founder and Chief Investment Officer of the Purchaser and has an interest in the Purchaser. The Company’s transactions with the Purchaser are described under “Certain Relationships and Related Party Transactions – Investments by Mudrick Capital Management” in the Company’s Amendment No. 3 to Registration Statement on Form S-1 (Registration No. 333-269571) filed with the SEC on July 26, 2024. Such description is incorporated by reference into this Current Report on Form 8-K.

The foregoing description of the Second A&R Incremental Subscription Agreement and the Note does not purport to be complete and is qualified in its entirety by the full text of the Second A&R Incremental Subscription Agreement, a copy of which was attached as Exhibit 10.1 to our current report on Form 8-K filed with the SEC on May 1, 2024, and the form of the Note, a copy of which is attached hereto as Exhibit 10.1, each of which is incorporated by reference herein.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended September 30, 2024

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ____ to ____

Commission File Number: 001-40152

GETAROUND, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	85-3122877
( State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
PO Box 24173, Oakland, California	94623
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 295-5725

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of November 12, 2024, the registrant had 97,197,681 shares of common stock, $0.0001 par value per share, outstanding.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this quarterly report on Form 10-Q (this “report”) may constitute “forward-looking statements” for purposes of the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding our and our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this report may include, for example, statements about:

•
our ability to access sources of capital to finance operations and growth;
•
our financial and business performance, including our financial projections and business metrics;
•
our ability to grow market share in our existing markets or any new markets we may enter through sales and marketing investments or otherwise;
•
our ability to improve unit economics and increase the number, variety and density of supply of cars across our marketplace;
•
changes in our strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans;
•
the implementation and effects of our restructuring plans;
•
expectations regarding the time during which we will be an emerging growth company under the JOBS Act;
•
our ability to retain or recruit officers, key employees and directors;
•
the impact of the regulatory environment and complexities with compliance related to such environment;
•
our ability to maintain and enhance our platform, marketplace and brand, and to attract hosts and guests;
•
the expected costs associated with our research and development initiatives, including investments in technology and product development;
•
our ability to maintain and enhance our value proposition to hosts and guests;
•
our ability to fulfill our mission, including achieving our goals of reducing pollution and emissions, creating income-generating opportunities available to underrepresented communities and facilitating mobility alternatives;
•
our ability to manage, develop and refine our platform, including our dynamic pricing and contactless experience;
•
our ability to grow our supply of connected cars through our OEM and other strategic relationships with third parties;
•
the continuing impact of global, national or regional events on our business, the transportation industry, travel trends, and the global economy generally;
•
our ability to realize the expected benefits of the 2023 Business Combination (as defined below) and the acquisition of the HyreCar business; and
•
other risks and uncertainties described in this report, including those under the section entitled “Risk Factors.”

The forward-looking statements contained in this report are based on our current expectations and beliefs concerning future developments and their potential effects on our business. There can be no assurance that future developments affecting our business will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section entitled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the effect of all such risk factors on our business or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

The forward-looking statements made by us in this report speak only as of the date of this report. Except to the extent required under the federal securities laws and rules and regulations of the U.S. Securities and Exchange Commission (“SEC”), we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Unless the context otherwise indicates, references in this report to the terms “Getaround,” the “Company,” “we,” “our” and “us” refer to Getaround, Inc., a Delaware corporation, and its consolidated subsidiaries.

Getaround, Inc.

Condensed Consolidated Balance Sheets
(Unaudited)

(in thousands, except share and per share data)

	September 30, 2024	December 31, 2023
Assets
Current Assets
Cash and cash equivalents	$30,797	$15,624
Accounts receivable, net	728	853
Prepaid expenses and other current assets	7,811	10,131
Total Current Assets	$39,336	$26,608
Property and equipment, net	1,528	8,504
Operating lease right-of-use assets, net	1,281	12,162
Goodwill	96,984	95,869
Intangible assets, net	6,826	13,358
Other assets	7,360	4,635
Total Assets	$153,315	$161,136
Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$6,408	$15,552
Accrued host payments and insurance fees	14,257	13,192
Operating lease liabilities, current	194	2,268
Notes payable, current ($0 and $18,568 measured at fair value, respectively)	1,583	19,904
Other accrued liabilities	43,401	48,107
Deferred revenue	1,024	684
Total Current Liabilities	$66,867	$99,707
Notes payable ($70,970 and $0 measured at fair value, respectively)	73,764	2,122
Convertible notes payable ($44,760 and $40,370 measured at fair value, respectively)	44,760	40,469
Operating lease liabilities (net of current portion)	1,087	15,487
Deferred tax liabilities	274	212
Warrant liability	15	20
Total Liabilities	$186,767	$158,017
Commitments and contingencies (Note 12)
Stockholders’ Equity (Deficit)
Common stock, $0.0001 par value, 1,000,000,000 shares authorized; 97,120,623 and 92,827,281 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	$10	$9
Additional paid-in capital	870,179	859,163
Stockholder notes	(8,284)	(8,284)
Accumulated deficit	(934,469)	(875,955)
Accumulated other comprehensive income	39,112	28,186
Total Stockholders’ Equity (Deficit)	$(33,452)	$3,119
Total Liabilities and Stockholders’ Equity	$153,315	$161,136

See accompanying notes to condensed consolidated financial statements.

Getaround, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Service revenue	$22,122	$23,387	$57,235	$52,810
Lease revenue	265	412	892	1,129
Total Revenues	$22,387	$23,799	$58,127	$53,939

Costs and Expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below):
Service	$1,719	$1,920	$5,295	$4,995
Lease	9	32	63	107
Sales and marketing	5,197	4,118	14,165	15,486
Operations and support	15,255	16,874	42,545	45,000
Technology and product development	3,686	4,156	12,097	12,286
General and administrative	11,103	11,662	38,553	40,224
Depreciation and amortization	1,911	4,135	8,556	9,914
Total Operating Expenses	$38,880	$42,897	$121,274	$128,012
Loss from Operations	$(16,493)	$(19,098)	$(63,147)	$(74,073)
Other Income (Expense)
Convertible promissory note and note payable fair value adjustment	708	(8,686)	(5,314)	(8,010)
Warrant liability fair value adjustment	14	36	5	209
Interest income (expense), net	(30)	222	(180)	506
Other income (expense), net	284	(64)	10,168	331
Total Other Income (Expense)	$976	$(8,492)	$4,679	$(6,964)
Loss before Benefit for Income Taxes	$(15,517)	$(27,590)	$(58,468)	$(81,037)
Income Tax Expense (Benefit)	7	(244)	46	(623)
Net Loss	$(15,524)	$(27,346)	$(58,514)	$(80,414)
Change in fair value of the convertible instrument liability	8,542	15,628	9,703	15,628
Foreign Currency Translation (Loss) Gain	3,841	(2,111)	1,223	(1,876)
Comprehensive Loss	$(3,141)	$(13,829)	$(47,588)	$(66,662)

Net Loss Per Share Attributable to Stockholders (Note 16):
Basic	$(0.15)	$(0.29)	$(0.59)	$(0.87)
Diluted	$(0.15)	$(0.29)	$(0.59)	$(0.87)
Weighted average shares outstanding (Basic and Diluted)	100,475,081	93,204,630	98,497,942	92,707,994

See accompanying notes to condensed consolidated financial statements

Getaround, Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Deficit
(Unaudited)

(in thousands, except share data)

	Stockholders’ Equity
	Common Stock			Additional		Accumulated Other	Total
	Shares	Amount	Stockholder Notes	Paid-in Capital	Accumulated Deficit	Comprehensive Income	Stockholders’ Equity
Balance, December 31, 2022	92,085,974	$9	$(8,284)	$845,888	$(762,009)	$(6,104)	$69,500
Stock-based compensation	—	—	—	9,953	—	—	9,953
RSU Vested	232,235	—	—	—	—	—	—
Issuance to bridge investors	86,300	—	—	48	—	—	48
Issuance of common stock for iHM Prepaid Aid	536,666	—	—	370	—	—	370
Issuance of warrants in connection with Mudrick Convertible Promissory notes	—	—	—	280	—	—	280
Foreign currency translation loss	—	—	—	—	—	(1,876)	(1,876)
Change in fair value of the convertible instrument liability	—	—	—	—	—	15,628	15,628
Net loss	—	—	—	—	(80,414)	—	(80,414)
Balance, September 30, 2023	92,941,175	$9	$(8,284)	$856,539	$(842,423)	$7,648	$13,489

	Stockholders’ Equity
	Common Stock			Additional		Accumulated Other	Total
	Shares	Amount	Stockholder Notes	Paid-in Capital	Accumulated Deficit	Comprehensive Income	Stockholders’ Equity
Balance, June 30, 2023	92,127,253	$9	$(8,284)	$852,944	$(815,077)	$(5,869)	$23,723
Stock-based compensation	—	—	—	3,547	—	—	3,547
RSU Vested	190,956	—	—	—	—	—	—
Issuance to bridge investors	86,300	—	—	48	—	—	48
Issuance of common stock for iHM prepaid ad	536,666	—	—	—	—	—	—
Foreign currency translation loss	—	—	—	—	—	(2,111)	(2,111)
Change in fair value of the convertible instrument liability	—	—	—	—	—	15,628	15,628
Net loss	—	—	—	—	(27,346)	—	(27,346)
Balance, September 30, 2023	92,941,175	$9	$(8,284)	$856,539	$(842,423)	$7,648	$13,489

See accompanying notes to condensed consolidated financial statements.

Getaround, Inc.

Condensed Consolidated Statements of Changes in Stockholders’ Deficit
(Unaudited)

(in thousands, except share data)

	Stockholders’ Equity (Deficit)
	Common Stock				Additional		Accumulated Other	Total
	Shares	Amount	Stockholder Notes		Paid-in Capital	Accumulated Deficit	Comprehensive Income	Stockholders’ Equity (Deficit)
Balance, December 31, 2023	92,827,281	$9	$(8,284)		$859,163	$(875,955)	$28,186	$3,119
Stock-based compensation	—	—	—		11,016	—	—	11,016
RSUs vested	4,293,342	1	—		—	—	—	1
Foreign currency translation loss	—	—	—		—	—	1,223	1,223
Change in fair value of the convertible instrument liability	—	—	—		—	—	9,703	9,703
Net loss	—	—	—	—	—	(58,514)	—	(58,514)
Balance, September 30, 2024	97,120,623	$10	$(8,284)		$870,179	$(934,469)	$39,112	$(33,452)

	Stockholders’ Deficit
	Common Stock				Additional		Accumulated Other	Total
	Shares	Amount	Stockholder Notes		Paid-in Capital	Accumulated Deficit	Comprehensive Income	Stockholders’ Deficit
Balance, June 30, 2024	96,660,499	$10	$(8,284)		$866,574	$(918,945)	$26,729	$(33,916)
Stock-based compensation	—	—	—		3,605	—	—	3,605
RSU Vested	460,124	—	—		—	—	—	—
Foreign currency translation loss	—	—	—		—	—	3,841	3,841
Change in fair value of the convertible instrument liability	—	—	—		—	—	8,542	8,542
Net loss	—	—	—	—	—	(15,524)	—	(15,524)
Balance, September 30, 2024	97,120,623	$10	$(8,284)		$870,179	$(934,469)	$39,112	$(33,452)

See accompanying notes to condensed consolidated financial statements.

Getaround, Inc.

Condensed Consolidated Statements of Cash Flows
(Unaudited)

(in thousands)

	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Cash Flows from Operating Activities
Net loss	$(58,514)	$(80,414)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8,556	9,914
Provision for bad debts	3,298	5,250
Stock-based compensation	11,016	9,953
Compensation expense related to shareholder settlement	—	48
Gain on extinguishment of debt	(99)	(285)
Change in fair value – convertible instrument liability	14,084	7,765
Change in fair value – warrant liability	(5)	(209)
Change in fair value – note payable	(8,770)	245
Change in fair value – prepaid ad inventory	51	91
Non-cash interest expense	22	53
Non-cash lease expense	613	851
Gain from disposal of property and equipment	(6)	(21)
Loss on lease termination	2,856	—
Loss from foreign currency remeasurement	406	43
Net changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(3,170)	(5,441)
Prepaid expenses and other current assets	2,139	935
Operating leases liabilities	(2,042)	(1,418)
Other assets	(2,656)	(1,386)
Accounts payable	(9,175)	8,917
Accrued host payments and insurance fees	847	3,717
Accrued expenses and other liabilities	(4,662)	(2,226)
Deferred taxes	60	(663)
Deferred revenue	323	318
Net Cash Used in Operating Activities	$(44,828)	$(43,963)
Cash Flows from Investing Activities
Purchases of property and equipment	$(115)	$(791)
Capitalized software	(881)	(3,292)
Proceeds from sale of property and equipment	31	111
Acquisition of Hyrecar, net of cash acquired	—	(7,826)
Net Cash Used in Investing Activities	$(965)	$(11,798)
Cash Flows from Financing Activities
Proceeds from issuance of Mudrick Bridge Note, net of issuance costs	—	$2,988
Proceeds from issuance of Mudrick Super Priority Note, net of issuance costs	$61,172	11,660
Repayment of PGE loan	—	(856)
Repayment of Promissory Note	(229)	—
Net Cash Provided by (Used in) Financing Activities	$60,943	$13,792
Effect of Foreign Currency Translation on Cash	22	(161)
Net change in cash and cash equivalents and restricted cash and cash equivalents	15,172	(42,130)
Cash and Cash Equivalents and Restricted Cash, beginning of period	15,625	67,894
Cash and Cash Equivalents and Restricted Cash, end of period	$30,797	$25,764

	Nine Months Ended September 30, 2024	Nine Months Ended September 30, 2023
Supplemental Schedule of Cash Flow Information
Non-cash investing and financing activities:
Issuance of Mudrick Super Priority Bridge Note to repay Mudrick Bridge Note	—	3,041
Mudrick Bridge Note repayment of principal and accrued but unpaid interest	—	(3,041)

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets to the total of the same such amounts shown above:

	As of September 30, 2024	As of September 30, 2023
Cash and cash equivalents	$30,797	$22,164
Restricted cash included in current assets	—	3,600
Total Cash, Cash Equivalents and Restricted Cash at the End of Period	$30,797	$25,764

See accompanying notes to condensed consolidated financial statements.

Getaround, Inc.

Notes to Condensed Consolidated Financial Statements

(Unaudited)

1. Nature of Business and Basis of Presentation

Organization and Nature of Business

InterPrivate II Acquisition Corp. (“InterPrivate II”) was a special purpose acquisition company formed for the purpose of effectuating a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses.

On December 8, 2022, InterPrivate II completed the business combination (“2022 Business Combination”) pursuant to the merger agreement dated May 11, 2022 (as amended, the “Merger Agreement”), by and among, InterPrivate II, TMPST Merger Sub I Inc., a Delaware corporation and wholly owned subsidiary of InterPrivate II (“First Merger Sub”), TMPST Merger Sub II LLC, a Delaware limited liability company and wholly owned subsidiary of InterPrivate II (“Second Merger Sub”) and Getaround, Inc., a Delaware corporation (“Legacy Getaround”). Pursuant to the terms of the Merger Agreement, a business combination between InterPrivate II and Legacy Getaround was effected through the merger of First Merger Sub and Legacy Getaround, with Legacy Getaround emerging as the surviving company, followed by a merger between Legacy Getaround and Second Merger Sub, with Second Merger Sub emerging as the surviving company as a wholly owned subsidiary of InterPrivate II. In connection with the finalization of the 2022 Business Combination, InterPrivate II changed its name to Getaround, Inc. (“Getaround” or the “Company”) and Second Merger Sub changed its name to Getaround Operations LLC.

The Company, through its wholly owned subsidiary Getaround Operations LLC, is an online car rental service company operating on a remote work basis with its employees, and a principal place of business in Oakland, California. The Company provides peer-to-peer car‑sharing service powered by its proprietary technology, which allows car owners to earn income sharing their cars with pre-qualified drivers on the Company’s network. As of September 30, 2024, the Company operated globally in major U.S. cities and certain European markets, including France and Norway.

Basis of Accounting

These unaudited interim condensed consolidated financial statements have been prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Article 10 of the U.S. Securities and Exchange Commission (“SEC”) Regulation S-X. The condensed consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 (the "Annual Report"). Certain information and footnote disclosures, normally included in financial statements prepared in accordance with U.S. GAAP, have been condensed or omitted pursuant to SEC rules and regulations dealing with interim financial statements. In the opinion of the Company's management, the accompanying condensed consolidated financial statements reflect all adjustments, consisting of normal, recurring adjustments, considered necessary for a fair presentation of the results for the interim periods.

The Company qualifies as an emerging growth company (“EGC”) and as such, has elected the extended transition period for complying with certain new or revised accounting pronouncements. During the extended transition period, the Company is not subject to certain new or revised accounting standards applicable to public companies. The accounting pronouncements pending adoption as described in Note 2 “Recently Issued Accounting Standards Not Yet Adopted” reflect effective dates for the Company as an EGC with the extended transition period.

Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and an Accounting Standards Update (“ASU”) of the Financial Accounting Standards Board (“FASB”). The unaudited consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in the unaudited consolidated financial statements herein.

Going Concern and Liquidity

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has experienced losses since its inception and had net loss of $15.5 million and $58.5 million for the three and nine months ended September 30, 2024, respectively, and $27.3 million and $80.4 million for the three and nine months ended September 30, 2023, respectively. The Company expects operating losses and negative cash flows to continue for the foreseeable future as it continues to develop and promote its platform, as well as to grow its user base through new markets.

Getaround, Inc.

Notes to Consolidated Financial Statements

As of September 30, 2024 and December 31, 2023, the Company had $30.8 million and $15.6 million, respectively, in unrestricted cash and cash equivalents available to fund future operations. The Company’s capital requirements will depend on many factors and the Company may need to use available capital resources and/or raise additional capital earlier than currently anticipated and will be required in the foreseeable future in order for the Company to continue as a going concern. When the Company pursues additional debt and/or equity financing, there can be no assurance that such financing will be available on terms commercially acceptable to the Company.

If the Company is unable to obtain additional funding when needed, it will need to significantly reduce its spending, delay or cancel its planned activities, substantially change its corporate structure or curtail or discontinue its operations, which will likely have an unfavorable effect on the Company’s ability to execute on its business plan, and have an adverse effect on its business, results of operations and future prospects. These matters raise substantial doubt about the ability of the Company to continue in existence as a going concern within one year after the date the financial statements are issued. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of these uncertainties.

2. Summary of Significant Accounting Policies

The summary of significant accounting policies to the audited consolidated financial statements in the Annual Report includes a discussion of the significant accounting policies used in the preparation of the Company’s consolidated financial statements.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the consolidated financial statements and the accompanying notes. The most significant matters involving management’s estimates include those related to accounts receivable, claims allowances, assessment of possible impairment of its intangible and long-lived assets, valuation of deferred income tax assets, fair value of warrant liability, certain convertible notes payable, certain notes payable, and stock-based awards. Actual results may ultimately differ from management’s estimates.

Recently Issued Accounting Standards Not Yet Adopted

In November 2023, the FASB issued ASU No. 2023-07, Improvements to Reportable Segment Disclosures (Topic 280). The ASU requires public entities to disclose information about their reportable segments’ significant expenses. Public entities with a single reportable segment are required to apply the disclosure requirements, as well as all existing segment disclosures and reconciliation requirements in ASC 280. The ASU is effective for fiscal years beginning after December 15, 2023, and for interim periods beginning after December 15, 2024, on a retrospective basis with early adoption permitted. This ASU will likely result in the required additional disclosures being included in our consolidated financial statements, once adopted.

In December 2023, the FASB issued ASU No. 2023-09, Improvements to Income Tax Disclosures (Topic 740). The ASU requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024. Early adoption is also permitted for annual financial statements that have not yet been issued or made available for issuance. This ASU will likely result in the required additional disclosures being included in our consolidated financial statements, once adopted.

There are other new accounting pronouncements issued by the FASB that the Company has adopted or will adopt, as applicable, and the Company does not believe any of these accounting pronouncements have had, or will have, a material impact on its consolidated financial statements or disclosures.

3. Business Combination

On May 16, 2023, the Company entered into an asset purchase agreement (the “Asset Purchase Agreement”) with HyreCar Inc., a Delaware corporation (the “Seller”). The Seller is a national carsharing marketplace for ridesharing, food, and package delivery via its proprietary technology platform. The Company has established a leading presence in Mobility as a Service through individual vehicle owners, dealers and rental agencies that wish to participate in new mobility trends. Pursuant to the Asset Purchase Agreement, the Company has acquired substantially all of the assets owned, controlled or used by the Seller related to the operation of its peer-to-peer car sharing business and certain of the Seller’s liabilities (the “Assumed Liabilities”), as such terms are defined in the Asset Purchase Agreement, for an aggregate purchase price of $8.13 million, comprised of cash and certain credits for the Assumed Liabilities in this transaction ("the 2023 Business Combination").

Getaround, Inc.

Notes to Consolidated Financial Statements

The following table summarizes the fair values of assets acquired and liabilities assumed at the date of the acquisition (in thousands):

Consideration:
Cash (net of cash acquired)	$7,826

Assets acquired and liabilities assumed:
Current assets (excluding cash)	$1,232
Intangible assets	9,380
Assumed current liabilities	(3,604)
Net assets acquired	7,008
Goodwill	818
Net assets acquired	$7,826

The fair value of the identifiable intangible assets acquired include the following (in thousands):

	Fair Value	Estimated useful life
Customer relationships - car renters	$6,720	1.4
Customer relationships - car owners	2,090	2.6
Developed technology	490	0.6
Tradename	80	0.6

All finite-lived intangible assets are amortized on a straight-line basis, which approximates the pattern in which the economic benefits of the intangible assets are consumed. Approximately $0.8 million of the acquired goodwill is expected to be deductible for tax purposes. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired and is primarily attributable to intangible assets that do not qualify for separate recognition, including the assembled workforce of the acquired business, and expected synergies at the time of the acquisition.

Pro Forma Financial Information (Unaudited)

The following unaudited pro forma financial information summarizes the results of operations for the Company as though the Business Combination had occurred on January 1, 2023. The unaudited pro forma financial information has been presented for illustrative purposes only and is not necessarily indicative of results of operations that would have been achieved had the acquisition taken place on the date indicated, or the future consolidated results of operations of the Company.

Nine months ended September 30, 2023
Total revenue	$68,916
Net loss	$(89,281)

4. Fair Value Measurements

The Company’s financial instruments include cash and cash equivalents, accounts receivable, accounts payable, notes payable, convertible promissory notes, and warrant liability. The recorded carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair value due to their short-term nature. The balances outstanding under the notes payable agreements are considered to approximate their estimated fair values as the interest rates approximate market rates.

Assets and liabilities recognized at fair value on a recurring basis in the consolidated balance sheets consist of cash and cash equivalents, convertible promissory notes, certain notes payable, and warrant liability. These items are categorized based upon the level of judgment associated with the inputs used to measure their fair values. Fair value is defined as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Getaround, Inc.

Notes to Consolidated Financial Statements

The following tables summarize the Company’s financial instruments at fair value based on the fair value hierarchy for each class of instrument (in thousands):

	Fair Value Measurement
September 30, 2024	Level 1	Level 2	Level 3
Assets:
Money market account	$1,060	$—	$—
Liabilities:
Warrant liability	$—	$—	$(15)
Mudrick convertible notes	—	—	(44,760)
Super priority note payable	—	—	(70,970)
	$—	$—	$(115,745)

	Fair Value Measurement
December 31, 2023	Level 1	Level 2	Level 3
Liabilities:
Warrant liability	$—	$—	$(20)
Mudrick convertible notes	—	—	(40,370)
Super priority note payable	—	—	(18,568)
	$—	$—	$(58,958)

Warrants

The Company measures its warrant liability at fair value based on significant inputs not observable in the market, which caused them to be classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of the warrant liability related to updated assumptions and estimates were recognized as a warrant liability fair value adjustment within the consolidated statements of operations and comprehensive loss.

The fair value of the warrant liability, as of September 30, 2024 was estimated using a Monte Carlo simulation model. The significant unobservable inputs for the Monte Carlo model include the stock price, exercise price, risk-free rate of return, time to expiration, and the volatility. An increase or decrease in the unobservable inputs in isolation could result in a material increase or decrease in the estimated fair value. In the future, depending on the weight of evidence and valuation approaches used, these or other inputs may have a more significant impact on the estimated fair value.

The Company calculated the estimated fair value of the private warrants as of September 30, 2024 and December 31, 2023, respectively, using the following assumptions:

September 30, 2024
Stock price	$0.06
Exercise price	$11.50
Risk-free interest rate	3.55%
Time to expiration (years)	3.19
Expected volatility	120.91%
Fair value per warrant	$0.003

December 31, 2023
Stock price	$0.24
Exercise price	$11.50
Risk-free interest rate	3.89%
Time to expiration (years)	3.94
Expected volatility	77.15%
Fair value per warrant	$0.004

Getaround, Inc.

Notes to Consolidated Financial Statements

The following table presents changes in the Level 3 liabilities measured at fair value for the periods indicated (in thousands):

	Private Warrants
	September 30, 2024	December 31, 2023
Balance (beginning of period)	$20	$247
Additions	—	—
Fair value measurement adjustments	(5)	(227)
Exercised	—	—
Balance (end of period)	$15	$20

During the nine months ended September 30, 2024 and year ended December 31, 2023, the Company had no transfers between levels of the fair value hierarchy of its assets and liabilities that are measured at fair value.

Mudrick Convertible Notes and Mudrick Super Priority Note

The Company measures its convertible promissory notes and the Mudrick Super Priority Note at fair value based on significant inputs not observable in the market, which caused them to be classified as Level 3 measurements within the fair value hierarchy. Changes in the fair value of the convertible promissory notes related to updated assumptions and estimates were recognized as a convertible promissory note fair value adjustment within the consolidated statements of operations and comprehensive loss.

In determining the fair value of the Mudrick Convertible Notes and the Mudrick Super Priority Note as of September 30, 2024, the Company used a market-based approach. The valuation method utilized a negotiated discount rate and a market yield rate which are unobservable inputs.

An increase or decrease in any of the unobservable inputs in isolation could result in a material increase or decrease in the estimated fair value. In the future, depending on the weight of evidence and valuation approaches used, these or other inputs may have a more significant impact on the estimated fair value.

The Company calculated the estimated fair value of the Mudrick Convertible Notes and Mudrick Super Priority Note as of September 30, 2024 and December 31, 2023, respectively, using the following assumptions:

	September 30, 2024	December 31, 2023
	Mudrick Convertible Note
Issuance date	12/8/2022	12/8/2022
Maturity date	12/8/2027	12/8/2027
Interest rate (PIK)	9.50%	10.00%
Expected volatility factor	70.50%	92.60%
Risk-free interest rate	3.60%	3.90%
Estimated market yield	50.00%	50.00%

	September 30, 2024	December 31, 2023
	Mudrick Super Priority Note
Inception date	12/11/2023	12/11/2023
Maturity date	8/7/2026	8/7/2024
Interest rate	15.00%	15.00%
Estimated market yield	30.00%	30.00%
Discount period (years)	1.85	0.60
Discount factor	0.58	0.84

Getaround, Inc.

Notes to Consolidated Financial Statements

The following table presents changes in the Level 3 convertible promissory notes and Mudrick Super Priority Note measured at fair value for the periods indicated (in thousands):

	September 30, 2024
	Mudrick Convertible Notes	Mudrick Super Priority Note
Balance (beginning of period)	$40,370	$18,568
Additions	—	61,172
Fair value measurement adjustments	4,390	(8,770)
Balance (end of period)	$44,760	$70,970

5. Revenue

The following table presents the Company’s revenues disaggregated by geography (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Service revenue:
United States	$12,386	$14,200	$34,967	$32,307
Europe	9,736	9,187	22,268	20,503
Total service revenue	22,122	23,387	57,235	52,810

Lease revenue:
United States	$40	$217	$248	$647
Europe	225	195	644	482
Total lease revenue	265	412	892	1,129
Total Revenue	$22,387	$23,799	$58,127	$53,939

Contract Balances

Contract assets include amounts related to the Company’s contractual right to consideration for completed performance obligations not yet invoiced. The contract assets are reclassified to receivables when the rights become unconditional. The Company’s contract assets as of September 30, 2024 and December 31, 2023 in the amount of $0.4 million and $0.6 million, respectively, are included in prepaid expenses and other current assets on the consolidated balance sheets. The contract assets are typically invoiced within a month of recognition. The Company's contract assets as of both January 1, 2024 and 2023 amounted to $0.6 million.

Contract liabilities are recorded as deferred revenues and include payments received in advance of performance under the contract. Contract liabilities are realized when services are provided to the customer. Contract liabilities as of September 30, 2024 and December 31, 2023 in the amount of $1.0 million and $1.5 million, respectively, are reported as a component of current liabilities on the consolidated balance sheets. All opening amounts of the December 31, 2023 and 2022 contract liabilities were recognized during the periods ended September 30, 2024 and December 31, 2023, respectively. The Company's contract liabilities as of January 1, 2024 and 2023 amounted to $1.5 million and $0.7 million, respectively.

Getaround, Inc.

Notes to Consolidated Financial Statements

6. Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consisted of the following (in thousands):

	September 30, 2024	December 31, 2023
Insurance	$3,693	$2,234
Rent	113	2,226
Sales tax	1,377	909
Subscriptions	932	779
Contract assets	447	619
Advertising services	—	261
Deposits, current	116	1,547
Compensation	11	119
Consulting	29	28
Other	1,093	1,409
Prepaid Expenses and Other Current Assets	$7,811	$10,131

7. Property and Equipment, Net

Property and equipment, net, consisted of the following (in thousands):

	September 30, 2024	December 31, 2023
Vehicles and vehicle equipment	$3,470	$3,595
Computer equipment	1,002	998
Leasehold improvements	609	11,979
Office equipment and furniture	80	1,217
Less: accumulated depreciation and amortization	(3,633)	(9,285)
Property and Equipment, Net	$1,528	$8,504

Total depreciation expense for the three months ended September 30, 2024 and 2023 was $0.2 million and $0.6 million, respectively, and $1.2 million and $1.8 million for the nine months ended September 30, 2024 and 2023, respectively.

Please refer to Note 11 - Leases for additional information regarding the leasehold improvements and fixed assets related to the Green St. Lease termination.

8. Goodwill and Other Intangible Assets, Net

Other Intangibles Assets, Net

The following is a summary of the components of intangible assets and the related amortization expense (in thousands):

	September 30, 2024
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted-average remaining life (years)
Developed technology	$18,876	$(13,045)	$5,831	4.5
Customer relationships	40,269	(39,274)	995	1.2
Trade names	328	(328)	—	—
Total intangibles	$59,473	$(52,647)	$6,826

Getaround, Inc.

Notes to Consolidated Financial Statements

	December 31, 2023
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Weighted-average remaining life (years)
Developed technology	$12,235	$(11,452)	$783	0.3
Customer relationships	39,921	(32,896)	7,025	0.9
Trade names	323	(323)	—	—
Capitalized software costs - WIP	5,550	—	5,550	N/A
Total intangibles	$58,029	$(44,671)	$13,358	0.8

For the three months ended September 30, 2024 and 2023, amortization expense amounted to $1.8 million and $3.5 million, respectively, and $7.4 million and $8.1 million for the nine months ended September 30, 2024 and 2023, respectively.

Expected future amortization expense for intangible assets as of September 30, 2024 is as follows (in thousands):

Year ended December 31,
2024	$526
2025	2,088
2026	1,293
2027	1,293
Thereafter	1,626
Total	$6,826

Goodwill

The changes in the carrying amount of goodwill were as follows (in thousands):

	September 30, 2024	December 31, 2023
Beginning Balance	$95,869	$92,728
Foreign currency translation	1,115	2,323
Additions from acquisitions	—	818
Ending Balance	$96,984	$95,869

9. Other Accrued Liabilities

Other accrued liabilities consisted of the following (in thousands):

	September 30, 2024	December 31, 2023
Sales and other tax	$18,720	$18,279
Claims payable	12,975	19,235
Professional services	3,654	4,861
Compensation	5,199	2,175
Vehicle leases	165	361
Insurance	272	21
Other	2,416	3,175
Other Accrued Liabilities	$43,401	$48,107

Getaround, Inc.

Notes to Consolidated Financial Statements

10. Notes Payable

Convertible Notes Payable

iHeart Media Note Payable

On May 10, 2024, the Company entered into an Outstanding Fees Settlement Agreement with iHeartMedia + Entertainment, Inc., Broader Media Holdings LLC, Clear Channel Outdoor, Inc. (the "Vendor") pursuant to which the Company paid the Vendor a final $0.5 million in exchange for the full and complete settlement and extinguishment of all outstanding fees and any other amounts owed to the Vendor.

Mudrick Convertible Notes

In connection with the 2022 Business Combination in December 2022, pursuant to the convertible note subscription agreement, dated May 11, 2022, as amended December 8, 2022, by and among InterPrivate II and Mudrick Capital Management L.P. on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by Mudrick Capital Management L.P. or its affiliates (“noteholders”), the Company issued $175 million of senior secured convertible notes (“Mudrick Convertible Notes”). The Convertible Notes accrue interest payable semi-annually in arrears on December 15 and June 15 of each year, beginning on June 15, 2023, at a rate of 8.00% per annum (if paid in cash) or 9.50% per annum (if paid in-kind). Upon the occurrence, and during the continuation, of an event of default, an additional 2.00% will be added to the stated interest rate. The Mudrick Convertible Notes will mature on December 8, 2027, unless earlier converted, redeemed or repurchased.

The Mudrick Convertible Notes are convertible at the option of the noteholders at any time until the close of business on the second scheduled trading day immediately before the maturity date. Conversions of the Mudrick Convertible Notes will be settled in shares of common stock.

The indenture governing the Mudrick Convertible Notes includes restrictive covenants that, among other things, limit the ability of the Company to incur additional debt, make restricted payments and limit the ability of the Company to incur liens, in addition to a covenant to maintain a consolidated cash and cash equivalents balance in excess of $10.0 million. The indenture also contains customary events of default.

The initial conversion rate of the Mudrick Convertible Notes was 86.96 shares of Getaround common stock per $1,000 principal amount of Mudrick Convertible Notes, which was equivalent to an initial conversion price of approximately $11.50 per share. The initial conversion price was subject to a downward adjustment to 115% of the average daily volume-weighted average trading price (“VWAP”) of Getaround common stock for the 90 trading days after the closing date, subject to a minimum conversion price of $9.21 per share. The conversion price is subject to further adjustments including adjustments in connection with certain issuances or deemed issuances of common stock at a price less than the then-effective conversion price, at any time prior to the close of business on the second scheduled trading day immediately before the maturity date of the Mudrick Convertible Notes. In connection with the issuance of the Mudrick Super Priority Note described below, pursuant to the second supplemental indenture dated as of August 19, 2024, the Company agreed to effectuate an adjustment to the conversion rate of the Mudrick Convertible Notes to 4,000 shares of common stock per $1,000 principal amount of the Mudrick Convertible Notes, which is equivalent to a conversion price of $0.25 per share.

The Mudrick Convertible Notes are redeemable at any time by the Company, in whole but not in part, for cash, at par plus accrued and unpaid interest to, but excluding, the redemption date, plus certain make-whole premiums.

In connection with the execution of the note subscription agreement, the Company agreed to issue warrants, that were subject to adjustment whereby the minimum and maximum number of warrants was 1,750,000 and 7,000,000, and have an exercise price of $11.50. As such, on May 4, 2023, the Company issued 7,000,000 warrants that are in substantially the same form as the Company's public warrants.

Additionally, 266,156 shares of common stock were issued to Mudrick entities as Equitable Adjustment Shares in pursuant to the convertible note subscription agreement. In exchange for the issuance of the Mudrick Convertible Notes and commitment to issue warrants, the Company agreed to pay a backstop fee of $5.2 million through a reduction of proceeds. The net proceeds from the issuance of the Mudrick Convertible Notes and warrant commitment liability were $169.8 million.

Upon the occurrence of a fundamental change (such as a person or group obtaining a controlling interest in the Company, sale of substantially all of the Company’s asset, liquidation of the Company, or ceasing to be listed on The New York Stock Exchange, The

Getaround, Inc.

Notes to Consolidated Financial Statements

NASDAQ Capital Market, The NASDAQ Global Market or The NASDAQ Global Select Market), subject to certain conditions and limited exceptions, holders may require the Company to repurchase for cash all or any portion of the Mudrick Convertible Notes in principal amounts of $1,000 or an integral multiple thereof, at a fundamental change repurchase price equal to the principal amount of the Mudrick Convertible Notes to be repurchased plus certain make-whole premiums, plus accrued and unpaid interest to, but excluding, the repurchase date.

Events of default for Mudrick Convertible Note

On June 23, 2023, July 7, 2023, and October 11, 2023 the Company received written notices from U.S. Bank Trust Company, National Association, in its capacity as trustee under the indenture governing the Mudrick Convertible Notes, for its failure to comply with the covenant of timely filing the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and its Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2023. As of December 31, 2023, all such events of default have been remediated.

On July 9, 2024, Getaround, Inc. (the “Company”) received notice from the New York Stock Exchange (“NYSE”) suspended trading of its common stock on the NYSE effective immediately and started the process to delist the Company's common stock from the NYSE. The start of the delisting process follows the NYSE’s determination under Rule 802.01B of the NYSE Listed Company Manual that the Company did not meet the continued listing standard that requires listed companies to maintain an average global market capitalization of at least $15.0 million over a period of 30 consecutive trading days. The Company had a right to appeal the determination to delist its common stock and filed a written request for such a review on July 23, 2024.

On August 2, 2024, the Company notified NYSE that it determined to officially withdraw its request for a hearing. The Company's common stock was formally delisted from listing and registration on NYSE effective August 16, 2024.

The delisting from the NYSE constituted an Event of Default under the Mudrick Convertible Notes. On September 5, 2024, the Company and Mudrick entered into a forbearance agreement whereby Mudrick agrees to forbear on any rights and remedies available under the Mudrick Convertible Notes agreement in connection with the NYSE delisting.

The Company’s common stock and public warrants are now quoted on the OTCQB Venture Market under the symbols “GETR” and “GETRW,” respectively.

On August 23, 2023, September 6, 2023, and December 6, 2023, in lieu of acceleration of the repayment obligation as a result of an event of default for not timely filing the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 and June 30, 2023, respectively, the Company elected to pay additional interest on the Mudrick Convertible Notes at a rate per annum equal to (a) one quarter of one percent (0.25%) of the principal amount for the first ninety (90) days during which the event of default continues, and, thereafter, (b) one half of one percent (0.50%) of the principal amount for the ninety first (91st) through the one hundred and eightieth (180th) day during which the event of default continues, provided, however, that in no event will any such special interest accrue on any day at a combined rate per annum that exceeds one half of one percent (0.50%). Following such elections, the Mudrick Convertible Notes will be subject to acceleration from, and including, the one hundred and eighty first (181st) calendar day on which such event of default has occurred and is continuing or if the Company fails to pay any accrued and unpaid special interest when due. Special interest will cease to accrue from, and including, the earlier of (x) the date such event of default is cured or waived and (y) such one hundred and eighty first (181st) calendar day. The Company has since cured all continuing reporting defaults by filing its delinquent Annual Report on Form 10-K for the fiscal year ended December 31, 2022 on November 16, 2023, and its delinquent Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, respectively, on December 15, 2023.

The event of default with respect to the Mudrick Super Priority Note (as discussed below under “Event of default for Mudrick Super Priority Note”) constituted an Event of Default under the Mudrick Convertible Notes from February 26, 2024, to, but excluding, April

Getaround, Inc.

Notes to Consolidated Financial Statements

29, 2024, which resulted in the Company paying an additional 200 basis points in interest for that period. The additional interest was paid (in the form of added principal) on the June 15, 2024, interest payment date.

The Mudrick Convertible Notes are accounted for at fair value with changes in fair value being recognized under Convertible Promissory Note Fair Value Adjustment within the income statement (See Note 4 — Fair Value Measurements for a discussion of fair value accounting in connection with the Mudrick Convertible Notes).

The Company’s convertible notes payable balance was as follows (in thousands):

	September 30, 2024	December 31, 2023
iHeart Convertible Note	$—	$99
Mudrick Convertible Notes measured at fair value	44,760	40,370
Total Convertible Notes Payable	$44,760	$40,469

Notes Payable

Prêt Guaranty par l'État (“PGE”) Loan

In response to the COVID-19 Pandemic, the French Government enacted a State Guarantee Scheme for new loans granted by financial institutions to aid French businesses from the period of March 16, 2020 through December 31, 2020. In November 2020, the Company entered into loan agreements with three French lenders for a total of 4.5 million euros of notes payable, of which, 3.0 million euros of the notes were interest free with the remaining 1.5 million euros having a 2.25% fixed interest rate and a recurring annual payment of 0.3 million euros beginning September 2021 through September 2025. In January 2021, the payment terms of the 1.5 million euros loan were amended to have a recurring quarterly payment of 75.0 thousand euros beginning September 2021 through June 2026.

In July 2021, the Company amended the PGE loan terms to defer first payments on 3.0 million euros of the loan due November 2021 to November 2022. Specifically, a portion of the first payment was deferred such that the principal of 0.6 million euros is to be paid in monthly installments of 12.0 thousand euros beginning December 2022 through November 2026, subject to a 0.7% fixed interest rate. Additionally, as of October 2021, the portion of the first payment representing a principal of 2.4 million euros is to be paid in monthly installments of 49.0 thousand euros beginning November 2022 through November 2026, subject to a 1.44% fixed interest rate.

During December 2022, the Company recognized 51.0 thousand euros, an additional guarantee commission loan expense to the French Government paid by the French lenders on the Company’s behalf, increasing the amount owed by the Company to the French lenders.

In April 2024, the payment terms of the loans were further amended. Effective December 31, 2023, the recurring quarterly payment of 75 thousand euros under the 1.5 million euros loan were deferred to December 2024 through June 2027. Effective November 25, 2023, the recurring monthly installments of 12.0 thousand euros under the 0.6 million euros loan were deferred to November 2024 through November 2027. Effective December 13, 2023, the recurring monthly installments of 49.0 thousand euros under the 2.5 million euros loan were deferred to resume December 2024 through November 2027.

As of September 30, 2024, 0.9 million euros, or $1.0 million was classified within notes payable, current and the total remaining outstanding principal was 3.1 million euros, or $3.5 million. For the three and nine months ended September 30, 2024 and 2023, 27.7 thousand euros and 71.6 thousand euros, or $31.0 thousand and $80.2 thousand, and 10.4 thousand euros and 39.9 thousand euros, or $11.0 thousand and $42.2 thousand, of interest expense was recognized, respectively.

Green St. Lease Promissory Note

On May 22, 2024, the Company entered into a Termination of Lease agreement (“Lease Termination”) with Green Front LLC (the "Landlord"), related to the Company’s early termination of its leased office space located at 55 Green Street, San Francisco, California (the "Lease"). The effective termination date for the Lease was June 1, 2024. The Company agreed to pay to the Landlord the aggregate sum of $2.1 million (“Termination Fee”), consisting of $1.0 million as a partial termination fee and a Promissory Note of $1.1 million. The promissory note has a maturity date of May 22, 2026 and bears an interest rate of 6.00% per annum. Please refer to Note 11 - Leases for additional information regarding the Green St. Lease termination.

Getaround, Inc.

Notes to Consolidated Financial Statements

Mudrick Bridge Note

On August 7, 2023 the Company entered into a promissory note (the “Mudrick Bridge Note”) with Mudrick Capital Management L.P. for an aggregate principal amount of $3,000,000 to provide additional capital to the Company. The Mudrick Bridge Note had a maturity date of September 7, 2023 (the “Maturity Date”) with an interest rate of 15.00% per annum compounded daily. The Mudrick Bridge Note was unsecured. On September 7, 2023 the Mudrick Bridge Note was replaced with the Mudrick Super Priority Note.

Mudrick Super Priority Note

On September 8, 2023, the Company issued and sold to Mudrick Capital Management L.P. on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by Mudrick Capital Management L.P. or its affiliates (the “Purchaser”), a super priority note in an aggregate amount of $15,040,685 (as amended and restated from time to time, the “Mudrick Super Priority Note”). The Note accrued interest monthly beginning on October 15, 2023, at a rate of 15.00% per annum. Upon the occurrence, and during the continuation, of an Event of Default, an additional 2.00% will be added to the stated interest rate. The Super Priority Note was to mature on August 7, 2024, at which time the principal and accrued interest would become due, payable in cash, unless earlier redeemed or repurchased.

On December 11, 2023, the Company amended and restated the Mudrick Super Priority Note to reflect an increased aggregate principal amount of $18,635,500, which was comprised of the original $15,040,685 principal amount under the Mudrick Super Priority Note, $594,815 in accrued interest on the Mudrick Super Priority Note as of December 11, 2023, and an additional principal amount of $3,000,000 to provide additional capital to the Company (the "A&R Super Priority Note"). The A&R Super Priority Note accrued interest monthly, at a rate of 15.00% per annum.

On January 12, 2024, the Company and the Purchaser further amended and restated the Mudrick Super Priority Note to reflect an increased aggregate principal amount of $20,880,922, which was comprised of the original $18,635,500 amount under the A&R Super Priority Note, $245,422 in accrued interest as of January 12, 2024, and an additional principal amount of $2,000,000 to provide additional capital to the Company (the “Second Amended and Restated Super Priority Note” or “Second A&R Super Note”).

On January 19, 2024, the Company and the Purchaser further amended and restated the Mudrick Super Priority Note to reflect an increased aggregate principal amount of $23,941,032, which was comprised of the original $20,880,922 amount under the Second A&R Super Priority Note, $60,110 in accrued interest as of January 19, 2024, and an additional principal amount of $3,000,000 to provide additional capital to the Company (the “Third Amended and Restated Super Priority Note” or “Third A&R Super Note”).

On February 7, 2024, the Company and the Purchaser further amended and restated the Mudrick Super Priority Note to reflect an increased aggregate principal amount of $40,303,393, which is comprised of the original $23,941,032 amount under the Third A&R Super Priority Note, $189,940 in accrued interest as of February 7, 2024, and an additional principal amount of $16,172,421 to provide additional capital to the Company (the “Fourth Amended and Restated Super Priority Note” or “Fourth A&R Super Note”).

On April 29, 2024, the Company and the Purchaser further amended and restated the Mudrick Super Priority Note to reflect an increased aggregate principal amount of $61,677,504, which is comprised of the original $40,303,393 amount under the Fourth A&R Super Priority Note, $1,374,111 in accrued interest as of April 29, 2024, and an additional principal amount of $20,000,000, to provide additional capital to the Company (the “Fifth Amended and Restated Super Priority Note” or “Fifth A&R Super Note”).

On July 16, 2024, the Company and the Purchaser further amended and restated the Mudrick Super Priority Note to reflect an increased aggregate principal amount of $83,674,931, which is comprised of the original $61,677,504 amount under the Fifth A&R Super Priority Note, $1,997,427 in accrued interest as of July 16, 2024, and an additional principal amount of $20,000,000 to provide additional capital to the Company (the "Sixth Amended and Restated Super Priority Note" or “Sixth A&R Super Note”).

The Sixth A&R Super Note accrues interest monthly beginning on July 16, 2024, at a rate of 15.00% per annum, which interest rate, upon the occurrence, and during the continuation, of an Event of Default (as defined therein), will be increased by 2.00%. The Sixth A&R Super Note will mature on August 7, 2026, at which time 108% of the principal and accrued interest will become due, payable in cash, unless earlier redeemed or repurchased.

Getaround, Inc.

Notes to Consolidated Financial Statements

The Company’s notes payable balances were as follows (in thousands):

	September 30, 2024	December 31, 2023
PGE Loan	3,506	3,458
Green St. Lease Promissory Note	871	—
Mudrick Super Priority Note (at fair value)	70,970	18,568
Total Notes Payable	75,347	22,026
Less: short-term portion of PGE Loan	(1,033)	(1,336)
Less: short-term portion of Green St. Lease Promissory Note	(550)	—
Less: short-term portion of Mudrick Super Priority Note	—	(18,568)
Total Notes Payable, less current portion	$73,764	$2,122

The notes payable future principal payments as of September 30, 2024 are as follows (in thousands):

Year ending December 31,
2024	$257
2025	1,711
2026	72,394
2027	985
2028	—
Thereafter	—
Total	$75,347

11. Leases

The Company leases a corporate office facility, short-term parking spaces and miscellaneous office equipment under operating lease agreements. The Company’s lease agreements have terms not exceeding eight years. As of September 30, 2024, the Company does not have any finance leases.

On May 22, 2024, the Company entered into a Termination of Lease agreement (“Lease Termination”) with Green Front LLC (the "Landlord"), related to the Company’s early termination of its leased office space located at 55 Green Street, San Francisco, California (the "Lease"). The effective termination date for the Lease was June 1, 2024. The letter of credit originally issued in connection with the lease has been entirely drawn and there is no remaining balance on the letter of credit as of the date of the agreement. The Company had leasehold improvements and fixed assets at the Lease premises with net book values of $6.0 million and $1.0 thousand, respectively, that were surrendered to the Landlord. As a result of the Termination of Lease agreement, the Company was obligated for the following: Pay the Landlord $1.0 million as partial payment of the termination fee, execute and deliver to the Landlord a Promissory Note of $1.1 million, pay the Landlord all sublease rents, license fees, or other payments for occupancy of the premises, surrender and vacate the premises and surrender to the Landlord all existing tenant-owned furniture, fixtures, and equipment in the premises on the effective termination date, assign to Landlord all existing licenses and other occupancy agreements for any portion of the premises, and assign to Landlord all service contracts. The Company agreed to pay to the Landlord the aggregate sum of $2.1 million (“Termination Fee”), consisting of the $1.0 million fee payment noted above and the Promissory Note of $1.1 million. The Company recognized a $2.9 million net loss as a result of the Lease Termination.

The Company elects not to apply the lease recognition requirements to its short-term leases. Accordingly, the Company recognizes lease payments related to short-term leases in the statements of operations and comprehensive loss on a straight-line basis over the lease term which has not changed from prior recognition.

For leases with terms greater than 12 months, the Company records the related operating or finance right of use asset and lease liability at the present value of lease payments over the lease term. The Company is generally not able to readily determine the implicit rate in the lease and therefore uses the determined incremental borrowing rate at lease commencement to compute the present value of lease payments. The incremental borrowing rate represents an estimate of the market interest rate the Company would incur to borrow an amount equal to the lease payments on a collateralized basis over the term of a lease. When determining lease term, the Company considers renewal options that are reasonably certain to exercise and termination options that are reasonably certain to be exercised, in addition to the non-cancellable lease term.

Getaround, Inc.

Notes to Consolidated Financial Statements

The Company’s sole remaining real estate leasing agreement includes terms requiring the Company to reimburse the lessor for its share of real estate taxes, insurance, operating costs and utilities which are accounted for as variable lease costs when incurred since the Company has elected to not separate lease and non-lease components, and hence are not included in the measurement of lease liability.

The components of lease expense and income for the periods indicated are as follows (in thousands):

	Nine Months Ended September 30,
	2024	2023
Operating lease costs	$1,480	$2,330
Short-term lease costs	384	708
Variable lease costs(1)	394	687
Sublease income	(892)	(1,129)
Total Lease Costs	$1,366	$2,596

(1)
Variable lease cost primarily relates to common area maintenance and property taxes on leased real estate.

Operating lease costs and short-term lease costs are included within general and administrative and operating expenses within the consolidated statements of operations. Variable lease costs are included within operating expenses, and sublease income is included within revenue within the consolidated statements of operations.

Other information related to leases for the periods indicated are as follows (in thousands):

	Nine Months Ended September 30,
	2024	2023
Operating cash flows used for lease liabilities	$1,828	$3,047

The weighted average remaining lease term for our operating leases was 5.3 years, and the weighted average discount rate for the Company’s operating leases was 10.3%.

The Company calculated the weighted-average discount rates using incremental borrowing rates, which equal the rates of interest that it would pay to borrow funds on a fully collateralized basis over a similar term.

Future minimum payments under operating leases as of September 30, 2024, are as follows (in thousands):

Year ending December 31,
From October 1, 2024 to December 31, 2024	$78
2025	311
2026	311
2027	311
2028	311
Thereafter	311
Total undiscounted future cash flows	$1,633
Less: Imputed interest	(352)
Total	$1,281

12. Commitments and Contingencies

Commitments

As of September 30, 2024, there were no material changes outside the ordinary course of business to the Company’s commitments, as disclosed in the audited consolidated financial statements and the related notes thereto as of and for the year ended December 31, 2023.

Legal Proceedings

In addition to the matters discussed below, from time to time, the Company is subject to potential liability under laws and government regulations and various claims and legal actions that may be asserted against it that could have a material adverse effect on its business,

Getaround, Inc.

Notes to Consolidated Financial Statements

reputation, results of operations or financial condition. Such litigation may include, but is not limited to, actions or claims relating to sensitive data, including its proprietary business information and intellectual property and that of its clients and personally identifiable information of its employees and contractors, cyber-attacks, data breaches and non‑compliance with its contractual or other legal obligations.

A liability and related charge are recorded to earnings in the Company’s consolidated financial statements for legal contingencies when the loss is considered probable, and the amount can be reasonably estimated. The assessment is re-evaluated each accounting period and is based on all available information, including discussion with outside legal counsel. If a reasonable estimate of a known or probable loss cannot be made, but a range of probable losses can be estimated, the low-end of the range of losses is recognized if no amount within the range is a better estimate than any other. If a material loss is reasonably possible, but not probable and can be reasonably estimated, the estimated loss or range of loss is disclosed in the notes to the consolidated financial statements. The Company expenses legal fees as they are incurred.

Kenareki Litigation

In 2020 the Company became involved in certain litigation filed by a former contractor of the Company alleging various Labor Code violations by the Company. The former contractor has asserted claims on a class wide basis and seeks to represent all California contractors and California non-exempt employees from July 2016 to the present. Based upon the Company’s investigation, the Company does not believe the plaintiff’s claims against the Company are valid, and during the third quarter of 2024 the parties reached a final settlement of this matter for an amount the Company does not consider to be material.

Broadspire Litigation

On March 5, 2021, the Company filed a complaint against its former third-party insurance claims administrator, Broadspire Services, Inc. alleging negligence and breach of contract leading to losses suffered by the Company (Getaround v. Broadspire, San Francisco Superior Court Case No. CGC-21-590022). The defendant filed a cross-complaint for amounts allegedly owed by the Company for services rendered by Broadspire. On February 22, 2024, the Company agreed to the terms of a settlement of the civil suit the Company filed against Broadspire and the related cross complaint filed by Broadspire against the Company. On March 14, 2024, Broadspire made a settlement payment to the Company in the amount of $15 million, in exchange for the dismissal of all claims and counterclaims amongst the parties in connection with the civil suit and related cross complaint. The $15 million settlement payment, less fees for legal services paid to counsel to the Company and other legal costs, resulted in a net payment to the Company of approximately $10.3 million.

Garfield Litigation

In April of 2023, an action for attorneys’ fees and expenses was filed in the Court of Chancery for the State of Delaware against the Company (Garfield v. Getaround, Court of Chancery for the State of Delaware C.A. # 2023-0445-MTZ). The complaint alleges the plaintiff was a stockholder of InterPrivate II Acquisition Corp. (“IPVA”) who proposed certain amendments to IPVA’s certificate of incorporation, which, if implemented, would enable IPVA to avoid violating provisions of the Delaware General Corporation Law regarding corporate voting structures. The complaint further alleges such amendments were enacted in response to the plaintiff’s notice, and the plaintiff is therefore entitled to receive an award of attorneys’ fees and expenses from the Company as IPVA’s successor-in-interest, under the Court of Chancery's "corporate benefit" doctrine. On August 15, 2024 the parties reached a final settlement of this matter for an amount the Company does not consider to be material.

As of September 30, 2024 and December 31, 2023, the Company had accrued $0.9 million and $1.6 million, respectively, related to various pending claims and legal actions. The Company does not believe that a material loss in excess of these accrued amounts is reasonably possible.

Indemnification

The Company enters into standard indemnification arrangements in the ordinary course of business. Pursuant to these arrangements, the Company indemnifies, holds harmless and agrees to reimburse the indemnified parties for certain losses suffered or incurred by the indemnified party. In some cases, the term of these indemnification agreements is perpetual. The maximum potential amount of future payments the Company could be required to make under these agreements is not determinable because it involves claims that may be made against the Company in the future but have not yet been made.

The Company has entered into indemnification agreements with its directors and officers that may require the Company to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities

Getaround, Inc.

Notes to Consolidated Financial Statements

arising from willful misconduct of the individual. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is unlimited; however, the Company has director and officer insurance coverage that reduces the Company’s exposure and enables the Company to recover a portion of any future amounts paid. To date the Company has not incurred costs to defend lawsuits or settle claims related to these indemnification agreements. No liability associated with such indemnifications has been recorded to date.

13. Income Taxes

The Company's effective tax rate from continuing operations was not material for the three months ended September 30, 2024 and 0.9% for the three months ended September 30, 2023. The Company's effective tax rate from continuing operations was 0.1% for the nine months ending September 30, 2024 and 0.8% for the nine months ending September 30, 2023. The Company's full allowance in the United States and various other foreign jurisdictions caused the quarterly effective tax rate to be different from the U.S. federal statutory tax rate.

The Company’s policy is to recognize interest and penalties associated with uncertain tax benefits as part of the income tax provision and include accrued interest and penalties with the related income tax liability on the Company’s condensed consolidated balance sheets. To date, the Company has not recognized any interest and penalties in its condensed consolidated statements of operations, nor has it accrued for or made payments for interest and penalties. The Company has no unrecognized tax benefits as of September 30, 2024 and September 30, 2023.

14. Stock-Based Compensation

Restricted Stock Units

Restricted stock units (RSUs) activity for the nine months ended September 30, 2024 is as follows:

	Number of Shares	Weighted- Average Grant Date Fair Value
Balance, December 31, 2023	3,244,369	$5.30
RSUs granted	7,872,708	0.16
RSUs vested	(6,123,022)	1.10
RSUs canceled	(1,140,352)	3.83
Balance, September 30, 2024	3,853,703	$1.94

Stock Options

Stock option activity for the nine months ended September 30, 2024 (in thousands, except share amounts and per unit data) is as follows:

	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
Balance, December 31, 2023	7,997,004	$1.78	7.53	$10
Options granted	92,447,500	0.25	9.42	—
Options exercised	(54,104)	0.03	—	2
Options expired	(641,973)	3.72	—	—
Options forfeited	(2,342,939)	0.89	—	—
Balance, September 30, 2024	97,405,488	$0.34	9.14	$1
Vested and Exercisable, September 30, 2024	3,868,387	$2.10	2.85	$1
Vested and Exercisable and Expected to Vest, September 30, 2024	97,405,488	$0.34	9.14	$1

Getaround, Inc.

Notes to Consolidated Financial Statements

The intrinsic value is calculated as the difference between the exercise price of the underlying stock option award and the estimated fair value of the Company’s common stock. The total intrinsic value for stock options exercised during the nine months ended September 30, 2024 and 2023 was $2.0 thousand and $1.0 thousand, respectively. The fair value of awards vested during the nine months ended September 30, 2024 and 2023 was $1.6 million and $3.1 million, respectively. The weighted-average grant-date fair value per share of stock options granted during the nine months ended September 30, 2024 and 2023 was $0.17 and $0.18, respectively. Of the 97.4 million vested and exercisable and expected to vest shares as of September 30, 2024, 88.1 million was attributable to unvested stock options for Eduardo Iniguez, who resigned as the Company's Chief Executive Officer effective October 15, 2024 (see Note 19 - Subsequent Events). These unvested stock options were forfeited effective upon his resignation date.

The following table summarizes the weighted-average assumptions used in the valuation of stock options granted:

	Nine Months Ended September 30,
	2024	2023
Expected volatility (%)	73.4%	81.4%
Risk-free interest rate (%)	4.3%	3.6%
Expected dividend yield	—	—
Expected term (years)	6.8	6.0

The Company recognized stock-based compensation expense related to stock options of $2.2 million and $0.8 million for the three months ended September 30, 2024 and 2023, respectively, and $6.0 million and $2.8 million for the nine months ended September 30, 2024 and 2023, respectively. This expense was included in the consolidated statements of operations and comprehensive loss as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Sales and marketing	$3	$10	$17	$42
Operations	34	133	175	500
Technology and product development	60	88	190	295
General and administrative	2,145	531	5,642	1,925
Total	$2,242	$762	$6,024	$2,762

As of September 30, 2024, there was $13.6 million of total unrecognized compensation cost related to unvested stock options granted under the plan that is expected to be recognized over a weighted-average period of 3.76 years. Of the $13.6 million of total unrecognized compensation as of September 30, 2024, $11.1 million was attributable to unvested stock options for Eduardo Iniguez, who resigned as the Company's Chief Executive Officer effective October 15, 2024 (see Note 19 - Subsequent Events).

The Company recognized stock-based compensation expense related to RSUs of $1.4 million and $2.9 million for the three months ended September 30, 2024 and 2023, respectively, and $5.0 million and $7.2 million for the nine months ended September 30, 2024 and 2023, respectively. This expense was included in the consolidated statements of operations and comprehensive loss as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Sales and marketing	$75	$92	$237	$313
Operations	332	404	907	1,475
Technology and product development	663	1,042	2,259	2,931
General and administrative	293	1,249	1,589	2,473
Total	$1,363	$2,787	$4,992	$7,192

As of September 30, 2024, there was $6.7 million of total unrecognized compensation cost related to unvested RSUs that is expected to be recognized over a weighted-average period of 1.12 years.

Getaround, Inc.

Notes to Consolidated Financial Statements

On July 31, 2024 the shareholders approved an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a ratio of not less than 1-for-10 and not greater than 1-for-50, with the exact ratio and effective time of the reverse stock split to be determined by the Board of Directors at any time on or before December 31, 2024.

15. Warrants

Upon the closing of the 2022 Business Combination, Legacy Getaround’s common stock warrants and convertible redeemable preferred stock warrants were exercised for Legacy Getaround common stock and redeemable preferred common stock, respectively, and subsequently converted into Getaround common stock.

Please refer to the table below for detail of warrant liability by type of warrant (in thousands):

	September 30, 2024	December 31, 2023
Private warrants	$15	$20
Total	$15	$20

Number of outstanding warrants as of September 30, 2024 and December 31, 2023 was as follows:

	September 30, 2024	December 31, 2023
Public warrants	12,175,000	12,175,000
Private warrants	4,616,667	4,616,667
Total	16,791,667	16,791,667

InterPrivate II Public and Private Warrants

Upon the Closing Date, there were 5,175,000 and 4,616,667 outstanding public and private warrants, respectively, to purchase shares of the Company’s common stock that were issued by InterPrivate II prior to the 2022 Business Combination. Each whole warrant entitles the registered holder to purchase one whole share of the Company’s common stock at a price of $11.50 per share, subject to adjustment as discussed below, 30 days after the 2022 Business Combination, provided that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of shares of common stock. The warrants will expire five years after the completion of the 2022 Business Combination, or earlier upon redemption or liquidation. The private warrants are identical to the public warrants, except that the private warrants and the common stock issuable upon exercise of the private warrants will not be transferable, assignable or salable until 30 days after the completion of the 2022 Business Combination. Additionally, the private warrants will be non-redeemable so long as they are held by the Sponsor, one of InterPrivate II’s directors or any of its permitted transferees. If the private warrants are held by someone other than the Sponsor or its permitted transferees, the private warrants will be redeemable by the Company and exercisable by such holders on the same basis as the public warrants.

The Company may redeem the outstanding warrants in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption, if and only if the last sale price of the Company’s common stock equals or exceeds $18.00 per share for any 20-trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders. If the Company calls the warrants for redemption, management will have the option to require all holders that wish to exercise the warrants to do so on a cashless basis. In no event will the Company be required to net cash settle the warrant exercise.

Mudrick Convertible Notes Warrants

On May 4, 2023, the Company issued 7,000,000 warrants to holders of Mudrick Convertible Notes, according to the terms of the convertible note subscription agreement (the “Mudrick Convertible Notes Warrants”). The Mudrick Convertible Notes Warrants are in substantially the same form as the public warrants, and are aggregated with the public warrants.

At September 30, 2024, outstanding public and private warrants were 12,175,000 and 4,616,667, respectively. The public warrants are equity-classified and private warrants are liability-classified.

Getaround, Inc.

Notes to Consolidated Financial Statements

16. Earnings (Loss) per Share

The following table provides the computation of net loss per share and weighted average shares of the Company’s common stock outstanding during the periods presented (in thousands, except share and per share amount):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(15,524)	$(27,346)	$(58,514)	$(80,414)
Basic and diluted weighted average common stock outstanding(1)	100,475,081	93,204,630	98,497,942	92,707,994
Basic and diluted net loss per share	$(0.15)	$(0.29)	$(0.59)	$(0.87)

(1)
Balances are inclusive of 4.3 million RSUs legally vested but not yet issued as of September 30, 2024.

Since the Company was in a loss position for the three and nine month periods ended September 30, 2024 and 2023, basic net loss per share was the same as diluted net loss per share for the period presented.

The following securities were not included in the computation of diluted shares outstanding because the effect would be anti-dilutive, or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period (in whole shares):

	Nine Months Ended September 30,
	2024	2023
Stock options and restricted stock units outstanding(1)	101,259,191	13,125,888
Private Warrants	4,616,667	4,616,667
Public Warrants	12,175,000	12,175,000
Shares for Mudrick Convertible Notes	700,000,000	19,001,085
Shares for Mudrick PIK Notes	105,981,960	79,534
Total	924,032,818	48,998,174

(1)
Balances are inclusive of the common stock options legally exercised in exchange of the nonrecourse promissory notes.

The Company has reserved shares for the 2022 Employee Stock Purchase Plan, however, there have been no employee contributions to such plan as of September 30, 2024. The Company also has shares reserved in connection with the achievement of certain share-price targets as specified in the Merger Agreement, however, as of September 30, 2024, none of the share-price targets were satisfied. The Company has shares reserved in connection with the 2022 Equity Incentive Plan, however, options considered for dilutive EPS are only those granted.

17. Segment and Geographical Area Information

Segment Information

Operating segments are defined as components of an entity for which separate financial information is available and is regularly reviewed by the Chief Operating Decision Maker (“CODM”) in deciding how to allocate resources to an individual segment and in assessing performance. The Company’s Chief Executive Officer is the Company’s CODM. The CODM reviews financial information presented on a consolidated basis for purposes of making operating decisions, allocating resources, and evaluating financial performance.

As such, the Company has determined that it operates as one operating segment.

Geographical Area Information

The table below summarizes the Company’s long-lived assets, which are comprised of property, equipment and operating lease right-of-use assets, net of accumulated depreciation, by geographical area:

	September 30, 2024	December 31, 2023
United States	$1,196	$18,883
Europe	1,613	1,783
Total	$2,809	$20,666

Getaround, Inc.

Notes to Consolidated Financial Statements

(See Note 5 – Revenue for the Company’s revenues disaggregated by geography).

The change in the Company’s long-lived assets as of September 30, 2024 is primarily due to the write-off of leasehold improvements in connection with the termination of one of the Company’s office leases (see Note 10 - Leases).

18. Related Party Transactions

Mudrick Capital Management L.P.

In the first quarter of 2024, Mr. Jason Mudrick joined the Company's Board of Directors. Mr. Mudrick holds an interest in Mudrick Capital Management L.P., to which the Company has issued convertible debt and notes payables described in Note 10 - Notes Payable. As Mr. Mudrick is now a member of the Board of Directors, these transactions are now considered related party transactions.

19. Subsequent Events

New Financing

On November 12, 2024, the Company and Mudrick Capital Management L.P., on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by Mudrick Capital Management L.P. (the “Purchaser”), amended and restated the Sixth A&R Super Note to reflect an increased aggregate principal amount of $97,842,574 (the “Seventh A&R Super Note”). The Seventh A&R Super Note will mature on August 7, 2026, at which time 108% of the principal and accrued interest will become due, payable in cash, unless earlier redeemed or repurchased. This transaction constitutes a related party transaction.

Departure of Directors or Certain Officers, Election of Directors, Appointment of Certain Officers, Compensatory Arrangements of Certain Officers

On October 15, 2024, Eduardo Iniguez, the Chief Executive Officer of the Company, resigned from his position as Chief Executive Officer and as a member of the Board, effective as of such date. As a result of his resignation as Chief Executive Officer, Mr. Iniguez ceased serving as the Company’s principal executive officer. Mr. Iniguez resigned for personal reasons.

On October 15, 2024, the Board appointed Albert Joon (“AJ”) Lee, the Company’s current Chief Operating Officer, as the Company’s Interim Chief Executive Officer, effective as of such date. In this capacity, Mr. Lee will serve as the Company’s interim principal executive officer. Mr. Lee will continue to serve as the Company’s Chief Operating Officer.

There have been no other events or transactions that occurred subsequently that require recognition or disclosure.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

The following discussion and analysis provides information that our management believes is relevant to an assessment and understanding of our results of operations and financial condition. This discussion and analysis should be read together with our consolidated financial statements and the related notes and other financial information included elsewhere in this report. Some of the information contained in this discussion and analysis or set forth elsewhere in this report, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should review the sections titled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” for a discussion of forward-looking statements and important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” to “we,” “our,” “us,” the “Company” or “Getaround” refer to the business and operations of Getaround, Inc., a Delaware corporation ("Legacy Getaround") prior to the Closing Date of the 2022 Business Combination, and to the business and operations of Getaround following the Closing Date.

Overview

Getaround is a global carsharing marketplace, powered by proprietary technology designed to make sharing cars simple, digital, on-demand, and automated. We reimagined the traditional car ownership model by empowering consumers, whom we refer to as our guests, to instantly and conveniently access safe, affordable and desirable cars they need while providing earnings potential to car owners who supply them, whom we refer to as our hosts. We believe booking and sharing cars should be a frictionless and hassle-free experience. Our technology platform offers choice and agency to guests and hosts, enabling both a traditional rental experience where guests meet the host ahead of their trip, or a fully contactless experience, without guests needing to wait in line at a car rental facility, manually fill out any paperwork, or meet anyone in person to exchange keys. Since launching in 2011, we have been focused on building and innovating our digital carsharing marketplace in the United States and internationally. As of September 30, 2024, our platform supports approximately 2.2 million unique guests and has approximately 66,000 active cars in more than 1,000 cities across 8 countries worldwide, including in the United States and across Europe.

Our proprietary cloud-based platform, which we call the Getaround Connect Cloud Platform, creates a digital experience that makes it easy for guests to find cars nearby, and for hosts to share their cars with guests, in both high and low population-density geographies. We have established a broad network of loyal hosts and guests on our platform. Hosts benefit from low entry costs, digital fleet management, and dynamic pricing algorithms and optimization informed by data analytics. Guests benefit from an easy-to-use platform, the ability 24/7 to book cars located nearby by the hour or day, and, with cars utilizing our Connect technology, a contactless booking, pickup and return experience, eliminating the need for in-person interaction. We leverage our powerful technology platform, our scaled network, and the rich data captured from trips to derive insights and to innovate in order to provide hosts and guests with a differentiated product offering compared to competitors.

Recent Developments

Additional Financing. On December 11, 2023 the Company and Mudrick Capital Management L.P., on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by Mudrick Capital Management L.P. or its affiliates (the "Purchaser") amended and restated the super priority note in an aggregate amount of $15,040,685 entered into by such parties on September 8, 2023 (as amended and restated from time to time, the “Mudrick Super Priority Note") to reflect an increased aggregate principal amount of $18,635,500, which is comprised of the original $15,040,685 principal amount, $594,815 in accrued interest as of December 11, 2023, and an additional principal amount of $3,000,000 to provide additional capital to the Company (the "Amended and Restated Note").

On January 12, 2024, the Company and the Purchaser amended and restated the Amended and Restated Note to reflect an increased aggregate principal amount of $20,880,922, which is comprised of the original $18,635,500 principal amount under the Amended and Restated Note, $245,422 in accrued interest as of January 12, 2024, and an additional principal amount of $2,000,000 (the “Second A&R Note”). The Second A&R Note will mature on August 7, 2024, at which time 108% of the principal and accrued interest will become due, payable in cash, unless earlier redeemed or repurchased.

On January 19, 2024, the Company and the Purchaser further amended and restated the Second A&R Note to reflect an increased aggregate principal amount of $23,941,032, which is comprised of the original $20,880,922 principal amount under the Second A&R Note, $60,110 in accrued interest as of January 19, 2024, and an additional principal amount of $3,000,000 to provide additional capital to the Company (the “Third A&R Note”). The Third A&R Note accrues interest monthly beginning on January 19, 2024, at a rate of 15.00% per annum, which interest rate, upon the occurrence, and during the continuation, of an Event of Default (as defined in the Third A&R Note), will be increased by 2.00%. The Third A&R Note was issued pursuant to an amended and restated incremental subscription agreement dated January 19, 2024 (the “A&R Incremental Subscription Agreement”), by and between the Purchaser and the Company and certain of the Company’s subsidiary guarantors. The Third A&R Note permits the Company to request that the Purchaser purchase up to an additional $15,000,000 in aggregate principal amount under the Third A&R Note, subject to certain conditions. The Third A&R Note will mature on August 7, 2026, at which time 108% of the principal and accrued interest will become due, payable in cash, unless earlier redeemed or repurchased.

On February 7, 2024, the Company and the Purchaser amended and restated the Third A&R Note to reflect an increased aggregate principal amount of $40,303,393, which is comprised of the original $23,941,032 principal amount under the Third A&R Note, $189,940 in accrued interest as of February 7, 2024, and an additional principal amount of $16,172,421 (the “Fourth A&R Note”). The Fourth A&R Note was issued pursuant to the A&R Incremental Subscription Agreement and will mature on August 7, 2026, at which time 108% of the principal and accrued interest will become due, payable in cash, unless earlier redeemed or repurchased.

On April 29, 2024, the Company and Purchaser further amended and restated the Fourth A&R Note to reflect an increased aggregate principal amount of $61,677,504 which is comprised of the original $40,303,393 principal amount under the Fourth A&R Note, $1,374,110.55 in accrued interest as of April 29, 2024, and an additional principal amount of $20,000,000 (the “Fifth A&R Note”). The Fifth A&R Note was issued pursuant to a second amended and restated incremental subscription agreement dated April 29, 2024, as described in our current report on Form 8-K filed with the SEC on May 1, 2024 (the “Second A&R Incremental Subscription Agreement”), and will mature on August 7, 2026, at which time 108% of the principal and accrued interest will become due, payable in cash, unless earlier redeemed or repurchased.

On July 16, 2024, the Company and Purchaser, further amended and restated the Fifth A&R Super Note to reflect an increased aggregate principal amount of $83,674,931 (the “Sixth A&R Super Note”) which is comprised of the original $61,677,504 principal amount under the Fifth A&R Note, $1,997,427 in accrued interest on the Note as of July 16, 2024, and an additional principal amount of $20,000,000 to provide additional capital to the Company. The Sixth A&R Super Note will mature on August 7, 2026, at which time 108% of the principal and accrued interest will become due, payable in cash, unless earlier redeemed or repurchased.

In total, for the nine months ended September 30, 2024, the Company raised $61.2 million in proceeds related to the Mudrick Super Priority Note. The Mudrick Super Priority Note is a senior secured obligation of the Company, guaranteed by certain of its subsidiaries and secured by collateral consisting of substantially all of the assets of the Company and its subsidiary guarantors. Subject to limited exceptions, the Mudrick Super Priority Note will rank senior to all outstanding and future indebtedness of the Company, including the Company’s outstanding Mudrick Convertible Notes.

On November 12, 2024, the Company and Purchaser further amended and restated the Sixth A&R Super Note to reflect an increased aggregate principal amount of $97,842,574 (the “Seventh A&R Super Note”). The Seventh A&R Super Note will mature on August 7, 2026, at which time 108% of the principal and accrued interest will become due, payable in cash, unless earlier redeemed or repurchased.

The Company may prepay the Mudrick Super Priority Note at any time prior to its maturity date, and subject to the following exception, must prepay the balance of the Note with 100% of the net proceeds of any sale, or similar disposition, of the Company or any of its subsidiaries. At the Company’s election, the mandatory prepayments set forth above do not apply to the first $10.0 million of net proceeds received by the Company in connection with a sale or similar disposition as described above.

Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing. On July 9, 2024, Getaround, Inc. (the “Company”) received notice the New York Stock Exchange (“NYSE”) suspended trading of its common stock on the NYSE effective immediately and started the process to delist the Company's common stock from the NYSE. The delisting process followed the NYSE’s determination under Rule 802.01B of the NYSE Listed Company Manual that the Company did not meet the continued listing standard that requires listed companies to maintain an average global market capitalization of at least $15 million over a period of 30 consecutive trading days. The Company's common stock was formally delisted from listing and registration on NYSE effective August 16, 2024. The Company's common stock and public warrants are now quoted on the OTCQB Venture Market under the symbols "GETR" and "GETRW", respectively.

Going Concern. We have incurred cumulative losses from inception through September 30, 2024, and expect to incur additional losses for the foreseeable future. Our ability to fund our operations and capital expenditures beyond our current cash and cash equivalents resources will depend on our ability to generate cash from operating activities, which is subject to future operating performance, as well as general economic, financial, competitive, legislative, regulatory, and other conditions, some of which may be beyond our control. We expect operating losses and negative cash flows to continue for the foreseeable future as we continue to develop and promote our platform, as well as to grow our user base through new markets. Our future capital requirements depend on many factors, including our needs to support our business growth, to respond to business opportunities, challenges or unforeseen circumstances, or for other reasons. As a result, if our current cash runway is insufficient for us to be able to achieve or maintain positive cash flow, we will be required to seek additional equity or debt financing. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us, or at all. If we are unable to raise additional capital when desired, our business, results of operations, and financial condition would be adversely affected. These matters raise substantial doubt about the ability of the Company to continue in existence as a going concern within one year after the date the financial statements are issued.

Our Revenue Model

We operate a carsharing marketplace and generate revenue from fees charged to guests as well as subscriptions charged to hosts. A significant majority of our revenue in any period depends on a large number of Powerhosts, which we define as any host with three or more active cars in our marketplace. Getaround prices trips dynamically on the platform, leveraging our extensive data from the hundreds of millions of miles driven on our platform to intelligently price the risks of the trip, the market and the guest.

Our pricing system is designed to optimize each individual transaction value by balancing supply and demand information and utilizing dynamic pricing features that depend on multiple transaction attributes, such as trip length and location. The use of dynamic pricing features varies across geographies, as slightly different strategies are appropriate for different regions. In some geographies, all pricing is dynamically priced on a per trip basis, and varies by time of day, day of week, vehicle details, geography, historical demand and supply levels, among other factors. Hosts control the pricing of this model by setting a minimum daily rate for their vehicle, as well as other inputs such as the minimum trip duration. In other geographies, hosts have the option of using our pricing system to dynamically set prices on their vehicle, or to more specifically control prices directly on a per-day basis. If they choose to set per-day prices themselves, the system still provides personalized suggestions for pricing, based on a similar set of attributes and historical data as our fully dynamic model would do. Through these processes both the fee we charge the guest for usage of the vehicle subject to a booking, or the “Trip Price,” and in certain related fees, or “Trip-related Fees,” charged to the guest are capable of being set dynamically. Our pricing system also allows hosts in any geography to significantly increase their revenue yield by varying the Trip Price according to local supply and demand dynamics while Trip-related Fees, such as the booking fee and optional protection plans, are controlled by our pricing system based on a model that determines the risk profile of a trip, according to a number of risk factors such as lead time, trip duration, and an array of other factors. In some cases, prices for Trip-related Fees are set to offset the expected increased cost to the platform from riskier trips. Additionally, our dynamic pricing may improve revenue yield by incentivizing guests to book longer trips, thereby increasing the average order value and associated service revenue and host earnings.

The subscriptions that we charge to hosts vary by geography and typically include a Connect Subscription to access our connected car technology and may also include a Parking Subscription. Fees charged to hosts are independent of booking activity.

The revenue-generating components of a booked trip within our two-sided marketplace include:

•
Guests. For each trip on our platform, the amount we charge the guest consists of the Trip Price plus Trip-related Fees. The Trip Price and certain Trip-related Fees, such as a booking fee, are determined algorithmically at the time of booking while other fees may be charged during or after the trip, such as a toll fee or a late-return fee. The guest may also be charged various taxes, as applicable by geography, which we record as a pass-through and are excluded from Net Marketplace Value.
•
Hosts. For each trip on our platform, we charge a commission to the host based on a percentage of the Trip Price. The average commission on our platform is approximately 40% and the host retains the remaining 60%. A typical trip on our platform may also incur reimbursements back to the host for incidental charges such as low fuel or excess mileage. Third-party liability insurance for the host is included with every trip, provided that we do not provide insurance covering hosts and their vehicles, guests, or third parties where the host is a commercial entity and declines coverage under our policies.

Accordingly, under our model, our revenue consists of the commission that we charge to the host and 100% of the Trip-related Fees, which are net of reimbursements that may have been passed through to the host.

The table below shows the components of an illustrative booked trip, which is typically less than one day. Gross Booking Value and Net Marketplace Value in the table below exclude subscriptions charged to hosts and also exclude reductions in revenue resulting from incentive and refund payments made to hosts and guests. See the sections titled “— Key Business Metrics” and “— Non-GAAP Financial Measures” below for more information on the calculation of these metrics. For illustration purposes, we included a common reimbursement line item for incidental charges and an example of a local sales tax (which we collect and remit to local authorities in certain jurisdictions).

Illustrative Trip Example

Guest
Trip Price (dynamic)	$100.00
Plus: Trip-related Fees (including risk-based fees)	25.00
Plus: Host reimbursements	5.00
Plus: Taxes (as applicable, pass-through)	7.50
Total (Gross Booking Value)	$137.50

Host
Trip Price (dynamic)	$100.00
Plus: Host reimbursements	5.00
Less: Commission paid to Getaround	(40.00)
Total	$65.00

Getaround
Commission paid to Getaround	$40.00
Plus: Trip-related Fees (including risk-based fees)	25.00
Total (Net Marketplace Value)	$65.00

Components of Results of Operations

Total Revenues

We have three revenue streams: Carsharing Revenue, Connect Subscription Revenue, Parking Revenue, and Other Revenue.

We generate substantially all of our revenue from our peer-to-peer carsharing marketplace platform that connects hosts and guests. We refer to that revenue stream as “Carsharing Revenue.” Carsharing Revenue is derived from trip reservation and other trip fees collected from guests who book and rent vehicles from the hosts through our platform at a mutually agreed upon rate. Within Europe, we are an intermediary of a sale of third-party vehicle insurance coverage to the guests during the booking process. We charge a nominal amount in exchange for being the intermediary in the sales transaction. Carsharing Revenue is presented net of payments due to hosts given that we act as an intermediary in the arrangement between the host and the guest.

We generate additional revenue from hosts’ subscriptions for the use of IoT hardware devices installed in certain cars, including the Getaround Connect IoT device. We refer to that revenue stream as “Connect Subscription Revenue”.

Carsharing Revenue and Connect Subscription Revenue are presented on a combined basis as “Service revenue” in our consolidated financial statements. Carsharing revenue represents substantially all of our Service Revenue as Connect Subscription Revenue has not been material in the periods presented.

The principal drivers of fluctuations in our Service revenue from period to period are our directed revenue management efforts, such as deliberate changes in pricing and availability optimization, and to a lesser extent, changes in the relative mix of cars on our marketplace, the relative mix of customer-specific use cases at a point in time (e.g., vacation travels and local trips), the scale of different cities across North America and Europe, foreign currency exchange rates, and the local pricing optimizations performed on a per-car and per-trip basis by our dynamic pricing system.

We also generate revenue by subleasing, on a monthly basis, dedicated parking spaces to our hosts. We refer to that revenue stream as “Parking revenue” and present it as “Lease revenue” in our consolidated financial statements.

Our Total Revenues are presented net of incentives and refunds. Please refer to Note 2 – Summary of Significant Accounting Policies to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”), for additional details on our revenue recognition policy.

Costs and Expenses

Cost of Revenue (exclusive of depreciation and amortization)

Cost of Revenue includes payment-processing fees, server hosting charges, and chargebacks associated with operating our platform. Cost of Revenue (exclusive of amortization and depreciation) captures the costs directly related to and necessary for realization of transactions between the hosts and the guests through the Company’s marketplace platform, other than the amortization of its platform technology. Cost of Revenue does not include depreciation and amortization. Cost of Revenue (exclusive of depreciation and amortization) may vary as a percentage of Total Revenues from year to year depending on booking activity on our marketplace.

Sales and Marketing

Sales and marketing expenses consist primarily of online digital advertising, brand advertising, out of home and outdoor advertising, market research, agency costs, trade shows and other events, public relations, and compensation and related personnel costs of our salesforce and marketing teams. We expect that our sales and marketing expenses will vary from period to period as a percentage of net revenue for the foreseeable future.

Operations and Support

Operations and support expense primarily consists of trip support costs, compensation and related expenses of operations personnel, driver’s license and identity checks, parking space lease expense, onboarding expenses and other operating costs. Trip support costs consist of auto insurance, insurance claims support and customer relations costs.

We expect that our operations and support costs will continue to increase for the foreseeable future to the extent that we continue to see growth in our key business metrics. Operations and support expenses may vary as a percentage of Total Revenues from year to year.

Technology and Product Development

Technology and product development expenses consist primarily of prototypes, product testing and testing equipment, and compensation and related personnel costs associated with the development, testing and maintenance of our software, hardware, and user experience. We expect that our technology and product development expenses vary from period to period as a percentage of Total Revenues for the foreseeable future.

General and Administrative

General and administrative expenses consist primarily of office space and facilities, non-auto insurance, professional services, business tools and subscriptions, bad debt and compensation and related personnel costs of our administrative teams. We expect that our general and administrative expenses will vary as a percentage of Total Revenues from period to period over the short term and decrease as a percentage of Total Revenues over the long term.

Depreciation and Amortization

Depreciation and amortization expenses consist of the associated depreciation and amortization of computer equipment, vehicle equipment, office furniture and equipment, leasehold improvements, and intangibles and the impairment of long-lived assets. We expect that our depreciation and amortization expenses will vary as a percentage of Total Revenues from period to period over the short term and decrease as a percentage of Total Revenues over the long term.

Convertible Promissory Note and Note Payable Fair Value Adjustment

Certain debt instruments issued by Getaround are carried at fair value on our balance sheet. Changes in fair value of those instruments are captured in our results of operation. Convertible promissory note fair value adjustment consists of unrealized gains and losses as a result of marking our convertible promissory notes to fair market value at the end of each reporting period. We will continue to recognize changes in the fair value of such instruments until each respective instrument is exercised, repaid, or qualifies for equity classification. For additional information on securities carried at fair value and fair value measurement please refer to Note 4 - Fair Value Measurement to our consolidated financial statements included herein.

Warrant Liability Fair Value Adjustment

Certain warrants issued by Getaround are deemed to be a liability for accounting purposes and are therefore carried at fair value on our balance sheet. Changes in the fair value of those liabilities are captured in our results of operations. Warrant liability fair value adjustment consists of unrealized gains and losses as a result of marking our liability classified warrants to fair market value at the end of each reporting period. We will continue to recognize changes in the fair value of such warrants until each respective warrant is exercised, expired, or qualifies for equity classification. For additional information on securities carried at fair value and fair value measurement please refer to Note 4 – Fair Value Measurement to our consolidated financial statements included herein.

Interest Expense, Net

Interest expense is associated with our outstanding debt, including amortization of debt discounts and issuance costs.

Other Income (Expense), Net

Other income (expense), net consists of various, individually immaterial items that are not directly related to operations of Getaround.

Income Tax Benefit

Income tax benefit consists primarily of income taxes in certain foreign and state jurisdictions in which we conduct business. We maintain a full valuation allowance against our U.S. deferred tax assets because we have concluded that it is more likely than not that the deferred tax assets will not be realized.

Results of Operations

Comparison of the three months ended September 30, 2024 and 2023

The results of operations presented below should be reviewed in conjunction with the unaudited interim consolidated financial statements and related notes included elsewhere in this Quarterly Report on Form 10-Q.

The following table summarizes our consolidated statements of operations and comprehensive loss for each of the periods presented:

	Three Months Ended September 30,
(In thousands)	2024	2023
Service revenue	$22,122	$23,387
Lease revenue	265	412
Total Revenues	$22,387	$23,799
Costs and Expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below):
Service	$1,719	$1,920
Lease	9	32
Sales and marketing	5,197	4,118
Operations and support	15,255	16,874
Technology and product development	3,686	4,156
General and administrative	11,103	11,662
Depreciation and amortization	1,911	4,135
Total Operating Expenses	$38,880	$42,897
Loss from Operations	$(16,493)	$(19,098)
Other Income (Expense)
Convertible promissory note and note payable fair value adjustment	708	(8,686)
Warrant liability fair value adjustment	14	36
Interest income (expense), net	(30)	222
Other income (expense), net	284	(64)
Total Other Income (Expense)	$976	$(8,492)
Loss, before benefit for income taxes	(15,517)	(27,590)
Income Tax Benefit	7	(244)
Net Loss	$(15,524)	$(27,346)
Change in fair value of the convertible instrument liability	8,542	15,628
Foreign Currency Translation (Loss) Gain	3,841	(2,111)
Comprehensive Loss	$(3,141)	$(13,829)

The following table sets forth the components of our consolidated statements of operations and comprehensive loss for each of the periods presented as a percentage of Total Revenues:

	Three Months Ended September 30,
	2024	2023
Service revenue	99%	98%
Lease revenue	1%	2%
Total Revenue	100%	100%
Costs and Expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below):
Service	8%	8%
Lease	—%	—%
Sales and marketing	23%	17%
Operations and support	68%	71%
Technology and product development	16%	17%
General and administrative	50%	49%
Depreciation and amortization	9%	17%
Total Operating Expenses	174%	180%
Loss from Operations	(74)%	(80)%
Other Income (Expense)
Convertible promissory note and note payable fair value adjustment	3%	(36)%
Warrant liability fair value adjustment	—%	—%
Interest income (expense), net	—%	1%
Other income, net	1%	—%
Total Other Income (Expense)	4%	(36)%
Loss, before benefit for income taxes	(69)%	(116)%
Income Tax Expense (Benefit)	0%	(1)%
Net Loss	(69)%	(115)%
Change in fair value of the convertible instrument liability	38%	66%
Foreign Currency Translation (Loss) Gain	17%	(9)%
Comprehensive Loss	(14)%	(58)%

Total Revenues

	Three Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Service revenue	$22,122	$23,387	$(1,265)	(5)%
Lease revenue	265	412	(147)	(36)%
Total revenue	$22,387	$23,799	$(1,412)	(6)%

For the three months ended September 30, 2024, the Company’s total revenues decreased by $1.4 million compared to the same period last year. Service revenue decreased by $1.3 million driven primarily by the April 1, 2024 suspension of operations in New York State, as well as what the Company believes to be a short-term impact of lower revenue from U.S. carsharing operations driven by the launch of the next generation of our Getaround TrustScore, which disincentivizes higher risk customers from booking trips on our marketplace. Lease revenue decreased by a total of $0.1 million, or 36%, primarily due to the suspension of operations in New York State which decreased the overall number of parking spaces generating Lease revenue.

Cost of Revenue (exclusive of depreciation and amortization)

	Three Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Service	$1,719	$1,920	$(201)	(10)%
Lease	9	32	(23)	(72)%
Total cost of revenue	$1,728	$1,952	$(224)	(11)%
Percentage of total revenues	8%	8%

Total cost of revenue (exclusive of depreciation and amortization) decreased $0.2 million, or 10%, for the three months ended September 30, 2024, as compared to the same period in 2023. Cost of revenue varies with both the price and number of the transactions, which impact transaction processing fees, as well as with overall platform traffic, including research and development activities, on our platform that impacts the hosting charges.

Sales and Marketing

	Three Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Sales and marketing	$5,197	$4,118	$1,079	26%
Percentage of total revenues	23%	17%

Sales and marketing expense increased $1.1 million, or 26% for the three months ended September 30, 2024, as compared to the three months ended September 30, 2023 consistent with our planned marketing spend.

Operations and Support

	Three Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Operations and support	$15,255	$16,874	$(1,619)	(10)%
Percentage of total revenues	68%	71%

Operations and support expenses decreased $1.6 million, or 10%, for the three months ended September 30, 2024, as compared to the three months ended September 30, 2023. The decrease was primarily attributable to a $1.1 million decrease in compensation expense and a $0.3 million net decrease in tolls, roadside assistance and fuel expenses, as well as other reductions as a result of improvement in operations and support costs driven by Getaround TrustScore.

Technology and Product Development

	Three Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Technology and product development	$3,686	$4,156	$(470)	(11)%
Percentage of total revenues	16%	17%

Technology and product development expenses decreased $0.5 million during the three months ended September 30, 2024, as compared to the three months ended September 30, 2023 largely due to a decrease in compensation expense.

General and Administrative

	Three Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
General and administrative	$11,103	$11,662	$(559)	(5)%
Percentage of total revenues	50%	49%

General and administrative expenses decreased $0.6 million, or 5%, for the three months ended September 30, 2024, as compared to the three months ended September 30, 2023. The decrease was largely attributable to a $0.8 million decrease in office rent expense due to the Green St. Lease termination in June of 2024, a $0.7 million decrease in bad debt expense driven in part by our risk and pricing strategy improvements through deployment of the Getaround TrustScore, and a $0.5 million decrease in legal services. These decreases are part of cost management efforts, and were partially offset by a $1.3 million net increase in compensation expense, primarily due to an increase in stock-based compensation.

Depreciation and Amortization

	Three Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Depreciation and amortization	$1,911	$4,135	$(2,224)	(54)%
Percentage of total revenues	9%	17%

Depreciation and amortization expense decreased by $2.2 million, or 54%, for the three months ended September 30, 2024, as compared to the three months ended September 30, 2023. The decrease is primarily attributable to certain intangible assets being fully amortized in April 2024 as well as the disposal of certain fixed assets as a result of the Green St. Lease termination during the second quarter of 2024, resulting in less depreciation expense recorded for the third quarter of 2024. These decreases were partially offset by the increase in amortization expense related to newly developed technology placed in service in April 2024.

Convertible Promissory Note and Note Payable Fair Value Adjustment

	Three Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Convertible promissory note and note payable fair value adjustment	$708	$(8,686)	$9,394	(108)%
Percentage of total revenues	3%	(36)%

Our convertible debt and certain notes payable are carried at fair value on our balance sheet, which, at times, subjects such debt to significant fair value fluctuations. The convertible promissory note and note payable fair value adjustment changed by $9.4 million, or 108%, for the three months ended September 30, 2024, as compared to the three months ended September 30, 2023, following the change in the fair value of the outstanding convertible promissory notes and securities. Please refer to Note 4 - Fair Value Measurements to our consolidated financial statements included elsewhere in this document for additional details on fair valuation of underlying securities.

Warrant Liability Fair Value Adjustment

	Three Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Warrant liability fair value adjustment	$14	$36	$(22)	(61)%
Percentage of total revenues	0%	0%

Warrant liability fair value adjustment changed by $22,000, or 61%, for the three months ended September 30, 2024, as compared to the three months ended September 30, 2023. The fair value of the warrant liability fluctuates with the changes in the fair value of the underlying securities. Please refer to Note 4 – Fair Value Measurements to our consolidated financial statements included in this document for additional details on fair valuation of underlying warrants.

Interest Income (Expense), Net

	Three Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Interest income (expense), net	$(30)	$222	$(252)	(114)%
Percentage of total revenues	(0)%	1%

Interest income (expense), net, changed by $0.3 million, or 114%, for the three months ended September 30, 2024, as compared to net interest income of $0.2 million for the three months ended September 30, 2023. The change was primarily due to a $0.3 million gain on extinguishment of debt recorded in the third quarter of 2023, with no similar item occurring in the current period.

Other Income (Expense), Net

	Three Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Other income (expense), net	$284	$(64)	$348	(544)%
Percentage of total revenues	1%	(0)%

Other income was $0.2 million for the three months ended September 30, 2024, as compared to Other expense of $0.1 million for the same period in 2023. This change was primarily a result of settlements reached with various vendors during the third quarter of 2024.

Income Tax Expense (Benefit)

	Three Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Income tax expense (benefit)	$7	$(244)	$251	(103)%
Percentage of total revenues	0%	(1)%

For the three months ended September 30, 2024, income tax expense was $7,000 as compared to an income tax benefit of $0.2 million for the same period in 2023. Changes in our income tax expense (benefit) are primarily attributable to our international operations.

Segment and Geographical Results of Operations

We view and operate our business as one operating segment. Refer to Note 17 — Segment and Geographical Area Information to our consolidated financial statements included herein for additional details on this determination.

Key Business Metrics

We use the following key business metric to measure our performance, identify trends relevant to our business, formulate financial projections and operating plans, and make strategic decisions. As a marketplace platform we have one main key business metric: Trips.

Trips

Trips are a measure of unit transactions in our marketplace, one of the key variables impacting our service revenue. Trips represent the number of non-cancelled unique bookings that ended during the period, net of trips contributing to lease revenue. A Trip represents a single unit of transaction on our platform. We expect the number of Trips to grow as we attract prospective guests to the platform and as already existing cohorts of guests increase their activity on our platform.

	Three Months Ended September 30,
(In thousands)	2024	2023
Trips	243	271

For the three months ended September 30, 2024, we facilitated 243 thousand Trips, a decrease of 28 thousand or 10% from the 271 thousand Trips during the same period in the year prior. The overall decrease in Trips is largely attributable to the suspension of operations in New York State.

Non-GAAP Financial Measures

We use Gross Booking Value, Net Marketplace Value, Trip Contribution Profit, Trip Contribution Margin and Adjusted EBITDA, each of which are non-GAAP financial measures, in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with the Getaround Board concerning our financial performance. Our definitions of these non-GAAP financial measures may differ from definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar financial measures. Furthermore, these financial measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. Additionally, a limitation of NMV is that it is a measure that we have defined for internal purposes that may be unique to us, and therefore may not enhance the comparability of our results to other companies in our industry that have similar arrangements but present the impact of fees and commissions differently. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for, or in isolation from, financial measures prepared in accordance with GAAP.

We compensate for these limitations by providing a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view the non-GAAP financial measures in conjunction with their most directly comparable GAAP financial measures.

Gross Booking Value

Gross Booking Value (“GBV”) represents the dollar value of all service transactions on our platform during a period, charged to both guests and hosts, net of cancellations. This includes charges for transactions resulting from all revenue generating activities, inclusive of all pass-through fees and taxes, net of lease revenue. As such, we consider GBV to be a key indicator of our market scale. Growth of GBV reflects our ability to attract and retain guests and hosts on our platform.

The following tables present a reconciliation of Gross Booking Value from the most comparable GAAP measure, Service Revenues, for the periods presented:

	Three Months Ended September 30,
(In thousands)	2024	2023
Service Revenues	$22,122	$23,387
Plus: Host reimbursements	42,875	45,149
Plus: Pass-through fees	67	$700
Gross Booking Value	$65,064	$69,236

For the three months ended September 30, 2024, GBV amounted to $65.1 million, a decrease of $4.2 million, or 6%, from the same period in the year prior, primarily attributable to the suspension of operations in New York State, as well as the temporary reduction in revenue driven by the launch of our Getaround TrustScore, as discussed under the Total Revenues paragraph herein.

Net Marketplace Value

Net Marketplace Value (“NMV”) represents the dollar value of all transactions on our platform contributing to service revenue during a period, charged to both guests and hosts, net of cancellations, hosts’ earnings, incentives, and pass-throughs. NMV does not represent revenue earned by us and is not a substitute for service revenue, which consists of carsharing revenue and Connect subscription revenue recorded in accordance with GAAP. We believe that NMV is a meaningful measure of our operating performance because our ability to generate increases in NMV is strongly correlated to our ability to generate increases in total revenue. Management uses NMV as supplemental information to evaluate the global dollar value of transactions on our platform contributing to service revenue, understand our business and make operating decisions because service revenue by itself is not comparable across geographies due to the accounting treatment and contractual differences in trip insurance related charges to guests. While revenue generated in the United States includes amounts of insurance billed to the guest and recognized as Service Revenue under GAAP, revenue generated in the rest of the world excludes such amounts where guests contract directly with our insurance partners via our marketplace.

The following tables present a reconciliation of NMV from the most comparable GAAP measure, Service Revenues, for the periods presented:

	Three Months Ended September 30,
(In thousands)	2024	2023
Service Revenues	$22,122	$23,387
Plus: EU insurance share(1)	7,646	7,367
Net Marketplace Value	$29,768	$30,754
(1)
Represents the amount of insurance fees charged through the Getaround platform in Europe that are not recognized as revenue.

For three months ended September 30, 2024, NMV amounted to $29.8 million, a decrease of $1.0 million, or 3%, from the $30.8 million for the year prior. The change was primarily driven by the suspension of operations in New York State, partially offset by a $0.3 million increase in the sale of European insurance.

Contribution Profit and Contribution Margin

Contribution Profit is defined as our Net revenue adjusted for variable operating expenses, which consist of cost of revenue, trip support costs, bad debt expense, and other operations and support costs. We define Contribution margin as Contribution profit divided by Net revenue recognized during the period presented. We believe these measures are leading indicators of our ability to achieve profitability and sustain or increase it over time.

The following tables present a reconciliation of Contribution Profit from the most comparable GAAP measure, Net revenue, for the periods presented:

	Three Months Ended September 30,
(In thousands, except percentages)	2024	2023
Net revenue	$22,397	$23,804
Variable operating expenses	(15,110)	(16,434)
Contribution profit	$7,287	$7,370

Contribution margin	33%	31%

For the three months ended September 30, 2024, Contribution profit slightly decreased by $0.1 million, a decrease of 1%, from the prior year. Lower net revenue was mostly offset by a decrease in variable operating expenses due to lower bad debt expense as compared to the third quarter of 2023.

Trip Contribution Profit and Trip Contribution Margin

Trip Contribution Profit is defined as our gross profit from Service revenue adjusted for: (i) cost of Service revenue, amortization and depreciation; and (ii) trip support costs, which consist of auto insurance expenses, claims support and customer relations costs. We define Trip Contribution Margin as Trip Contribution Profit divided by Service revenue recognized during the period presented. We believe these measures are leading indicators of our ability to achieve profitability and sustain or increase it over time. Trip Contribution Profit and Trip Contribution Margin are measures we use to understand and evaluate our operating performance and trends. Trip Contribution Profit and Trip Contribution Margin have generally increased over the periods as Service revenue increased while costs considered in the calculation of Trip Contribution Profit decreased as a percentage of Total Revenues.

The following tables present a reconciliation of Trip Contribution Profit from the most comparable GAAP measure, gross profit from Service revenue, for the periods presented:

	Three Months Ended September 30,
(In thousands, except percentages)	2024	2023
Gross profit from Service revenue	$19,962	$20,422
Gross margin from Service revenue	90%	87%

Plus: Cost of Service revenue, amortization and depreciation	451	1,045
Less: Trip support costs	(9,685)	(9,397)

Trip Contribution Profit	10,728	12,070
Trip Contribution Margin	48%	52%

Our gross profit from Service revenue is calculated as follows:

	Three Months Ended September 30,
(In thousands, except percentages)	2024	2023
Service revenue	$22,122	$23,387
Less: Cost of Service revenue, net of amortization and depreciation	(1,709)	(1,920)
Less: Cost of Service revenue, amortization and depreciation	(451)	(1,045)

Gross profit from Service revenue	$19,962	$20,422
Gross margin from Service revenue	90%	87%

For the three months ended September 30, 2024, Trip contribution profit amounted to $10.7 million, a decrease of $1.3 million, or 11%, from the year prior. The change is primarily attributable to a $0.5 million net decrease in gross profit from Service revenue, a $0.6 million decrease in Cost of Service revenue and an increase in Trip support costs of $0.3 million related to claims expense.

For the three months ended September 30, 2024, our Trip Contribution Margin was 48%, a decrease from our Trip Contribution Margin of 52% in the same period of the year prior. The reduction in our Trip Contribution Margin is largely attributable to an increase in Trip support costs and a decrease in Cost of Service revenue discussed above.

Adjusted EBITDA

We define Adjusted EBITDA as net income adjusted for: (i) fair value adjustment of instruments carried at fair value; (ii) interest income (expense) and other income (expense); (iii) income tax provision; (iv) depreciation and amortization; (v) stock-based compensation expense; (vi) contingent compensation; and (vii) certain expenses determined to be incurred outside of the regular course of business which includes: one-time expenses related to the shutdown of the Green St. Office, legal fees to raise capital, costs related to certain legal matters, settlements and business combination-related legal fees, initial implementation projects, and transaction costs associated with proposed business combinations that are not subject to deferral. Adjusted EBITDA is a key performance measure that we use to assess operating performance and operating leverage of our business. As Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. Accordingly, we believe that Adjusted EBITDA is useful to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. The items excluded from our Adjusted EBITDA calculation are either non-cash in nature, or not driven by core results of recurring operations and therefore not predictable or recurring, rendering comparisons with prior periods and competitors less meaningful.

The following tables present a reconciliation of Adjusted EBITDA from the most comparable GAAP measure, Net Loss, for the periods presented:

	Three Months Ended September 30,
(In thousands)	2024	2023
Net Loss	$(15,524)	$(27,346)
Plus: warrant liability, convertible promissory note and note payable fair value adjustment	(722)	8,650
Plus: interest and other income (expense), net	(254)	(158)
Minus: income tax provision	7	(244)
Plus: depreciation and amortization	1,911	4,135
Plus: stock-based compensation	3,605	3,548
Plus: expense not incurred in the regular course of business	1,725	138
Adjusted EBITDA	(9,252)	(11,277)

For the three months ended September 30, 2024, Adjusted EBITDA was a loss of $9.3 million, a $2.0 million, or 18% favorable change from the loss of $11.3 million from the same period in the year prior, driven primarily by an overall reduction in compensation expense as part of the Company's cost management efforts, as well as bad debt expense.

Comparison of the nine months ended September 30, 2024 and 2023

The results of operations presented below should be reviewed in conjunction with the unaudited interim consolidated financial statements and related notes included elsewhere in this Quarterly Report on Form 10-Q.

The following table summarizes our consolidated statements of operations and comprehensive loss for each of the periods presented:

	Nine Months Ended September 30,
(In thousands)	2024	2023
Service revenue	$57,235	$52,810
Lease revenue	892	1,129
Total Revenues	$58,127	$53,939
Costs and Expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below):
Service	$5,295	$4,995
Lease	63	107
Sales and marketing	14,165	15,486
Operations and support	42,545	45,000
Technology and product development	12,097	12,286
General and administrative	38,553	40,224
Depreciation and amortization	8,556	9,914
Total Operating Expenses	$121,274	$128,012
Loss from Operations	$(63,147)	$(74,073)
Other Income (Expense)
Convertible promissory note and note payable fair value adjustment	(5,314)	(8,010)
Warrant liability fair value adjustment	5	209
Interest income (expense), net	(180)	506
Other income, net	10,168	331
Total Other Income (Expense)	$4,679	$(6,964)
Loss, before benefit for income taxes	(58,468)	(81,037)
Income Tax Expense (Benefit)	46	(623)
Net Loss	$(58,514)	$(80,414)
Change in fair value of the convertible instrument liability	9,703	15,628
Foreign Currency Translation (Loss) Gain	1,223	(1,876)
Comprehensive Loss	$(47,588)	$(66,662)

The following table sets forth the components of our consolidated statements of operations and comprehensive loss for each of the periods presented as a percentage of Total Revenues:

	Nine Months Ended September 30,
	2024	2023
Service revenue	98%	98%
Lease revenue	2%	2%
Total Revenue	100%	100%
Costs and Expenses
Cost of revenue (exclusive of depreciation and amortization shown separately below):
Service	9%	9%
Lease	—%	—%
Sales and marketing	24%	29%
Operations and support	73%	83%
Technology and product development	21%	23%
General and administrative	66%	75%
Depreciation and amortization	15%	18%
Total Operating Expenses	209%	237%
Loss from Operations	(109)%	(137)%
Other Income (Expense)
Convertible promissory note and note payable fair value adjustment	(9)%	(14)%
Warrant liability fair value adjustment	—%	—%
Interest income (expense), net	—%	1%
Other income, net	17%	1%
Total Other Income (Expense)	8%	(12)%
Loss, before benefit for income taxes	(101)%	(150)%
Income Tax Expense (Benefit)	0%	(1)%
Net Loss	(101)%	(149)%
Change in fair value of the convertible instrument liability	17%	29%
Foreign Currency Translation (Loss) Gain	2%	(3)%
Comprehensive Loss	(82)%	(124)%

Total Revenues

	Nine Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Service revenue	$57,235	$52,810	$4,425	8%
Lease revenue	892	1,129	(237)	(21)%
Total revenue	$58,127	$53,939	$4,188	8%

For the nine months ended September 30, 2024, the Company’s total revenues increased by $4.2 million, or 8%, compared to the prior year.

Service revenue increased by $4.4 million, or 8%, driven primarily by incremental Service revenue of $8.7 million arising from the 2023 Business Combination, partially offset by the impact from the suspension of operations in New York State, as well as lower revenue from U.S. carsharing operations driven by the launch of our Getaround TrustScore, as previously discussed.

Lease revenue decreased by a total of $0.2 million, or 21%, primarily due to the suspension of operations in New York State which decreased the overall number of parking spaces generating Lease revenue.

Cost of Revenue (exclusive of depreciation and amortization)

	Nine Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Service	$5,295	$4,995	$300	6%
Lease	63	107	(44)	(41)%
Total cost of revenue	$5,358	$5,102	$256	5%
Percentage of total revenues	9%	9%

Total cost of revenue (exclusive of depreciation and amortization) increased $0.3 million, or 5%, for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023. Cost of revenue varies with both the price and number of the transactions, which impact transaction processing fees, as well as with overall traffic, including research and development activities, on our platform that impacts the hosting charges. The overall increase is largely attributable to the full nine months of cost of revenue generated in 2024 from the 2023 Business Combination.

Sales and Marketing

	Nine Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Sales and marketing	$14,165	$15,486	$(1,321)	(9)%
Percentage of total revenues	24%	29%

Sales and marketing expense decreased $1.3 million, or 9% for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023. The decrease was primarily attributable to a decrease of $1.0 million in advertising and related expenses, as well as a $0.4 million decrease in compensation expense pursuant to our cost control oriented operating strategy.

Operations and Support

	Nine Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Operations and support	$42,545	$45,000	$(2,455)	(5)%
Percentage of total revenues	73%	83%

Operations and support expenses decreased $2.5 million, or 5%, for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023. The decrease was primarily attributable to a $2.7 million decrease in compensation expense and a $1.4 million decrease in fuel, towing and roadside assistance expenses, as well as other reductions as a result of improvement in operations and support costs driven by Getaround TrustScore. The overall decrease was partially offset by a $1.6 million net increase in insurance and claims-related expenses.

Technology and Product Development

	Nine Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Technology and product development	$12,097	$12,286	$(189)	(2)%
Percentage of total revenues	21%	23%

Technology and product development costs decreased $0.2 million, or 2%, for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023. The decrease was primarily driven by a $0.5 million decrease in temporary shift work and product testing expenses, partially offset by a $0.3 million increase in compensation expense.

General and Administrative

	Nine Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
General and administrative	$38,553	$40,224	$(1,671)	(4)%
Percentage of total revenues	66%	75%

General and administrative expenses decreased $1.7 million, or 4%, for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023. The decrease was largely attributable to a $1.9 million decrease in bad debt largely driven by our risk and pricing strategy improvements through deployment of the Getaround TrustScore, a $1.7 million combined reduction in office rent and insurance expenses, and a $1.3 million decrease in non-legal professional services. These decreases were partially offset in part by a $3.0 million net increase in compensation expense, primarily due to an increase in severance expense, and a net increase of $0.4 million in legal services. Legal service costs may fluctuate from period to period.

Depreciation and Amortization

	Nine Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Depreciation and amortization	$8,556	$9,914	$(1,358)	(14)%
Percentage of total revenues	15%	18%

Depreciation and amortization expense decreased by $1.4 million, or 14%, for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023. The decrease is primarily due to certain intangible assets being fully amortized during 2024, as well as the write-off of certain fixed assets as a result of the Green St. Lease termination.

Convertible Promissory Note and Note Payable Fair Value Adjustment

	Nine Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Convertible promissory note and note payable fair value adjustment	$(5,314)	$(8,010)	$2,696	(34)%
Percentage of total revenues	(9)%	(14)%

Our convertible debt and certain notes payable are carried at fair value on our balance sheet, which, at times, subjects such debt to significant fair value fluctuations. The convertible promissory note and note payable fair value adjustment changed by $2.7 million, or 34%, for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023, following the change in the fair value of the outstanding convertible promissory notes and securities. Please refer to Note 4 - Fair Value Measurements to our consolidated financial statement included elsewhere in this document for additional details on fair valuation of underlying securities.

Warrant Liability Fair Value Adjustment

	Nine Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Warrant liability fair value adjustment	$5	$209	$(204)	(98)%
Percentage of total revenues	0%	0%

Warrant liability fair value adjustment changed by $0.2 million, or 98%, for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023. The fair value of the warrant liability fluctuates with the changes in the fair value of the underlying securities. Please refer to Note 4 – Fair Value Measurements to our consolidated financial statement included in this document for additional details on fair valuation of underlying warrants.

Interest Income (Expense), Net

	Nine Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Interest income (expense), net	$(180)	$506	$(686)	(136)%
Percentage of total revenues	(0)%	1%

Interest income (expense), net, changed by $0.7 million, or 136%, for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023. The change was primarily driven by a decrease in the balance of our interest yielding cash savings account as well as a $0.2 million increase in interest expense. There was also a $0.3 million gain on extinguishment of debt recorded in the third quarter of 2023, with no similar item occurring in 2024.

Other Income, Net

	Nine Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Other income, net	$10,168	$331	$9,837	2972%
Percentage of total revenues	17%	1%

Other income, net changed by $9.8 million, or 2972%, for the nine months ended September 30, 2024, as compared to the nine months ended September 30, 2023. The change was primarily a result of a $10.8 million gain from the Broadspire settlement as discussed in the "Recent Developments" section herein. The $15 million settlement payment, less fees for legal services paid to the legal counsel to the Company, and other legal costs, resulted in a net cash payment to us in the amount of $10.3 million and recognition of other income in the amount of $10.8 million. Additionally, there was a $1.5 million gain from settlements with various vendors as well as a $0.5 million gain from the settlement with iHeartMedia. This change is partially offset by the $2.9 million loss from the Green St. Lease termination. Please refer to Note 11 - Leases to our consolidated financial statement included in this document for additional details.

Income Tax Expense (Benefit)

	Nine Months Ended September 30,		Change
(In thousands, except percentages)	2024	2023	$	%
Income tax expense (benefit)	$46	$(623)	$669	(107)%
Percentage of total revenues	0%	(1)%

For the nine months ended September 30, 2024, we had income tax expense of $46.0 thousand, as compared to an income tax benefit of $0.6 million for the nine months ended September 30, 2023. Any changes in our income tax benefit are primarily attributable to our international operations.

Segment and Geographical Results of Operations

We view and operate our business as one operating segment. Refer to Note 17 — Segment and Geographical Area Information to our consolidated financial statements included herein for additional details on this determination.

Key Business Metrics

We use the following key business metric to measure our performance, identify trends relevant to our business, formulate financial projections and operating plans, and make strategic decisions. As a marketplace platform we have one main key business metric: Trips.

Trips

Trips are a measure of unit transactions in our marketplace, one of the key variables impacting our service revenue. Trips represent the number of non-cancelled unique bookings that ended during the period, net of trips contributing to lease revenue. A Trip represents a single unit of transaction on our platform. We expect the number of Trips to grow as we attract prospective guests to the platform and as already existing cohorts of guests increase their activity on our platform.

	Nine Months Ended September 30,
(In thousands)	2024	2023
Trips	680	724

For the nine months ended September 30, 2024, we facilitated 680 thousand Trips, a decrease of 44 thousand or 6% from the 724 thousand Trips during the same period in the year prior. The overall decrease in Trips is largely attributable to the suspension of operations in New York State.

Non-GAAP Financial Measures

We use Gross Booking Value, Net Marketplace Value, Trip Contribution Profit, Trip Contribution Margin and Adjusted EBITDA, each of which are non-GAAP financial measures, in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies, and to communicate with the Getaround Board concerning our financial performance. Our definitions of these non-GAAP financial measures may differ from definitions used by other companies and therefore comparability may be limited. In addition, other companies may not publish these or similar financial measures. Furthermore, these financial measures have certain limitations in that they do not include the impact of certain expenses that are reflected in our consolidated statements of operations that are necessary to run our business. Additionally, a limitation of NMV is that it is a measure that we have defined for internal purposes that may be unique to us, and therefore may not enhance the comparability of our results to other companies in our industry that have similar arrangements but present the impact of fees and commissions differently. Thus, these non-GAAP financial measures should be considered in addition to, and not as a substitute for, or in isolation from, financial measures prepared in accordance with GAAP.

We compensate for these limitations by providing a reconciliation of each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. We encourage investors and others to review our financial information in its entirety, not to rely on any single financial measure, and to view the non-GAAP financial measures in conjunction with their most directly comparable GAAP financial measures.

Gross Booking Value

Gross Booking Value (“GBV”) represents the dollar value of all service transactions on our platform during a period, charged to both guests and hosts, net of cancellations. This includes charges for transactions resulting from all revenue generating activities, inclusive of all pass-through fees and taxes, net of lease revenue. As such, we consider GBV to be a key indicator of our market scale. Growth of GBV reflects our ability to attract and retain guests and hosts on our platform.

The following tables present a reconciliation of Gross Booking Value from the most comparable GAAP measure, Service Revenues, for the periods presented:

	Nine Months Ended September 30,
(In thousands)	2024	2023
Service Revenues	$57,235	$52,810
Plus: Host reimbursements	105,279	99,614
Plus: Pass-through fees	483	$2,287
Gross Booking Value	$162,997	$154,711

For the nine months ended September 30, 2024, GBV amounted to $163.0 million, an increase of $8.3 million, or 5%, from the same period in the year prior, primarily attributable to the $16.4 million of incremental GBV arising from the 2023 Business Combination and improvements in revenue management, which generated higher GBV per Trip, partially offset by the temporary reduction in revenue driven by the launch of our Getaround TrustScore, which reduced rented hours and correspondingly reduced GBV generated by lower trust, higher risk guests, as discussed under Total Revenues above, as well as the suspension of operations in New York State.

Net Marketplace Value

Net Marketplace Value (“NMV”) represents the dollar value of all transactions on our platform contributing to service revenue during a period, charged to both guests and hosts, net of cancellations, hosts’ earnings, incentives, and pass-throughs. NMV does not represent revenue earned by us and is not a substitute for service revenue, which consists of carsharing revenue and Connect subscription revenue recorded in accordance with GAAP. We believe that NMV is a meaningful measure of our operating performance because our ability to generate increases in NMV is strongly correlated to our ability to generate increases in total revenue. Management uses NMV as supplemental information to evaluate the global dollar value of transactions on our platform contributing to service revenue, understand our business and make operating decisions because service revenue by itself is not comparable across geographies due to the accounting treatment and contractual differences in trip insurance related charges to guests. While revenue generated in the United States includes amounts of insurance billed to the guest and recognized as Service Revenue under GAAP, revenue generated in the rest of the world excludes such amounts where guests contract directly with our insurance partners via our marketplace.

The following tables present a reconciliation of NMV from the most comparable GAAP measure, Service Revenues, for the periods presented:

	Nine Months Ended September 30,
(In thousands)	2024	2023
Service Revenues	$57,235	$52,810
Plus: EU insurance share(1)	19,223	17,757
Net Marketplace Value	$76,458	$70,567

(1)
Represents the amount of insurance fees charged through the Getaround platform in Europe that are not recognized as revenue.

For the nine months ended September 30, 2024, NMV amounted to $76.5 million, an increase of $5.9 million, or 8%, from the $70.6 million for the year prior. The change was primarily driven by a $5.7 million increase in Service revenue and a $1.2 million increase in the sale of European insurance.

Contribution Profit and Contribution Margin

Contribution Profit is defined as our Net revenue adjusted for variable operating expenses, which consist of cost of revenue, trip support costs, bad debt expense, and other operations and support costs. We define Contribution margin as Contribution profit divided by Net revenue recognized during the period presented. We believe these measures are leading indicators of our ability to achieve profitability and sustain or increase it over time.

The following tables present a reconciliation of Contribution Profit from the most comparable GAAP measure, Net revenue, for the periods presented:

	Nine Months Ended September 30,
(In thousands, except percentages)	2024	2023
Net revenue	$58,137	$53,945
Variable operating expenses	(42,820)	(43,909)
Contribution profit	$15,317	$10,036

Contribution margin	26%	19%

For the nine months ended September 30, 2024, Contribution profit increased by $5.3 million, an increase of 53%, from the prior year. The change is attributable to a $4.2 million increase in Net revenue, as well as a $1.1 million decrease in variable operating expenses due to lower bad debt expense.

Trip Contribution Profit and Trip Contribution Margin

Trip Contribution Profit is defined as our gross profit from Service revenue adjusted for: (i) cost of Service revenue, amortization and depreciation; and (ii) trip support costs, which consist of auto insurance expenses, claims support and customer relations costs. We define Trip Contribution Margin as Trip Contribution Profit divided by Service revenue recognized during the period presented. We believe these measures are leading indicators of our ability to achieve profitability and sustain or increase it over time. Trip Contribution Profit and Trip Contribution Margin are measures we use to understand and evaluate our operating performance and trends. Trip Contribution Profit and Trip Contribution Margin have generally increased over the periods as Service revenue increased while costs considered in the calculation of Trip Contribution Profit decreased as a percentage of Total Revenues.

The following tables present a reconciliation of Trip Contribution Profit from the most comparable GAAP measure, gross profit from Service revenue, for the periods presented:

	Nine Months Ended September 30,
(In thousands, except percentages)	2024	2023
Gross profit from service revenue	$50,002	$45,014
Gross margin from service revenue	87%	85%

Plus: Cost of Service revenue, amortization and depreciation	1,957	2,801
Less: Trip support costs	(24,762)	(22,981)

Trip Contribution Profit	27,197	24,834
Trip Contribution Margin	48%	47%

Our gross profit from Service revenue is calculated as follows:

	Nine Months Ended September 30,
(In thousands, except percentages)	2024	2023
Service revenue	$57,235	$52,810
Less: Cost of Service revenue, net of amortization and depreciation	(5,276)	(4,995)
Less: Cost of Service revenue, amortization and depreciation	(1,957)	(2,801)

Gross profit from Service revenue	$50,002	$45,014
Gross margin from Service revenue	87%	85%

For the nine months ended September 30, 2024, Trip contribution profit amounted to $27.2 million, an increase of $2.4 million, or 10%, from the year prior. The change is attributable to a $5.0 million increase in gross profit from Service revenue partially offset by a $1.8 million net increase in Trip support costs and a $0.8 million decrease in Cost of Service revenue primarily driven by incremental cost of operations arising from the 2023 Business Combination. The increase in Trip support costs was partially offset by the beneficial impact of Getaround TrustScore.

For the nine months ended September 30, 2024, our Trip Contribution Margin was 48%, an increase from our Trip Contribution Margin of 47% in the same period of 2023. The increase in our Trip Contribution Margin is largely attributable to an increase in gross profit from Service revenue discussed above.

Adjusted EBITDA

We define Adjusted EBITDA as net income adjusted for: (i) fair value adjustment of instruments carried at fair value; (ii) interest income (expense) and other income (expense); (iii) income tax provision; (iv) depreciation and amortization; (v) stock-based compensation expense; (vi) contingent compensation; and (vii) certain expenses determined to be incurred outside of the regular course of business which includes: one-time expenses related to the shutdown of the Green St. Office, legal fees to raise capital, costs related to certain legal matters and business combination-related legal fees, and investments in preparation of going public, initial implementation projects and transaction costs associated with proposed business combinations that are not subject to deferral. Adjusted EBITDA is a key performance measure that we use to assess operating performance and operating leverage of our business. As Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. Accordingly, we believe that Adjusted EBITDA provides useful to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. The items excluded from our Adjusted EBITDA calculation are either non-cash in nature, or not driven by core results of recurring operations and therefore not predictable or recurring, rendering comparisons with prior periods and competitors less meaningful.

The following tables present a reconciliation of Adjusted EBITDA from the most comparable GAAP measure, Net Loss, for the periods presented:

	Nine Months Ended September 30,
(In thousands)	2024	2023
Net Loss	$(58,514)	$(80,414)
Plus: warrant liability, convertible promissory note and note payable fair value adjustment	5,309	7,801
Plus: interest and other income (expense), net	(9,988)	(837)
Minus: income tax provision	46	(623)
Plus: depreciation and amortization	8,556	9,914
Plus: stock-based compensation	11,016	9,953
Plus: expense not incurred in the regular course of business	7,628	720
Adjusted EBITDA	(35,947)	(53,486)

For the nine months ended September 30, 2024, Adjusted EBITDA was a loss of $35.9 million, a favorable change by $17.5 million, or 33%, from the loss of $53.5 million from the same period in 2023. The favorable change was driven primarily by an overall decrease in operating expenses, including an overall decrease in compensation expense, office rent, insurance expense, professional services, bad debt expense and trip support costs.

Liquidity and Capital Resources

Our principal sources of liquidity have historically consisted of cash generated from our financing activities. As of September 30, 2024, our principal sources of liquidity were cash and cash equivalents of $30.8 million. Cash and cash equivalents consisted of institutional money market funds, and similar instruments that have an original maturity date of less than six months and are readily convertible into known amounts of cash.

Legacy Getaround consummated the Business Combination with InterPrivate II on December 8, 2022. Redemptions of Class A Common Stock prior to the 2022 Business Combination significantly reduced the proceeds from the transaction and resulted in the Company having insufficient capital to fund its business operations and continue as a going concern within at least one year from the transaction date. As a result, we have sought, and expect to continue to seek additional sources of capital in the near term.

We have incurred cumulative losses from inception through September 30, 2024 and expect to incur additional losses for the foreseeable future. Our ability to fund our operations and capital expenditures beyond our current cash and cash equivalents will depend on our ability to generate cash from operating activities which is subject to future operating performance, as well as general economic, financial, competitive, legislative, regulatory, and other conditions, some of which may be beyond our control. We expect operating losses and negative cash flows to continue for the foreseeable future as we continue to develop and promote our platform, as well as to grow our marketplace globally. Our future capital requirements depend on many factors, including our needs to support our business growth, to respond to business opportunities, challenges, or unforeseen circumstances, or for other reasons. As a result, if our current cash runway is insufficient for us to be able to achieve or maintain positive cash flow, we will be required to seek additional equity or debt financing. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us, or at all. If we are unable to raise additional capital when desired, our business, results of operations, and financial condition would be adversely affected. These matters raise substantial doubt about the ability of the Company to continue in existence as a going concern within one year after the date the financial statements are issued.

On November 12, 2024, the Company and Mudrick Capital Management L.P., on behalf of certain funds, investors, entities or accounts that are managed, sponsored or advised by Mudrick Capital Management L.P. (the “Purchaser”), amended and restated the Sixth A&R Super Note to reflect an increased aggregate principal amount of $97,842,574 (the “Seventh A&R Super Note”). The Seventh A&R Super Note will mature on August 7, 2026, at which time 108% of the principal and accrued interest will become due, payable in cash, unless earlier redeemed or repurchased.

Cash Flows

The following table presents the summary cash flow information for the periods indicated:

	Nine Months Ended September 30,
(In thousands)	2024	2023
Net cash provided by (used in):
Operating activities	$(44,828)	$(43,963)
Investing activities	(965)	(11,798)
Financing activities	60,943	13,792
Net (decrease) increase in cash	15,150	(41,969)
Effect of foreign currency translation on cash, cash equivalents and restricted cash	22	(161)
Net change in cash, cash equivalents and restricted cash and cash equivalents	$15,172	$(42,130)

Operating Activities

During the nine months ended September 30, 2024 and 2023, cash flows used in operating activities were $44.8 million and $44.0 million, respectively. Comparability of operating cash flows between comparable periods was impacted by changes in working capital primarily driven by following factors: (i) sales volumes and timing of collections, (ii) volume of purchases and timing of payments, and (iii) fluctuations in liability from obligation to remit insurance fees collected on behalf of an insurance company in Europe due to the timing of payments.

Investing Activities

During the nine months ended September 30, 2024, cash flows used in investing activities amounted to $0.9 million, consisting of investments in software development.

Net cash used in investing activities during the nine months ended September 30, 2023 amounted to $11.8 million, consisting of $0.8 million in purchases of property and equipment, $3.3 million of capitalized software, and $7.8 million related to the acquisition of Hyrecar, partially offset by $1.0 million from proceeds from the sale of property and equipment.

Financing Activities

Net cash provided by financing activities was $60.9 million during the nine months ended September 30, 2024, primarily due to proceeds from the issuance of the Mudrick Super Priority Note.

Net cash provided by financing activities was $13.8 million during the nine months ended September 30, 2023, consisting primarily of $3.0 million in proceeds from issuance of the Mudrick Bridge Note and $11.7 million in proceeds from issuance of the Mudrick Super Priority Note.

Contractual Obligations and Commitment

Contractual obligations are cash amounts that we are obligated to pay as part of certain contracts that we have entered into during the normal course of business. Below is a table that shows our contractual obligations as of September 30, 2024:

	Payments Due by Period
(In thousands)	Total	Less than 1 Year	1-3 years	3-5 years	More than 5 years
Long Term Debt(1)	$263,051	$1,583	$85,483	$175,985	$—
Operating Lease(2)	1,633	78	622	622	311
Total Contractual Obligations	$264,684	$1,661	$86,105	$176,607	$311

(1)
Refer to Note 10 - Notes Payable of this report for further details regarding our long-term debt obligations. Amounts included are exclusive of accrued interest.
(2)
Refer to Note 11 - Leases of this report for further details regarding our operating lease obligations.

The contractual commitment amounts in the table above are associated with agreements that are enforceable and legally binding. Obligations under contracts that we can cancel without a material penalty are not included in the table above.

Contingencies

We are involved in claims, lawsuits, indirect tax matters, and proceedings arising from the ordinary course of our business. Legal fees and other expenses associated with such actions are expensed as incurred. We record a provision for a liability when we determine that a loss-related matter is both probable and reasonably estimable. We disclose material contingencies when we believe that a loss is not probable but reasonably possible and can be reasonably estimated. These claims, suits, and proceedings are inherently unpredictable and subject to significant uncertainties, some of which are beyond our control. Determining both probability and the estimated amount is inherently uncertain and requires making numerous judgments, assumptions, and estimates. Many of these legal and tax contingencies can take years to resolve. Should any of these estimates and assumptions change or prove to be incorrect, it could have a material impact on our results of operations, financial position, and cash flows.

Critical Accounting Policies and Estimates

The financial statements are prepared in accordance with GAAP. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosures of contingencies at the date of the condensed consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. We evaluate our estimates and assumptions on an ongoing basis. Estimates are based on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ from these estimates.

We deem our critical accounting policies and estimates to be as follows: Business combination accounting under ASC 805 – Business Combination (see Note 1 - Nature of Business and Basis of Presentation); Revenue Recognition under ASC 606 - Revenue from contracts with customers; Stock-Based Compensation under ASC 718 - Compensation—Stock Compensation; Costs and expenses; and Goodwill and other intangible assets under ASC 350 Intangibles—Goodwill and Other. For a description of our significant accounting policies and estimates, see Note 2 - Summary of Significant Accounting Policies to our consolidated financial statements included in our Annual Report.

The critical accounting policies requiring estimates, assumptions, and judgments that we believe have the most significant impact on our financials are described below.

Fair Value Measurements

We measure fair value based on the price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. As such, fair value may be based on assumptions that market participants would use in pricing an asset or liability. We use significant unobservable inputs to estimate the fair value of certain assets and liabilities.

Company Valuation and Fair Value Calculation of Common Stock Warrant Liability, Convertible Promissory Notes, and Certain Notes Payable

In the absence of a public trading market, prior to the closing of the 2022 Business Combination the fair value of our common stock was determined by the Getaround Board. The Getaround Board considers numerous objective and subjective factors to determine the fair value of our common stock at each meeting in which awards are approved. The factors considered include, but are not limited to:

(i)
the results of contemporaneous independent third-party valuations of our common stock;
(ii)
the prices, rights, preferences and privileges of our preferred stock relative to those of our common stock;
(iii)
the lack of marketability of our common stock;
(iv)
actual operating and financial results;
(v)
current business conditions and projects;
(vi)
the likelihood of achieving a liquidity event; and
(vii)
precedent transactions involving our shares.

The fair value of our common stock was determined with an option pricing method (“OPM”) that utilizes both income and market approaches, which are probability weighted depending on the scenario of (i) a consummation of a business combination transaction with a special purpose acquisition company or (ii) remaining private.

The valuation methodology utilized under the remain private scenario was determined by first valuing our total equity, as of the end of each reporting period. This value was determined utilizing both income and market approaches which were weighted equally in the valuation. The income approach was applied through the use of a discounted cash flow analysis and the market approach was applied through the use of guideline public company multiples that were used to value our company under certain scenarios.

In determining the value under the consummation of a business combination transaction with a special purpose acquisition company scenario, we utilized the preliminary terms of the letter of intent with such special purpose acquisition company. In addition, as the letter of intent provides shareholders the right to receive an earnout, we determined the probability-weighted value per share associated with the earnout by utilizing a Monte Carlo simulation to determine the probability of achieving the earnout and its fair value.

The fair value of our warrant liability is estimated based on the probability weighted average values from (i) a Black-Scholes calculation and (ii) the fair value calculated from the Company Valuation OPM under the scenario of remaining private. The value from the Black-Scholes calculation reflects the value in an initial public offering scenario with the contractual term of the warrants, which is weighted by an estimated probability of a potential initial public offering at the applicable valuation. The value from the OPM reflects the value in an alternative exit scenario at which point the warrants were expected to be exercised. The OPM value was weighted by an estimated probability of a potential alternative exit event at the applicable valuation date.

The significant unobservable inputs into the valuation model used to estimate the fair value of the common stock warrants include:

•
the timing of potential events (for example, a potential sale of the business or public offering) and their probability of occurring,
•
the selection of guideline public company multiples,
•
a discount for the lack of marketability of the preferred and common stock,
•
the projected future cash flows, and
•
the discount rate used to calculate the present value of the estimated equity value allocated to each share class.

In determining the fair value of the Mudrick Convertible Notes and Mudrick Super Priority Note, the Company used a market-based approach. The valuation method utilized a negotiated discount rate and a market yield rate which are unobservable inputs.

An increase or decrease in any of the unobservable inputs in isolation could result in a material increase or decrease in the estimated fair value. In the future, depending on the weight of evidence and valuation approaches used, these or other inputs may have a more significant impact on the estimated fair value.

Stock-Based Compensation

We measure compensation expense for all stock-based payment awards, including stock options and restricted stock units granted to employees, directors and non-employees based on the estimated fair value of the awards on the date of grant. The fair value of each stock option granted is estimated using the Black-Scholes option-pricing model. The determination of the grant date fair value using an option-pricing model is affected by our estimated common stock fair value, as well as assumptions regarding a number of other complex and subjective variables. These variables include our expected stock price volatility over the expected term of the award, actual and projected employee stock option exercise behaviors, risk-free interest rate for the expected term of the award and expected dividends. Stock-based compensation is recognized on a straight-line basis over the requisite service period. These amounts are reduced by forfeitures as the forfeitures occur.

Recent Accounting Pronouncements

For information on recently issued accounting pronouncements see Note 2 — Summary of Significant Accounting Policies to our consolidated financial statements included our Annual form 10-K.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

There have been no material changes in our market risk as compared to the disclosures in Part II, Item 7A in our Annual Report.

Item 4. Controls and Procedures

Our management, with our Interim Chief Executive Officer and Interim Chief Financial Officer, has evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act) as of the end of the period covered by this report. Based on that evaluation, our Interim Chief Executive Officer and Interim Chief Financial Officer concluded that our disclosure controls and procedures were not effective as of September 30, 2024, because of the material weaknesses in our internal control over financial reporting described in Part II, Item 9A in our Annual Report.

There have been no material changes in our controls and procedures as compared to the disclosures in Part II, Item 9A in our Annual Report.

PART II - Other information

Item 1. Legal Proceedings

For a discussion of legal proceedings, see “Note 12: Commitments and Contingencies” of the notes to the condensed consolidated financial statements in this Form 10-Q.

Item 1A. Risk Factors

Our business is subject to numerous risks and uncertainties, including those described in Part I. Item 1A of our Annual Report, under the section entitled “Risk Factors,” that represent challenges that we face in connection with the successful implementation of our strategy and growth of our business. You should carefully consider the Risk Factors, together with all of the other information in this Quarterly Report on Form 10-Q, including our condensed consolidated financial statements and the related notes included elsewhere in this Quarterly Report on Form 10-Q. The occurrence of one or more of the events or circumstances described in the “Risk Factors,” alone or in combination with other events or circumstances, may adversely affect our ability to realize the anticipated benefits of the Business Combination and may harm our business.

Except as set forth below, there have been no material changes to the Risk Factors described in Part I. Item 1A of our Annual Report.

There is substantial doubt about our ability to continue as a going concern based on our cash and cash equivalents as of September 30, 2024. We will need to raise additional funding, which may not be available on acceptable terms, if at all, to continue as a going concern. Failure to obtain capital when needed may require us to curtail or cease our operations.

Our consolidated financial statements were prepared under the assumption that we will continue as a going concern. As of September 30, 2024, we had $30.8 million in unrestricted cash and cash equivalents available to fund future operations. We expect operating losses and negative cash flows to continue for the foreseeable future as we continue to develop and promote our platform, as well as to grow our user base through new markets. We estimate that our existing cash resources will not be sufficient to fund our operations for at least 12 months from the issuance date of the financial statements included elsewhere in this report. Our ability to continue as a going concern will depend on our ability to obtain additional equity or debt financing, attain further operating efficiencies, reduce or contain expenditures and increase revenues. Based on these factors, management determined that there is substantial doubt regarding our ability to continue as a going concern. Our independent registered public accounting firm expressed substantial doubt as to our ability to continue as a going concern in its report dated March 28, 2024, included in our Annual Report on Form 10-K for the year ended December 31, 2023.

If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our audited financial statements, and it is likely that investors will lose all or part of their investment. When we seek additional financing to fund our business activities as a result of the substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms or at all.

Our common stock trades on the OTC Markets Group platform and there can be no assurance it will trade on the NYSE again.

Effective July 10, 2024, NYSE suspended trading in our common stock and started the process to delist our common stock from the NYSE because we did not comply with Section 802.01B of the NYSE Listed Company Manual, which requires listed companies to maintain an average global market capitalization over a consecutive 30 trading day period of at least $15,000,000. Since July 10, 2024, our common stock has been quoted on the OTC Pink Market under the ticker symbol “GETR.” The OTC Markets Group platform is generally considered less efficient than the NYSE. Quotation of our common stock on the OTC Markets Group platform may reduce the liquidity of our securities, limit the number of investors who trade in our securities, result in a lower stock price and larger spread in the bid and ask prices for shares of our common stock and could have an adverse effect on us. Additionally, we may become subject to the SEC rules that affect “penny stocks,” which are stocks below $5.00 per share that are not listed or quoted on a principal exchange such as the NYSE. These SEC rules would make it more difficult for brokers to find buyers for our securities and could lower the net sales prices that our stockholders are able to obtain. If our price of common stock remains low, we may not be able to raise equity capital.

In addition, Rule 15g-9 under the Exchange Act imposes additional sales practice requirements on broker-dealers that sell penny stocks to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. Consequently, the rule may affect the ability of broker-dealers to sell our common stock and affect the ability of holders to sell their shares of our common stock in the secondary market. Moreover, investors may be less interested in purchasing low-priced securities because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such securities, and some investment funds will not invest in low-priced securities (other than those which focus on small-capitalization companies or low-priced securities).

On July 23, 2024, we submitted a request for a review of the NYSE’s determination to suspend trading in our common stock and commence the process for delisting our common stock from the NYSE. On August 2, 2024, the Company notified NYSE that it determined to officially withdraw its request for a hearing.

Our common stock and public warrants are quoted on the OTC Venture Market, but a market may not develop for these securities.

As described above, on July 9, 2024, we received notice that NYSE had suspended trading of our common stock on the NYSE effective immediately and started the process to delist our common stock from the NYSE. Our common stock resumed trading on the OTC Markets Group platform under its ticker symbol “GETR” on July 10, 2024. Our public warrants previously were listed on NYSE under the symbol “GETR WS.” On November 28, 2023, the NYSE halted trading in our public warrants due to the low trading price of the warrants and removed the public warrants from listing and registration on NYSE effective as of December 26, 2023. The public warrants are now quoted on the OTC Venture Market under the symbol “GETRW.” The over-the-counter market is a significantly more limited market than NYSE due to factors such as the reduced number of investors that will consider investing in securities traded over the counter, the reduced number of market makers in the securities, and the reduced number of securities analysts that follow such securities. As a result of the foregoing, holders of our securities may find it difficult to resell their securities at prices quoted in the market or at all. You may be unable to sell our securities unless a market for such securities can be established or sustained.

Our current cash runway is insufficient for us to be able to achieve or maintain positive cash flow and there is substantial doubt about our ability to continue as a going concern. As such, we will require additional capital to support our operations or the growth of our business, and we cannot be certain that this capital will be available on reasonable terms when required, or at all.

There is substantial doubt about our ability to continue as a going concern for at least 12 months from the issuance date of the financial statements included elsewhere in this report and we expect our expenditures to continue to be significant in the foreseeable future as we implement our operating plans under new leadership, and that our level of expenditures will be significantly affected by the growth of supply and demand for shared vehicles in our marketplace. Additionally, the fact that we have a limited operating history at our current scale and as an international company means that our business model has not yet been fully proven. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from those currently anticipated. We will need to seek equity or debt financing to finance a portion of our capital expenditures. Such financing might not be available to us in a timely manner or on terms that are acceptable, or at all.

Our ability to obtain the necessary financing to carry out our operating plans is subject to a number of factors, including general market conditions and investor acceptance of our business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations or our ability to pay dividends to our stockholders. If we cannot raise additional funds when we need or want them, our business, financial condition, and results of operations could be negatively impacted.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

Insider Adoption or Termination of Trading Arrangements

During the fiscal quarter ended September 30, 2024, none of our directors or officers informed us of the adoption or termination of a “Rule 10b5-1 trading arrangement” or “non-Rule 10b5-1 trading arrangement,” as those terms are defined in Regulation S-K, Item 408(a).

Item 6. Exhibits.

Exhibit No.	Description

3.1

Second Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-40152), filed with the SEC on December 14, 2022).

3.2	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Current Report on Form 8-K (File No. 001-40152), filed with the SEC on December 14, 2022).

4.1

Second Supplemental Indenture, dated August 19, 2024, by and between Getaround, Inc., the Guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and collateral agent (incorporated by reference to Exhibit 4.1 of the Registrant's Current Report on Form 8-K (File No. 001-40152), filed with the SEC on August 21, 2024).

10.1	Second Amended and Restated Super Priority Secured Promissory Note due August 7, 2026

10.2	Fourth Amended and Restated Super Priority Secured Promissory Note due August 7, 2026

10.3

Sixth Amended and Restated Super Priority Secured Promissory Note due August 7, 2026 (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K (File No. 001-40152), filed with the SEC on July 18, 2024).

10.4	Forbearance Agreement with Mudrick dated September 5, 2024

10.5	Outstanding Fees Settlement Agreement with iHeartMedia + Entertainment, Inc., Broader Media Holdings LLC, Clear Channel Outdoor, Inc.

10.6	Settlement Agreement made as of March 8, 2024, by and between Getaround, Inc. and Broadspire Services, Inc.

10.7	Amendment to the Loan Contract with Credit Industriel et Commercial effective November 25, 2023.

10.8	Amendment Modifying the Contract with BNP Paribas effective December 13, 2023.

10.9	Amendment to Contract with Bpifrance effective December 31, 2023.

31.1	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

99.1#

Settlement Agreement and General Release entered into as of October 17, 2024, by and between Getaround Operations LLC and Eduardo Iniguez (incorporated by reference to Exhibit 99.2 of the Registrant's Current Report on Form 8-K (File No. 001-40152), filed with the SEC on October 23, 2024).

99.2#

Indemnification Agreement made as of October 17, 2024, by and between Getaround, Inc. and AJ Lee (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 8-K (File No. 001-40152), filed with the SEC on October 23, 2024).

99.3

Commitment Letter from Mudrick Capital dated July 8, 2024 (incorporated by reference to Exhibit 99.1 of the Registrant's Current Report on Form 8-K (File No. 001-40152), filed with the SEC on July 9, 2024).

101

Financial statements from the Quarterly Report on Form 10-Q of Getaround, Inc. for the quarter ended September 30, 2024, formatted in inline XBRL: (i) Unaudited Condensed Consolidated Balance Sheets, (ii) Unaudited Condensed Consolidated Statements of Operations and Comprehensive Loss, (iii) Condensed Consolidated Statements of Changes in Stockholders’ Deficit, (iv) Unaudited Condensed Consolidated Statements of Cash Flows and (v) Notes to the Condensed Consolidated Financial Statements.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

__________

# Indicates management contract or compensatory plan, contract or arrangement.

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GETAROUND, INC.

Date: November 14, 2024	/s/ AJ Lee
Name: AJ Lee
Title: Interim Chief Executive Officer (Principal Executive Officer)

Date: November 14, 2024	/s/ Patricia Huerta
Name: Patricia Huerta
Title: Interim Chief Financial Officer (Principal Financial Officer)

Exhibit 10.1

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED PURSUANT TO THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

SECOND AMENDED AND RESTATED SUPER PRIORITY SECURED PROMISSORY NOTE

$20,880,922.00	January 12, 2024

FOR VALUE RECEIVED, GETAROUND, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to MUDRICK CAPITAL MANAGEMENT L.P., on behalf of certain funds, investors, entities or accounts that is managed, sponsored or advised by it (together with its permitted successors and assigns, the “Holder”), an amount equal to 108.000% of the principal amount of the Note (which principal amount shall include all capitalized amounts and/or accrued and unpaid interest on the Note) (collectively, the “Repayment Amount”).

1.
Definitions. In this Note, the following terms shall have the following meanings:
(a)
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
(b)
“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.
(c)
“Borrower” shall have the meaning assigned to such term in the preamble.
(d)
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close.
(e)
“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into or exchangeable for such equity prior to their conversion or exchange, as the case may be.
(f)
“Cash Equivalents” mean: (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by (A) the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or (B) any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, in each case maturing within one year from the date of acquisition thereof; (ii) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at the date of acquisition thereof, the highest credit rating obtainable from S&P or Moody’s; (iii) investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 180 days from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; (v) money market funds that (A) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500,000,000; and (vi) instruments equivalent to those referred to in clauses (i) through (v) above denominated in pounds sterling, Canadian dollars or Euro or any other foreign currency comparable in credit quality and tenor and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.
(g)
“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the obligations under this Note and the Guarantee Agreement.
(h)
“Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as collateral agent, until a successor replaces it in accordance with the provisions of the Security Documents and, thereafter, means such successor.
(i)
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
(j)
“Convertible Notes Indenture” means that certain Indenture, dated as of December 8, 2022 (as amended, modified, restated and/or supplemented from time to time), by and among the Borrower, the Guarantors party thereto and U.S. Bank Trust Company, National Association, in its capacities as trustee and collateral agent, governing the Borrower’s 8.00% / 9.50% Convertible Senior Secured PIK Toggle Notes due 2027 (the “Convertible Notes”).
(k)
“Default” means any event or condition which, upon notice, lapse of time or both, would constitute an Event of Default.
(l)
“Default Rate” shall have the meaning assigned to such term in Section 2(c).
(m)
“Deposit Account Control Agreements” means such control agreements required pursuant to Section 3.9 of the Security Agreement.
(n)
“Dollars” and “$”means the lawful currency of the United States of America.
(o)
“Event of Default” shall have the meaning assigned to such term in Section 6(a).
(p)
“Excluded Subsidiary” shall have the meaning assigned to such term in the Convertible Notes Indenture.
(q)
“GAAP” means generally accepted accounting principles in the United States of America.
(r)
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
(s)
“Guarantee” means the guarantee by each Guarantor of the Borrower’s obligations under this Note pursuant to Section 5 hereof and the Guarantee Agreement.

(t)
“Guarantee Agreement” means that certain Guarantee Agreement, dated as of September 8, 2023, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
(u)
“Guarantors” shall have the meaning assigned to such term in the Guarantee Agreement.
(v)
“Holder” shall have the meaning assigned to such term in the preamble.
(w)
“Indebtedness” shall have the meaning assigned to such term in the Convertible Notes Indenture.
(x)
“Intellectual Property Security Agreement” means that certain Intellectual Property Security Agreement dated September 8, 2023, by and among the grantors a party thereto and the Collateral Agent, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
(y)
“Interest Rate” shall have the meaning assigned to such term in Section 2(a).
(z)
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
(aa)
“Lien” means, with respect to any asset, (a) any mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
(bb)
“Loan Parties” means the Borrower and the Guarantors.
(cc)
“Maturity Date” means August 7, 2024.
(dd)
“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Borrower or any of its Subsidiaries in respect of a transaction contemplated in Section 4 hereof (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any such transaction), provided that such amount shall be net of the direct costs relating to such transaction, including, without limitation, legal, accounting and investment banking fees, and sales commissions, taxes paid or payable as a result of such transaction, any charges, payments or expenses incurred in connection with such transaction and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP. To the extent the amounts that must be netted against any cash proceeds and Cash Equivalents cannot be reasonably determined by the Borrower with respect to any transaction, such cash proceeds and Cash Equivalents shall not be deem received until such amounts to be netted are known by the Borrower.
(ee)
“Note” shall mean this Second Amended and Restated Super Priority Secured Promissory Note.
(ff)
“Note Documents” shall mean this Note, the Subscription Agreements, the Guarantee Agreement, the Security Documents, and each other instrument, document or agreement executed and/or delivered by a Loan Party pursuant to or in connection with any of the foregoing, each as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time.
(gg)
“Obligations” shall have the meaning assigned to such term in Section 5.
(hh)
“Permitted Liens” shall have the meaning assigned to such term in the Convertible Notes Indenture
(ii)
“Permitted Refinancing” shall have the meaning assigned to such term in the Convertible Notes Indenture
(jj)
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Note.
(kk)
“PGE Facility” shall have the meaning assigned to such term in the Convertible Notes Indenture.
(ll)
“Pledge Agreement” means that certain share charge, dated as of September 8, 2023, by and among the Borrower, certain subsidiaries and Affiliates of the Borrower, and the Collateral Agent, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
(mm)
“Security Agreement” means that certain Security Agreement, dated as of September 8, 2023, by and among the Borrower, the other grantors party thereto and the Collateral Agent, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
(nn)
“Security Documents” means all security agreements (including the Security Agreement, Pledge Agreement, Intellectual Property Security Agreement and the Deposit Account Control Agreements), intercreditor agreements (including the Super Priority Intercreditor Agreement), pledge agreements, charges, mortgages, collateral assignments, collateral agency agreements, or other grants or transfers for security executed and delivered by the Borrower or any Guarantor creating (or purporting to create) a Lien upon Collateral for the benefit of the Holder to secure the obligations under this Note and the Guarantee Agreement, in each case, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of this Note.
(oo)
“Similar Business” means (1) any business conducted by the Borrower or any of its Subsidiaries on the date of this Note or (2) any business or other activities that are reasonably similar, ancillary, incidental, corollary, complementary, synergistic or related to, or a reasonable extension, development or expansion of, the businesses that the Borrower and its Subsidiaries conduct or propose to conduct on the date of this Note.
(pp)
“Subscription Agreements” means (i) that certain Subscription Agreement, dated as of September 8, 2023, by and between the Borrower and the Holder and (ii) that certain Incremental Super Priority Note Subscription Agreement, dated as of December 11, 2023, by and between the Borrower and the Holder, in each case as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
(qq)
“Subsidiary” means, with respect to any Person, (A) any corporation, company, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
(rr)
“Super Priority Intercreditor Agreement” means that certain Super Priority Intercreditor Agreement, dated as of September 8, 2023, by and between the Holder, U.S. Bank Trust Company, National Association, as collateral agent under the Convertible Notes Indenture, and the Collateral Agent, acknowledged by the Loan Parties, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
(ss)
“As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower not defined in this Section 1 and accounting terms partly defined in this Section 1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) references in this Note to “Articles”, “Sections”, “Annexes”, “Exhibits”, or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Note unless otherwise specifically provided (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, capital stock, securities, revenues, accounts, leasehold interests and contract rights, and (vi) references to agreements or other contractual obligations (including any of this Note) shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time.
2.
Interest.
(a)
Interest shall accrue on the outstanding principal amount under this Note at a rate equal to 15.00% per annum (the “Interest Rate”) from and after January [11], 2024.
(b)
Interest payable hereunder shall be computed on the basis of a year of 365 days and the actual number of days elapsed.
(c)
Accrued interest hereunder shall be capitalized and added to the outstanding principal balance of this Note on the 15th of each month (or the next Business Day), commencing January 15, 2024. Accrued interest hereunder shall be paid in cash on (i) any date on which all or any portion of the principal balance of this Note is repaid or prepaid, solely with respect to the principal amount so repaid or prepaid, (ii) if the principal balance of this Note has not then previously been paid in full, the Maturity Date and/or (iii) any date on which the Obligations are accelerated in compliance with Section 6 hereof.
(d)
Upon the occurrence and during the continuance of an Event of Default, the unpaid principal amount under this Note and, to the extent permitted by applicable law, any interest payment or any fee or other amount owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under any applicable bankruptcy laws, whether or not allowed in such a proceeding) payable on demand at a rate that is 2.00% per annum in excess of the Interest Rate (the “Default Rate”). Notwithstanding any provision herein to the contrary, no interest shall accrue under this Note at a rate in excess of the highest applicable rate permitted by law, and the payment of any interest (including any charge or fee held by a court to be interest) in excess of such rate shall constitute a payment of and be applied to principal owing hereunder.

3.
Repayments.
(a)
The Repayment Amount shall become due and payable on the Maturity Date or on such earlier date pursuant to Section 6(b) hereof.
(b)
All monies due hereunder shall be paid in immediately available Dollars. If any payment on this Note shall be due on a day that is not a Business Day, it shall be payable on the next succeeding Business Day. Upon final payment of the Repayment Amount, this Note shall be surrendered to the Borrower for cancellation. Amounts borrowed and repaid hereunder may not be reborrowed. All payments hereunder shall be applied to accrued and unpaid interest and to outstanding principal of this Note in such order as determined by the Holder in its sole discretion.
4.
Prepayments.
(a)
The Borrower may prepay the Repayment Amount of this Note, in whole or in part, at any time.
(b)
The Borrower shall prepay the Repayment Amount of this Note, in whole or in part, with:
(i)
100% of the Net Proceeds of a sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a sale leaseback), of property or assets (including Capital Stock of a Subsidiary) of the Borrower or any of its Subsidiaries;
(ii)
50% of the Net Proceeds received prior to January 31, 2024 and 100% of the Net Proceeds received on or after January 31, 2024, in each case, from (A) issuances of Capital Stock by the Borrower to any Person other than the Borrower or a Subsidiary; or (B) issuances of Indebtedness (including debt convertible into equity) by the Borrower or any Subsidiary, provided that no prepayment pursuant to this Section 4(b)(ii) shall be required in connection with the first $10,000,000 of Net Proceeds, provided further that, upon payment in full of Repayment Amount, the Borrower shall not be required to make any further payment to the Holder pursuant to this Section 4(b).

5.
Guarantees and Security.
(a)
The obligations of the Borrower under this Note, including, but not limited to, payment of the Repayment Amount and all other obligations (including any expense reimbursement and/or indemnification obligations) with respect to this Note and the other Note Documents (collectively, the “Obligations”) shall be guaranteed by the Guarantors under the Guarantee Agreement.
(b)
The Borrower shall cause each of its Subsidiaries (other than an Excluded Subsidiary) to become a Guarantor by executing an amended or supplemental Guarantee Agreement. The Borrower will, and will procure that Getaround SAS will, in each case, if tax counsel to the Borrower and the Holder agree in good faith that the following shall not result in material adverse consequences to the Borrower pursuant to Section 956 of the Code: (i) as soon as practicable, and in no event later than the earlier of (A) 90 days after the date of this Note and (B) the receipt of consent of the lender under the PGE Facility, use its commercially reasonable efforts to cause Getaround SAS to become a Guarantor by executing an amended or supplemental Guarantee Agreement and (ii) as soon as practicable, and in no event more than 30 days after the repayment of the PGE Facility in full (other than by way of a refinancing thereof consisting of French State guaranteed loans), will cause Getaround SAS to become a Guarantor by executing an amended or supplemental Guarantee Agreement.

(c)
The Borrower shall use commercially reasonable efforts to cause any joint venture or Similar Business to become a Guarantor by executing an amended or supplemental Guarantee Agreement.
(d)
Any investments in the Capital Stock or indebtedness of a joint venture or Similar Business shall be made only by the Borrower or a Guarantor, and such Capital Stock shall form part of the Collateral pursuant to the Security Documents.
(e)
The Obligations of the Borrower hereunder and the Guarantors under the Guarantee Agreement shall be secured by the Collateral pursuant to the terms of the Security Documents. The Security Documents shall provide for the grant by the Borrower and the Guarantors party thereto to the Collateral Agent of security interests in the Collateral.
(f)
The Borrower shall, and shall cause each of the Guarantors to, at its sole cost and expense, take or cause to be taken such actions as may be required by the Security Documents, to perfect, maintain (with the priority required under the Security Documents), preserve and protect the valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral granted by the Security Documents in favor of the Collateral Agent for the benefit of the Holder as security for the obligations under the Note Documents, prior to the rights of all third Persons and subject to no other Liens, in each case other than Permitted Liens; provided that, notwithstanding anything to the contrary under this Note or any Security Document, the Borrower and the Guarantors shall not be required (A) to perfect the security interests and/or Liens granted by the Security Documents by any means other than by (1) filings pursuant to the UCC in the office of the secretary of state (or similar filing office) of the jurisdiction of incorporation or formation of the Borrower or such Guarantor, (2) filings in United States government offices with respect to registered and applied for United States Intellectual Property owned by the Borrower or any Guarantor, (3) filing or recording in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent and (4) use their best efforts to cause all cash of such Borrower or such Guarantors, as applicable, to be held in a deposit account that is subject to a tri-party account control agreement in favor of the Collateral Agent and maintained by a branch office located within the United States of America and (B) other than as contemplated in Section 5(e), to complete any filings or other action with respect to the perfection of the security interests, including of any intellectual property, created under the Security Documents in any jurisdiction outside of the United States.
(g)
The Borrower shall from time to time promptly file and pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to the Note Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.
(h)
The Borrower and the Guarantors will, and will procure that Getaround SAS, in each case, if tax counsel to the Borrower and the Holder agree in good faith that the following shall not result in material adverse consequences to the Borrower pursuant to Section 956 of the Code:
(i)
as soon as practicable, and in no event later than the earlier of (I) 30 days after the date of this Note and (II) obtaining the consent of the lender under the PGE Facility, will, use its commercially reasonable efforts to execute and deliver to the Collateral Agent such Security Documents (in a form that is reasonably satisfactory to the Holder) and other documents, including an intercreditor agreement, to create effective junior priority Liens and security interests over the collateral that secures the PGE Facility as of the date of this Note to be provided in respect of this Note and take all action, including executing and delivering all ancillary documents, in connection with the creation, perfection and/or registration of such collateral.
(ii)
as soon as practicable, and in no event more than 30 days after the repayment of the PGE Facility in full (other than by way of a Permitted Refinancing thereof consisting of

French State guaranteed loans), will execute and deliver to the Collateral Agent such Security Documents (in a form that is reasonably satisfactory to the Holder) and other documents to create effective first priority Liens and security interests over the collateral that secures the PGE Facility as of the date of this Note to be provided in respect of this Note and take all action, including executing and delivering all ancillary documents, in connection with the creation, perfection and/or registration of such collateral.
6.
Events of Default.
(a)
The occurrence of any one or more of the following events shall constitute an Event of Default (an “Event of Default”) under this Note:
(i)
the failure to pay (A) any amount of principal of this Note when due or (B) any other amount owing under this Note, in the case of this clause (B), within five (5) days after the date when due;
(ii)
failure by the Borrower for two (2) consecutive days after written notice from the Holder has been received by the Borrower to comply with any of its other obligations contained in any of this Note or any of the Subscription Agreements;
(iii)
any Guarantee ceases to be in full force and effect except as otherwise provided in the Guarantee Agreement or any Guarantor denies or disaffirms its obligations under its Guarantee;
(iv)
unless such Liens have been released in accordance with the provisions of this Note or the Security Documents, the Liens in favor of the Holder with respect to Collateral having a fair market value in excess of $5,000,000 cease to be valid or enforceable (other than as a result of the Collateral Agent failing to maintain possession of Collateral actually delivered to it) and such default continues for 30 days;
(v)
the failure by the Borrower or any Guarantor to comply for ten (10) days after written notice to the Borrower or such Guarantor by the Holder or the Collateral Agent with its other agreements contained in the Security Documents, except for a failure that would not be material to the Holder and would not materially affect the value of the Collateral taken as a whole; or
(vi)
any “Event of Default” (as defined in the Convertible Notes Indenture) occurs (or would have occurred) and is continuing (or would have been continuing) under the Convertible Notes Indenture as in effect on the date hereof.
(b)
The Borrower agrees that, upon an Event of Default under this Note, the Holder may do one or more of the following without prior notice except as required by law or expressly agreed in writing by the Holder: (1) declare the Borrower in default and (2) declare the Repayment Amount to be due and payable in whole (or in part, in which case any portion of the Repayment Amount not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Repayment Amount so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In addition, if any Event of Default occurs and is continuing, the Holder shall have all rights, powers and remedies available under any other Note Documents, as well as all rights and remedies available at law or in equity. Notwithstanding the first sentence of this Section 6(b), upon the occurrence of an Event of Default described in clause (vi) above pursuant to Section 7.01(A)(x), Section 7.01(A)(xi) or Section 7.01(A)(xii) of the Convertible Notes Indenture, the Repayment Amount so

declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder will automatically be due and payable immediately.
7.
Assignment. The Borrower may not sell, assign or otherwise transfer its right, title and interest in or obligations under this Note without the prior written consent of the Holder. The Holder may sell, assign or otherwise transfer its right, title and interest in, and obligations under, this Note with the prior written consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), except that the Borrower’s consent shall not be required for an assignment by the Holder to an Affiliate of the Holder or any investment fund or account managed or advised by the investment manager who acts on behalf of the Holder.
8.
No Waiver by Holder. No delay or omission by the Holder or any other holder hereof to exercise any power, right or remedy accruing to the Holder or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. The Holder shall not be obligated or be deemed obligated to notify the Borrower that it is requiring the Borrower to strictly comply with the terms and provisions of this Note before accelerating this Note and exercising its other remedies hereunder because of the Borrower’s failure to timely perform its obligations under this Note, except to the extent notice is otherwise required under this Note.
9.
Borrower Waiver. The Borrower hereby forever waives presentment, presentment for payment, demand, protest, notice of protest, notice of dishonor of this Note and all other demands and notices other than notices otherwise required under this Note in connection with the delivery, acceptance, performance and enforcement of this Note.
10.
Section Headings. Section headings appearing in this Note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Note.
11.
VENUE; CHOICE OF LAW. THIS NOTE AND EACH OTHER NOTE DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY NOTE DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY NOTE DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS NOTE, EACH OF THE BORROWER AND THE HOLDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN OR IN ANY OTHER NOTE DOCUMENT WILL PREVENT THE HOLDER FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE SECURITY DOCUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH OF THE BORROWER AND HOLDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY NOTE DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY NOTE DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 17. NOTHING IN THIS NOTE OR ANY OTHER NOTE DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

12.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER NOTE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
13.
Successors and Assigns. This Note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and permitted assigns of the Borrower and the Holder.
14.
Records of Payments. The records of the Holder shall be prima facie evidence of the amounts owing on this Note including, without limitation, any adjustments to the principal amount and Repayment Amount hereof in accordance with the terms hereof and shall be binding on the Borrower absent manifest error.
15.
Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by the Borrower and the Holder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.
16.
Severability. In the event any one or more of the provisions contained in this Note should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. Each waiver in this Note is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against the Holder for having bargained for and obtained it.
17.
Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient (with no mail undeliverable or other rejection notice), (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address or electronic mail address, as applicable, specified in Schedule I hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 17.
18.
Counterparts. The parties may sign any number of copies of this Note. Each signed copy, which may be delivered by facsimile or PDF transmission, shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Note as to the other parties hereto will be deemed to be their original signatures for all purposes. The Borrower agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications, including, without limitation, the risk of interception and misuse by third parties.
19.
Usury Laws. It is the intention of each party hereto to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Holder, prepayment by Borrower or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Holder either be rebated to the Borrower or credited on the Repayment Amount, or if this Note has been paid, then the excess shall be rebated to the Borrower. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid balance of the Repayment Amount remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to Borrower or credited on the Repayment Amount, or if this Note has been repaid, then such excess shall be rebated to Borrower.
20.
Reaffirmation. The Borrower on behalf of itself and each Guarantor, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Person grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, in each case, pursuant to any Note Document, hereby (i) ratifies and reaffirms all of its and each Guarantor’s payment and performance obligations, contingent or otherwise, under this Note and each other Note Document to which it is a party and (ii) to the extent such Person granted liens on or security interests in any of its property pursuant to any Security Documents as security for or otherwise guaranteed the Obligations under or with respect to the Note Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. The Borrower on behalf of itself and each Guarantor hereby consents to this Note and acknowledges that each of the Note and each other Note Document remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Note shall not operate as a waiver of any right, power or remedy of the Collateral Agent or the Holder, constitute a waiver of any provision of the Note or any other Note Document or serve to effect a novation of the Obligations.
21.
ENTIRE AGREEMENT. THIS NOTE (INCLUDING THE SCHEDULES HERETO) AND THE OTHER NOTE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE HOLDER, THE BORROWER AND THE OTHER LOAN PARTIES WITH RESPECT TO THEIR SUBJECT MATTER AND SUPERSEDES ALL PRIOR CONFLICTING OR INCONSISTENT AGREEMENTS, CONSENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER. THE BORROWER ACKNOWLEDGES AND AGREES THAT THERE IS NO ORAL AGREEMENT BETWEEN THE BORROWER AND THE HOLDER WHICH HAS NOT BEEN INCORPORATED IN THIS NOTE AND THE NOTE DOCUMENTS.

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above.

GETAROUND, INC.,
as the Borrower

By: /s/ Spencer Jackson
Name: Spencer Jackson
Title: General Counsel & Secretary

[SUPER PRIORITY SECURED PROMISSORY NOTE]

Acknowledged and Agreed:

HOLDER

MUDRICK CAPITAL MANAGEMENT L.P.,

on behalf of certain funds, investors, entities or accounts that is managed, sponsored or advised by it

By: /s/ Jason Mudrick
Name: Jason Mudrick
Title: Chief Investment Officer

[SUPER PRIORITY SECURED PROMISSORY NOTE]

SCHEDULE I

NOTICES

Borrower

Getaround, Inc.

55 Green Street

San Francisco, California 94111

Attn: Tom Alderman; Spencer Jackson

Email: tom@getaround.com; legal@getaround.com

With a copy (such copy not to constitute notice) to:

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, California 94105

Attn: Bill Hughes

Email: whughes@orrick.com

Holder

Mudrick Capital Management L.P.

on behalf of certain funds, investors, entities or accounts that is managed, sponsored or advised by it

527 Madison Avenue, 6th Floor

New York, NY 10022

Attn: Glenn Springer

Email: operations@mudrickcapital.com; vdanh@mudrickcapital.com; kkim@mudrickcapital.com

With a copy (such copy not to constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attn: Matt Barr; Nitin Konchady

Email: matt.barr@weil.com; nitin.konchady@weil.com

Exhibit 10.2

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED OR SOLD UNLESS REGISTERED PURSUANT TO THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

FOURTH AMENDED AND RESTATED SUPER PRIORITY SECURED PROMISSORY NOTE

$40,303,393.49	February 7, 2024

FOR VALUE RECEIVED, GETAROUND, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to MUDRICK CAPITAL MANAGEMENT L.P., on behalf of certain funds, investors, entities or accounts that is managed, sponsored or advised by it (together with its permitted successors and assigns, the “Holder”), an amount equal to 108.000% of the principal amount of the Note (which principal amount shall include all capitalized amounts and/or accrued and unpaid interest on the Note) (collectively, the “Repayment Amount”).

1.
Definitions. In this Note, the following terms shall have the following meanings:
(a)
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
(b)
“Bankruptcy Code” means Title 11 of the United State Code, as amended, or any similar federal or state law for the relief of debtors.
(c)
“Borrower” shall have the meaning assigned to such term in the preamble.
(d)
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York are authorized or required by law to close.
(e)
“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into or exchangeable for such equity prior to their conversion or exchange, as the case may be.
(f)
“Cash Equivalents” mean: (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by (A) the United States of America (or any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America) or (B) any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory, having a rating of at least A-1 from S&P or at least P-1 from Moody’s, in each case maturing within one year from the date of acquisition thereof; (ii) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at the date of acquisition thereof, the highest credit rating obtainable from S&P or Moody’s; (iii) investments in certificates of deposit, banker’s acceptances and demand or time deposits, in each case maturing within 180 days from the date of acquisition thereof, issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; (v) money market funds that (A) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $500,000,000; and (vi) instruments equivalent to those referred to in clauses (i) through (v) above denominated in pounds sterling, Canadian dollars or Euro or any other foreign currency comparable in credit quality and tenor and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Subsidiary organized in such jurisdiction.
(g)
“Collateral” means any and all assets, whether real or personal, tangible or intangible, on which Liens are purported to be granted pursuant to the Security Documents as security for the obligations under this Note and the Guarantee Agreement.
(h)
“Collateral Agent” means U.S. Bank Trust Company, National Association, in its capacity as collateral agent, until a successor replaces it in accordance with the provisions of the Security Documents and, thereafter, means such successor.
(i)
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
(j)
“Convertible Notes Indenture” means that certain Indenture, dated as of December 8, 2022 (as amended, modified, restated and/or supplemented from time to time), by and among the Borrower, the Guarantors party thereto and U.S. Bank Trust Company, National Association, in its capacities as trustee and collateral agent, governing the Borrower’s 8.00% / 9.50% Convertible Senior Secured PIK Toggle Notes due 2027 (the “Convertible Notes”).
(k)
“Default” means any event or condition which, upon notice, lapse of time or both, would constitute an Event of Default.
(l)
“Default Rate” shall have the meaning assigned to such term in Section 2(c).
(m)
“Deposit Account Control Agreements” means such control agreements required pursuant to Section 3.9 of the Security Agreement.
(n)
“Dollars” and “$”means the lawful currency of the United States of America.
(o)
“Event of Default” shall have the meaning assigned to such term in Section 6(a).
(p)
“Excluded Subsidiary” shall have the meaning assigned to such term in the Convertible Notes Indenture.
(q)
“GAAP” means generally accepted accounting principles in the United States of America.
(r)
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
(s)
“Guarantee” means the guarantee by each Guarantor of the Borrower’s obligations under this Note pursuant to Section 5 hereof and the Guarantee Agreement.

3

(t)
“Guarantee Agreement” means that certain Guarantee Agreement, dated as of September 8, 2023, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
(u)
“Guarantors” shall have the meaning assigned to such term in the Guarantee Agreement.
(v)
“Holder” shall have the meaning assigned to such term in the preamble.
(w)
“Indebtedness” shall have the meaning assigned to such term in the Convertible Notes Indenture.
(x)
“Intellectual Property Security Agreement” means that certain Intellectual Property Security Agreement dated September 8, 2023, by and among the grantors a party thereto and the Collateral Agent, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
(y)
“Interest Rate” shall have the meaning assigned to such term in Section 2(a).
(z)
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
(aa)
“Lien” means, with respect to any asset, (a) any mortgage, leasehold mortgage, deed of trust, leasehold deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, collateral assignment, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
(bb)
“Loan Parties” means the Borrower and the Guarantors.
(cc)
“Maturity Date” means August 7, 2026.
(dd)
“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Borrower or any of its Subsidiaries in respect of a transaction contemplated in Section 4 hereof (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any such transaction), provided that such amount shall be net of the direct costs relating to such transaction, including, without limitation, legal, accounting and investment banking fees, and sales commissions, taxes paid or payable as a result of such transaction, any charges, payments or expenses incurred in connection with such transaction and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP. To the extent the amounts that must be netted against any cash proceeds and Cash Equivalents cannot be reasonably determined by the Borrower with respect to any transaction, such cash proceeds and Cash Equivalents shall not be deem received until such amounts to be netted are known by the Borrower.
(ee)
“Note” shall mean this Fourth Amended and Restated Super Priority Secured Promissory Note.
(ff)
“Note Documents” shall mean this Note, the Subscription Agreements, the Guarantee Agreement, the Security Documents, and each other instrument, document or agreement executed and/or

4

delivered by a Loan Party pursuant to or in connection with any of the foregoing, each as amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time.
(gg)
“Obligations” shall have the meaning assigned to such term in Section 5.
(hh)
“Permitted Liens” shall have the meaning assigned to such term in the Convertible Notes Indenture
(ii)
“Permitted Refinancing” shall have the meaning assigned to such term in the Convertible Notes Indenture
(jj)
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Note.
(kk)
“PGE Facility” shall have the meaning assigned to such term in the Convertible Notes Indenture.
(ll)
“Pledge Agreement” means that certain share charge, dated as of September 8, 2023, by and among the Borrower, certain subsidiaries and Affiliates of the Borrower, and the Collateral Agent, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
(mm)
“Security Agreement” means that certain Security Agreement, dated as of September 8, 2023, by and among the Borrower, the other grantors party thereto and the Collateral Agent, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
(nn)
“Security Documents” means all security agreements (including the Security Agreement, Pledge Agreement, Intellectual Property Security Agreement and the Deposit Account Control Agreements), intercreditor agreements (including the Super Priority Intercreditor Agreement), pledge agreements, charges, mortgages, collateral assignments, collateral agency agreements, or other grants or transfers for security executed and delivered by the Borrower or any Guarantor creating (or purporting to create) a Lien upon Collateral for the benefit of the Holder to secure the obligations under this Note and the Guarantee Agreement, in each case, as amended, supplemented, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and the terms of this Note.
(oo)
“Similar Business” means (1) any business conducted by the Borrower or any of its Subsidiaries on the date of this Note or (2) any business or other activities that are reasonably similar, ancillary, incidental, corollary, complementary, synergistic or related to, or a reasonable extension, development or expansion of, the businesses that the Borrower and its Subsidiaries conduct or propose to conduct on the date of this Note.
(pp)
“Subscription Agreements” means (i) that certain Subscription Agreement, dated as of September 8, 2023, by and between the Borrower and the Holder and (ii) that certain Amended and Restated Incremental Super Priority Note Subscription Agreement, dated as of January 19, 2024, by and between the Loan Parties and the Holder, in each case as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
(qq)
“Subsidiary” means, with respect to any Person, (A) any corporation, company, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ or shareholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable,

5

of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.
(rr)
“Super Priority Intercreditor Agreement” means that certain Super Priority Intercreditor Agreement, dated as of September 8, 2023, by and between the Holder, U.S. Bank Trust Company, National Association, as collateral agent under the Convertible Notes Indenture, and the Collateral Agent, acknowledged by the Loan Parties, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
(ss)
“As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to the Borrower not defined in this Section 1 and accounting terms partly defined in this Section 1, to the extent not defined, shall have the respective meanings given to them under GAAP, (ii) references in this Note to “Articles”, “Sections”, “Annexes”, “Exhibits”, or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Note unless otherwise specifically provided (iii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iv) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (v) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, capital stock, securities, revenues, accounts, leasehold interests and contract rights, and (vi) references to agreements or other contractual obligations (including any of this Note) shall, unless otherwise specified, be deemed to refer to such agreements or contractual obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time.
2.
Interest.
(a)
Interest shall accrue on the outstanding principal amount under this Note at a rate equal to 15.00% per annum (the “Interest Rate”) from and after February 7, 2024.
(b)
Interest payable hereunder shall be computed on the basis of a year of 365 days and the actual number of days elapsed.
(c)
Accrued interest hereunder shall be capitalized and added to the outstanding principal balance of this Note on the 15th of each month (or the next Business Day), commencing February 15, 2024. Accrued interest hereunder shall be paid in cash on (i) any date on which all or any portion of the principal balance of this Note is repaid or prepaid, solely with respect to the principal amount so repaid or prepaid, (ii) if the principal balance of this Note has not then previously been paid in full, the Maturity Date and/or (iii) any date on which the Obligations are accelerated in compliance with Section 6 hereof.
(d)
Upon the occurrence and during the continuance of an Event of Default, the unpaid principal amount under this Note and, to the extent permitted by applicable law, any interest payment or any fee or other amount owed hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under any applicable bankruptcy laws, whether or not allowed in such a proceeding) payable on demand at a rate that is 2.00% per annum in excess of the Interest Rate (the “Default Rate”). Notwithstanding any provision herein to the contrary, no interest shall accrue under this Note at a rate in excess of the highest applicable rate permitted by law, and the payment of any interest (including any charge or fee held by a court to be interest) in excess of such rate shall constitute a payment of and be applied to principal owing hereunder.

6

3.
Repayments.
(a)
The Repayment Amount shall become due and payable on the Maturity Date or on such earlier date pursuant to Section 6(b) hereof.
(b)
All monies due hereunder shall be paid in immediately available Dollars. If any payment on this Note shall be due on a day that is not a Business Day, it shall be payable on the next succeeding Business Day. Upon final payment of the Repayment Amount, this Note shall be surrendered to the Borrower for cancellation. Amounts borrowed and repaid hereunder may not be reborrowed. All payments hereunder shall be applied to accrued and unpaid interest and to outstanding principal of this Note in such order as determined by the Holder in its sole discretion.
4.
Prepayments.
(a)
The Borrower may prepay the Repayment Amount of this Note, in whole or in part, at any time.
(b)
The Borrower shall prepay the Repayment Amount of this Note, in whole or in part, with
(i)
100% of the Net Proceeds of a sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions (including by way of a sale leaseback), of property or assets (including Capital Stock of a Subsidiary) of the Borrower or any of its Subsidiaries; provided that no prepayment pursuant to this Section 4(b)(i) shall be required in connection with the first $10,000,000 of Net Proceeds to the extent a majority of the entire Board of Directors of the Borrower determines to retain, and not repay this Note using, such Net Proceeds; and
(ii)
provided further, that, upon payment in full of Repayment Amount, the Borrower shall not be required to make any further payment to the Holder pursuant to this Section 4(b).
5.
Guarantees and Security.
(a)
The obligations of the Borrower under this Note, including, but not limited to, payment of the Repayment Amount and all other obligations (including any expense reimbursement and/or indemnification obligations) with respect to this Note and the other Note Documents (collectively, the “Obligations”) shall be guaranteed by the Guarantors under the Guarantee Agreement.
(b)
The Borrower shall cause each of its Subsidiaries (other than an Excluded Subsidiary) to become a Guarantor by executing an amended or supplemental Guarantee Agreement. The Borrower will, and will procure that Getaround SAS will, in each case, if tax counsel to the Borrower and the Holder agree in good faith that the following shall not result in material adverse consequences to the Borrower pursuant to Section 956 of the Code: (i) as soon as practicable, and in no event later than the earlier of (A) 90 days after the date of this Note and (B) the receipt of consent of the lender under the PGE Facility, use its commercially reasonable efforts to cause Getaround SAS to become a Guarantor by executing an amended or supplemental Guarantee Agreement and (ii) as soon as practicable, and in no event more than 30 days after the repayment of the PGE Facility in full (other than by way of a refinancing thereof consisting of French State guaranteed loans), will cause Getaround SAS to become a Guarantor by executing an amended or supplemental Guarantee Agreement.
(c)
The Borrower shall use commercially reasonable efforts to cause any joint venture or Similar Business to become a Guarantor by executing an amended or supplemental Guarantee Agreement.

7

(d)
Any investments in the Capital Stock or indebtedness of a joint venture or Similar Business shall be made only by the Borrower or a Guarantor, and such Capital Stock shall form part of the Collateral pursuant to the Security Documents.
(e)
The Obligations of the Borrower hereunder and the Guarantors under the Guarantee Agreement shall be secured by the Collateral pursuant to the terms of the Security Documents. The Security Documents shall provide for the grant by the Borrower and the Guarantors party thereto to the Collateral Agent of security interests in the Collateral.
(f)
The Borrower shall, and shall cause each of the Guarantors to, at its sole cost and expense, take or cause to be taken such actions as may be required by the Security Documents, to perfect, maintain (with the priority required under the Security Documents), preserve and protect the valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral granted by the Security Documents in favor of the Collateral Agent for the benefit of the Holder as security for the obligations under the Note Documents, prior to the rights of all third Persons and subject to no other Liens, in each case other than Permitted Liens; provided that, notwithstanding anything to the contrary under this Note or any Security Document, the Borrower and the Guarantors shall not be required (A) to perfect the security interests and/or Liens granted by the Security Documents by any means other than by (1) filings pursuant to the UCC in the office of the secretary of state (or similar filing office) of the jurisdiction of incorporation or formation of the Borrower or such Guarantor, (2) filings in United States government offices with respect to registered and applied for United States Intellectual Property owned by the Borrower or any Guarantor, (3) filing or recording in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent and (4) use their best efforts to cause all cash of such Borrower or such Guarantors, as applicable, to be held in a deposit account that is subject to a tri-party account control agreement in favor of the Collateral Agent and maintained by a branch office located within the United States of America and (B) other than as contemplated in Section 5(e), to complete any filings or other action with respect to the perfection of the security interests, including of any intellectual property, created under the Security Documents in any jurisdiction outside of the United States.
(g)
The Borrower shall from time to time promptly file and pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to the Note Documents and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.
(h)
The Borrower and the Guarantors will, and will procure that Getaround SAS, in each case, if tax counsel to the Borrower and the Holder agree in good faith that the following shall not result in material adverse consequences to the Borrower pursuant to Section 956 of the Code:
(i)
as soon as practicable, and in no event later than the earlier of (I) 30 days after the date of this Note and (II) obtaining the consent of the lender under the PGE Facility, will, use its commercially reasonable efforts to execute and deliver to the Collateral Agent such Security Documents (in a form that is reasonably satisfactory to the Holder) and other documents, including an intercreditor agreement, to create effective junior priority Liens and security interests over the collateral that secures the PGE Facility as of the date of this Note to be provided in respect of this Note and take all action, including executing and delivering all ancillary documents, in connection with the creation, perfection and/or registration of such collateral.
(ii)
as soon as practicable, and in no event more than 30 days after the repayment of the PGE Facility in full (other than by way of a Permitted Refinancing thereof consisting of French State guaranteed loans), will execute and deliver to the Collateral Agent such Security Documents (in a form that is reasonably satisfactory to the Holder) and other documents to create effective first priority Liens and security interests over the collateral that secures the PGE

8

Facility as of the date of this Note to be provided in respect of this Note and take all action, including executing and delivering all ancillary documents, in connection with the creation, perfection and/or registration of such collateral.
6.
Events of Default.
(a)
The occurrence of any one or more of the following events shall constitute an Event of Default (an “Event of Default”) under this Note:
(i)
the failure to pay (A) any amount of principal of this Note when due or (B) any other amount owing under this Note, in the case of this clause (B), within five (5) days after the date when due;
(ii)
failure by the Borrower for two (2) consecutive days after written notice from the Holder has been received by the Borrower to comply with any of its other obligations contained in any of this Note or any of the Subscription Agreements;
(iii)
any Guarantee ceases to be in full force and effect except as otherwise provided in the Guarantee Agreement or any Guarantor denies or disaffirms its obligations under its Guarantee;
(iv)
unless such Liens have been released in accordance with the provisions of this Note or the Security Documents, the Liens in favor of the Holder with respect to Collateral having a fair market value in excess of $5,000,000 cease to be valid or enforceable (other than as a result of the Collateral Agent failing to maintain possession of Collateral actually delivered to it) and such default continues for 30 days;
(v)
the failure by the Borrower or any Guarantor to comply for ten (10) days after written notice to the Borrower or such Guarantor by the Holder or the Collateral Agent with its other agreements contained in the Security Documents, except for a failure that would not be material to the Holder and would not materially affect the value of the Collateral taken as a whole;
(vi)
any “Event of Default” or “Fundamental Change” (as defined in the Convertible Notes Indenture) occurs (or would have occurred) and is continuing (or would have been continuing) under the Convertible Notes Indenture as in effect on the date hereof;
(vii)
Holder having delivered written notice to Borrower that, by the later of (i) sixty (60) days following the date hereof and (ii) five (5) Business Days following the Holder’s identification of candidates who satisfy the definition of Independent Director (as defined in the Subscription Agreement), the Board of Directors of the Borrower, the Compensation Committee of the Board of Directors of the Borrower and the Nominating and Corporate Governance Committee of the Board of Directors of the Borrower shall not have been reconstituted as follows: (A) the total number of members of the Board of Directors of the Borrower shall be five (5), consisting of: one (1) Independent Director serving as the Class I Director, two (2) Class II Directors, at least one of whom shall be an Independent Director, and two (2) Class III Directors, one of whom shall be Jason Mudrick, and (B) assuming they comply with the independence requirements of the NYSE, two (2) Independent Directors shall have been appointed to the Compensation Committee of the Board of Directors of the Borrower and the Nominating and Corporate Governance Committee of the Board of Directors of the Borrower; or

9

(viii)
at any time after the Initial Subsequent Closing Date (as defined in the Subscription Agreement), (A) if the Appointment Outside Date (as defined in the Subscription Agreement) has not occurred, the total number of members of the Board of Directors of the Borrower is not five (5) and such Board of Directors is not comprised of (A) only one (1) Class II Director and (B) two (2) Class III Directors, one of whom shall be Jason Mudrick or (B) if the Appointment Outside Date has occurred, the Board of Directors of the Borrower, the Compensation Committee of the Board of Directors of the Borrower and the Nominating and Corporate Governance Committee of the Board of Directors are not constituted as contemplated in clause (vii).
(b)
The Borrower agrees that, upon an Event of Default under this Note, the Holder may do one or more of the following without prior notice except as required by law or expressly agreed in writing by the Holder: (1) declare the Borrower in default and (2) declare the Repayment Amount to be due and payable in whole (or in part, in which case any portion of the Repayment Amount not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the Repayment Amount so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. In addition, if any Event of Default occurs and is continuing, the Holder shall have all rights, powers and remedies available under any other Note Documents, as well as all rights and remedies available at law or in equity. Notwithstanding the first sentence of this Section 6(b), upon the occurrence of an Event of Default described in clause (vi) above pursuant to Section 7.01(A)(x), Section 7.01(A)(xi) or Section 7.01(A)(xii) of the Convertible Notes Indenture, the Repayment Amount so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder will automatically be due and payable immediately. Notwithstanding anything to the contrary herein, upon an Event of Default under Section 6(a)(vii) above, arising from the good faith determination by a majority of the members of the Borrower’s Board of Directors, based upon consultation with outside counsel, that the appointment of one or both of the Independent Directors is reasonably likely to result in a breach of such directors’ fiduciary duties under applicable law, Holder’s sole remedy for such breach shall as set forth in the Note Documents, and the Holder shall not be entitled to any form of specific performance remedy with respect to any obligation under Section 6(a)(vii) as a result of such Event of Default. Upon any such determination by the members of the Borrower’s Board of Directors, the Borrower shall deliver a written notice to the Holder within two (2) Business Days of such determination.
7.
Assignment. The Borrower may not sell, assign or otherwise transfer its right, title and interest in or obligations under this Note without the prior written consent of the Holder. The Holder may sell, assign or otherwise transfer its right, title and interest in, and obligations under, this Note with the prior written consent of the Borrower (such consent not to be unreasonably withheld, delayed or conditioned), except that the Borrower’s consent shall not be required for an assignment by the Holder to an Affiliate of the Holder or any investment fund or account managed or advised by the investment manager who acts on behalf of the Holder.
8.
No Waiver by Holder. No delay or omission by the Holder or any other holder hereof to exercise any power, right or remedy accruing to the Holder or any other holder hereof shall impair any such power, right or remedy or shall be construed to be a waiver of the right to exercise any such power, right or remedy. The Holder shall not be obligated or be deemed obligated to notify the Borrower that it is requiring the Borrower to strictly comply with the terms and provisions of this Note before accelerating this Note and exercising its other remedies hereunder because of the Borrower’s failure to timely perform its obligations under this Note, except to the extent notice is otherwise required under this Note.
9.
Borrower Waiver. The Borrower hereby forever waives presentment, presentment for payment, demand, protest, notice of protest, notice of dishonor of this Note and all other demands and notices other than notices otherwise required under this Note in connection with the delivery, acceptance, performance and enforcement of this Note.

10

10.
Section Headings. Section headings appearing in this Note are for convenient reference only and shall not be used to interpret or limit the meaning of any provision of this Note.
11.
VENUE; CHOICE OF LAW. THIS NOTE AND EACH OTHER NOTE DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY NOTE DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY NOTE DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (BOROUGH OF MANHATTAN) OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS NOTE, EACH OF THE BORROWER AND THE HOLDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED HEREIN OR IN ANY OTHER NOTE DOCUMENT WILL PREVENT THE HOLDER FROM BRINGING ANY ACTION TO ENFORCE ANY AWARD OR JUDGMENT OR EXERCISE ANY RIGHT UNDER THE SECURITY DOCUMENTS OR AGAINST ANY COLLATERAL OR ANY OTHER PROPERTY OF ANY LOAN PARTY IN ANY OTHER FORUM IN WHICH JURISDICTION CAN BE ESTABLISHED. EACH OF THE BORROWER AND HOLDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY NOTE DOCUMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY NOTE DOCUMENTS IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER) IN SECTION 17. NOTHING IN THIS NOTE OR ANY OTHER NOTE DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
12.
WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OTHER NOTE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS NOTE AND THE OTHER NOTE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
13.
Successors and Assigns. This Note and all the covenants and agreements contained herein shall be binding upon, and shall inure to the benefit of, the respective legal representatives, heirs, successors and permitted assigns of the Borrower and the Holder.
14.
Records of Payments. The records of the Holder shall be prima facie evidence of the amounts owing on this Note including, without limitation, any adjustments to the principal amount and Repayment Amount hereof in accordance with the terms hereof and shall be binding on the Borrower absent manifest error.

11

15.
Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by the Borrower and the Holder. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.
16.
Severability. In the event any one or more of the provisions contained in this Note should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. Each waiver in this Note is subject to the overriding and controlling rule that it shall be effective only if and to the extent that (a) it is not prohibited by applicable law and (b) applicable law neither provides for nor allows any material sanctions to be imposed against the Holder for having bargained for and obtained it.
17.
Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date of transmission to such recipient (with no mail undeliverable or other rejection notice), (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address or electronic mail address, as applicable, specified in Schedule I hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 17.
18.
Counterparts. The parties may sign any number of copies of this Note. Each signed copy, which may be delivered by facsimile or PDF transmission, shall be an original, but all of them together represent the same agreement. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) will constitute effective execution and delivery of this Note as to the other parties hereto will be deemed to be their original signatures for all purposes. The Borrower agrees to assume all risks arising out of the use of digital signatures and electronic methods to submit communications, including, without limitation, the risk of interception and misuse by third parties.
19.
Usury Laws. It is the intention of each party hereto to conform strictly to all applicable usury laws now or hereafter in force, and any interest payable under this Note shall be subject to reduction to the amount not in excess of the maximum legal amount allowed under the applicable usury laws as now or hereafter construed by the courts having jurisdiction over such matters. If the maturity of this Note is accelerated by reason of an election by the Holder, prepayment by Borrower or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Holder either be rebated to the Borrower or credited on the Repayment Amount, or if this Note has been paid, then the excess shall be rebated to the Borrower. The aggregate of all interest (whether designated as interest, service charges, points or otherwise) contracted for, chargeable, or receivable under this Note shall under no circumstances exceed the maximum legal rate upon the unpaid balance of the Repayment Amount remaining unpaid from time to time. If such interest does exceed the maximum legal rate, it shall be deemed a mistake and such excess shall be canceled automatically and, if theretofore paid, rebated to Borrower or credited on the Repayment Amount, or if this Note has been repaid, then such excess shall be rebated to Borrower.
20.
Reaffirmation. The Borrower on behalf of itself and each Guarantor, as debtor, grantor, pledgor, guarantor, assignor, or in any other similar capacity in which such Person grants liens or security

12

interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, in each case, pursuant to any Note Document, hereby (i) ratifies and reaffirms all of its and each Guarantor’s payment and performance obligations, contingent or otherwise, under this Note and each other Note Document to which it is a party and (ii) to the extent such Person granted liens on or security interests in any of its property pursuant to any Security Documents as security for or otherwise guaranteed the Obligations under or with respect to the Note Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. The Borrower on behalf of itself and each Guarantor hereby consents to this Note and acknowledges that each of the Note and each other Note Document remains in full force and effect and is hereby ratified and reaffirmed. Except as expressly set forth herein, the execution of this Note shall not operate as a waiver of any right, power or remedy of the Collateral Agent or the Holder, constitute a waiver of any provision of the Note or any other Note Document or serve to effect a novation of the Obligations.
21.
ENTIRE AGREEMENT. THIS NOTE (INCLUDING THE SCHEDULES HERETO) AND THE OTHER NOTE DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE HOLDER, THE BORROWER AND THE OTHER LOAN PARTIES WITH RESPECT TO THEIR SUBJECT MATTER AND SUPERSEDES ALL PRIOR CONFLICTING OR INCONSISTENT AGREEMENTS, CONSENTS AND UNDERSTANDINGS RELATING TO SUCH SUBJECT MATTER. THE BORROWER ACKNOWLEDGES AND AGREES THAT THERE IS NO ORAL AGREEMENT BETWEEN THE BORROWER AND THE HOLDER WHICH HAS NOT BEEN INCORPORATED IN THIS NOTE AND THE NOTE DOCUMENTS.

13

IN WITNESS WHEREOF, the undersigned have executed this Note as of the date first written above.

GETAROUND, INC.,
as the Borrower

By: /s/ Sam Zaid
Name: Sam Zaid
Title: CEO

[SUPER PRIORITY SECURED PROMISSORY NOTE]

Acknowledged and Agreed:

HOLDER

MUDRICK CAPITAL MANAGEMENT L.P.,

on behalf of certain funds, investors, entities or accounts that is managed, sponsored or advised by it

By: /s/ Jason Mudrick
Name: Jason Mudrick
Title: Chief Investment Officer

[SUPER PRIORITY SECURED PROMISSORY NOTE]

SCHEDULE I

NOTICES

Borrower

Getaround, Inc.

55 Green Street

San Francisco, California 94111

Attn: Tom Alderman; Spencer Jackson

Email: tom@getaround.com; legal@getaround.com

With a copy (such copy not to constitute notice) to:

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, California 94105

Attn: Bill Hughes

Email: whughes@orrick.com

Holder

Mudrick Capital Management L.P.

on behalf of certain funds, investors, entities or accounts that is managed, sponsored or advised by it

527 Madison Avenue, 6th Floor

New York, NY 10022

Attn: Glenn Springer

Email: operations@mudrickcapital.com; vdanh@mudrickcapital.com; kkim@mudrickcapital.com

With a copy (such copy not to constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attn: Matt Barr; Michael Lubowitz; Nitin Konchady

Email: matt.barr@weil.com; michael.lubowitz@weil.com; nitin.konchady@weil.com

Exhibit 10.4

September 5, 2024

U.S. Bank Trust Company, National Association,

as Trustee and Collateral Agent under the Indenture referred to below

Global Corporate Trust Services

60 Livingston Avenue

St. Paul, MN 55107

Attn: Account Administration (Getaround Notes)

Getaround, Inc.

P.O. Box 24173
Oakland
CA 946231

Attn: Chief Financial Officer

with a copy to:

legal@getaround.com

Orrick, Herrington & Sutcliffe LLP

The Orrick Building

405 Howard Street

San Francisco, CA 94105

Attn: Brett Cooper

Re: Fundamental Change Forbearance

Ladies and Gentlemen:

Reference is made to the Indenture, dated as of December 8, 2022 (as supplemented by the First Supplemental Indenture, dated September 8, 2023, and the Second Supplemental Indenture, dated August 19, 2024, the “Indenture”), by and among Getaround, Inc. (the “Company”) and U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), pursuant to which the Company issued the 8.00% / 9.50% Convertible Senior Secured PIK Toggle Notes due 2027 (the “Notes”). Capitalized terms used but not defined herein shall have the meanings provided in the Indenture.

The undersigned hereby represents and warrants that it is the beneficial or record owner of, or has sole investment or voting discretion with respect to, the aggregate principal amount of Notes set forth opposite each Person’s name on Annex A hereto (such Person, a “Holder”, and collectively, the “Holders”), and has the power and authority to bind the beneficial owner(s) of such Notes including without limitation to act on behalf of, vote, direct the Trustee and the Collateral Agent as to, consent to matters concerning and waive any provision of, the Indenture and the Notes.

The undersigned hereby represents and warrants that the Holders collectively beneficially own all of the aggregate principal amount of the outstanding Notes, and has provided to the Trustee position statements from brokers or custodians of the Holders evidencing such beneficial ownership of the Notes.

The undersigned understands that:

(a)
effective August 16, 2024, the Common Stock ceased to be listed on The New York Stock Exchange (the “Delisting”);
(b)
such Delisting constitutes a Fundamental Change under the Indenture, as a result of which, pursuant to Section 4.02 of the Indenture:
(i)
each Holder shall have the Fundamental Change Repurchase Right to require the Company to repurchase such Holder’s Notes on the relevant Fundamental Change Repurchase Date for a cash purchase price equal to the Fundamental Change Repurchase Price; and
(ii)
on or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company is required to send to each Holder, the Trustee, the Conversion Agent and the Paying Agent a Fundamental Change Notice to repurchase Notes no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the Fundamental Change Notice (such Section 4.02 of the Indenture, collectively, the “Fundamental Change Provisions”); and
(c)
failure by the Company to deliver a Fundamental Change Notice shall constitute an Event of Default under Section 7.01(A)(iii) of the Indenture (the “Fundamental Change Event of Default”); and
(d)
the Fundamental Change Event of Default would provide Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, the right, by notice to the Company and the Trustee, to declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately (the “Fundamental Change Event of Default Acceleration”); and
(e)
the Company has requested that each of the Holders agree to temporarily forbear during the Forbearance Period (as defined below) from the exercise of (i) the Fundamental Change Repurchase Right and (ii) any rights and remedies available to them under the Indenture, the Notes or otherwise under applicable law, including the ability to declare the Fundamental Change Event of Default Acceleration (collectively, the “Rights and

#99947511v2<WEIL>

3

Remedies”), solely to the extent arising from the Fundamental Change Provisions and the occurrence and continuation of the Fundamental Change Event of Default, in each case in connection with the Delisting, subject to the terms set forth herein.

Accordingly, upon the terms set forth herein:

(a)
From the date hereof until the Termination Date (as defined below), each Holder (severally and not jointly) hereby agrees that during the Forbearance Period it will forbear from exercising (i) the Fundamental Change Repurchase Right and (ii) any of the Rights and Remedies solely with respect to the Fundamental Change Provisions and the Fundamental Change Event of Default, in each case in connection with the Delisting (the “Forbearance”). For the avoidance of doubt, during the Forbearance Period, each Holder agrees that it will not deliver any notice or instruction to the Trustee directing the Trustee to exercise any of the Rights and Remedies with respect to the Fundamental Change Provisions or the Fundamental Change Event of Default in connection with the Delisting.
(b)
The Holders hereby request that during the Forbearance Period the Trustee not take, and direct the Trustee not to take, any remedial action solely with respect to the Fundamental Change Provisions or the Fundamental Change Event of Default. The Holders agree that this letter may be delivered to the Trustee on any date during the Forbearance Period as a direction contemplated by Section 7.05 of the Indenture, and that the Holders shall, upon request from the Company, provide such further direction to the Trustee as may be necessary to effectuate the intent of the foregoing. In the event that notwithstanding the foregoing, the Trustee or any Person takes any action to declare all of the Notes immediately due and payable pursuant to Section 7.02(B) of the Indenture during the Forbearance Period solely due to the Fundamental Change Event of Default, each Holder agrees to rescind and cancel such acceleration to the fullest extent permitted under the Indenture.

The Forbearance shall commence on the date hereof and continue until the date on which any Event of Termination (as defined below) shall have occurred (the “Termination Date” and the period commencing on the date hereof and ending on the Termination Date, the “Forbearance Period”). From and after the Termination Date, the Forbearance shall immediately and automatically terminate and have no further force or effect, and each of the Holders shall be released from any and all obligations and agreements under this letter and shall be entitled to exercise any of the Rights and Remedies as if the forbearance under this letter had never existed, and all of the Rights and Remedies under the Indenture and in law and in equity shall be available without restriction or modification.

The Forbearance Period shall automatically terminate if any of the following events shall occur (each, an “Event of Termination”):

#99947511v2<WEIL>

4

(a)
other than the Fundamental Change Event of Default in connection with the Delisting, there occurs any Default or Event of Default under the Indenture that is not cured within its applicable grace period;
(b)
a case under title 11 of the United States Code or any similar reorganization, liquidation, insolvency, or receivership proceeding under applicable law is commenced by the Company or any Guarantor;
(c)
the Company cures the Fundamental Change Event of Default by providing the Fundamental Change Notice, and no other Default or Event of Default has occurred and remains uncured at the time the Company cures such Fundamental Change Event of Default; or
(d)
the Holders consent to such termination in writing.

The Forbearance is limited in nature and nothing contained herein is intended, or shall be deemed or construed (i) to impair the ability of the Holders or the Trustee to exercise any of the Rights and Remedies during the Forbearance Period for Defaults or Events of Default other than the Fundamental Change Event of Default, (ii) to constitute a waiver of the Fundamental Change Event of Default or any future Defaults or Events of Default or compliance with any term or provision of the Indenture or applicable law, other than as expressly set forth in this letter or (iii) to establish a custom or course of dealing between the Company, on the one hand, and any Holder, on the other hand.

The Holders have not waived, released or compromised, and do not hereby waive, release or compromise, any events, occurrences, acts, or omissions that may constitute or give rise to any Defaults or Events of Default, including, without limitation, the Fundamental Change Events of Default, that existed or may have existed, or may presently exist, or may arise in the future, nor does any Holder waive any Rights and Remedies.

The execution and delivery of this letter shall not, except as otherwise set forth herein (i) constitute an extension, modification, or waiver of any aspect of the Indenture or the Notes; (ii) extend the maturity of the Notes or the due date of any payment of any amount(s) due thereunder or payable in connection therewith; (iii) give rise to any obligation on the part of the Holders to extend, modify or waive any term or condition of the Notes; (iv) establish any course of dealing with respect to the Notes; or (v) give rise to any defenses or counterclaims to the right of the Holders to compel payment of the Notes or any amounts(s) due thereunder or payable in connection therewith or otherwise enforce their rights and remedies set forth in the Indenture.

Each Holder, severally on a pro rata basis based on the Holders’ pro rata share, hereby agrees to (i) indemnify and hold harmless the Trustee, the Collateral Agent and their affiliates, and their respective past, present and future directors, officers, shareholders, partners, members, employees, agents, representatives, advisors, subcontractors and controlling persons (collectively, the “Indemnified Parties”), from and against any and all losses, claims, damages or liabilities (or actions in respect thereof) (collectively, the “Losses”), arising out of or related to the actions taken pursuant to and implementing the

#99947511v2<WEIL>

5

directions in this letter including but not limited to the execution of the Second Supplemental Indenture and (ii) reimburse each Indemnified Party for all fees and expenses (including, without limitation, the fees and expenses of counsel) as they are reasonably incurred in connection with or arising out of or related to this letter and the directions hereunder, provided that Holders shall not be liable under this provision to the extent that a court of competent jurisdiction shall have determined that such Losses resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Indemnified Party through its gross negligence or willful misconduct. For purposes hereunder, the term “pro rata share” means a fraction, the numerator of which shall be the principal balance of such Holder’s aggregate holdings of the Notes as of the date hereof as set forth in Annex A hereto; and the denominator of which shall be the total principal balance of all directing Holders’ aggregate holdings of the Notes as of such date. The foregoing indemnity is in all events secondary to any funds actually held by the Trustee or the Collateral Agent on account of principal or interest owed to the Holders that are available to pay or satisfy the Losses, and the Holders ratify the Trustee and/or the Collateral Agent’s authority to set off such amounts on account of such Losses without the consent of any party.

Promptly upon receipt by an Indemnified Party of notice of any demand, claim, or commencement or threatened commencement of any action, suit, proceeding, or investigation which might constitute a Loss for which indemnity is given hereunder, the Trustee and the Collateral Agent, as applicable, shall notify the Holders, via overnight courier, e-mail, facsimile or equivalent service addressed to the Holders at the address listed in the signature page hereto and shall provide to such Holders copies of all documents received by the Trustee and the Collateral Agent in connection therewith. Upon such notice, in addition to the Indemnified Party’s right to defend itself, the Holders may defend against the asserted Losses by counsel who is reasonably acceptable to the affected Indemnified Party, subject to such Indemnified Party’s right to counsel in the event of an actual or perceived conflict of interest, as determined by the Indemnified Party in its sole discretion.

Nothing herein shall in any way affect, limit, or impair the rights of the Trustee or the Collateral Agent under the Indenture, the Notes or any Security Document, or any other documents or agreements related thereto. If the indemnity set forth herein shall, in the reasonable opinion of the Trustee or the Collateral Agent, become insufficient or impaired, the Trustee and the Collateral Agent shall have the right to request additional indemnities or to cease (or not commence) to do the acts indemnified against until such insufficiency or impairment is cured.

Each Holder hereby represents and warrants that (x) this letter has been duly authorized, executed and delivered and constitutes its legal, valid and binding obligations enforceable in accordance with their terms, except as such enforceability may be limited by (i) bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and (ii) general principles of equity; and (y) it has independently reviewed this letter and not relied on any information from the Trustee or the Collateral Agent.

#99947511v2<WEIL>

6

This letter shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the conflict of laws principles thereof that would require application of the laws of another jurisdiction.

No alteration, amendment or modification of this letter shall be effective or binding upon any party unless in writing and duly executed by the Holders constituting the entire aggregate principal amount of the outstanding Notes. This letter (including the indemnity set forth herein) and any direction made pursuant hereto shall be binding upon any successor or assign of the Holders.

This letter may be executed by each Holder in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single instrument.

[Signature pages follow.]

#99947511v2<WEIL>

7

IN WITNESS WHEREOF, the undersigned has caused this letter to be executed and delivered as of the date first above written.

MUDRICK CAPITAL MANAGEMENT L.P. on behalf of the funds, investors, entities or accounts that is managed, sponsored or advised by it (each a “Holder”)

By:
Name: Jason Mudrick
Title: Chief Investment Officer

Address for Notices: 527 Madison Avenue, 6th Floor New York, NY 10022 Attn: Glenn Springer Email: operations@mudrickcapital.com; mabrams@mudrickcapital.com

[Signature Page to Fundamental Change Forbearance Letter]

Acknowledged and Agreed

GETAROUND, INC.,

By:
Name:
Title:

#99947511v2<WEIL>

9

Annex A

Holder	Principal Amount of Notes Held
Mudrick Opportunity Co-Investment Fund, LP	5,757,012
Mudrick Distressed Opportunity SIF Master Fund, L.P.	7,025,859
Mudrick Stressed Credit Master Fund, L.P.	18,227,856
Mudrick Distressed Opportunity Drawdown Fund II SC, L.P.	3,320,645
Mudrick Distressed Opportunity Fund Global, L.P.	50,238,006
Boston Patriot Batterymarch ST LLC	26,730,967
Blackwell Partners LLC - Series A	19,290,601
Mudrick Distressed Opportunity 2020 Dislocation Fund, L.P.	8,523,834
Mudrick Distressed Opportunity Drawdown Fund II, L.P.	33,947,959
Boston Patriot Newbury St LLC	17,883,587
Mercer QIF Fund PLC	10,549,151
Total	201,495,477

Exhibit 10.5

OUTSTANDING FEES SETTLEMENT AGREEMENT

This Outstanding Fees Settlement Agreement (“Settlement Agreement”) is entered into by and between Getaround, Inc. (“Getaround”) and iHeartMedia + Entertainment, Inc., Broader Media Holdings LLC, Clear Channel Outdoor, Inc. (“Vendor”). For the purposes of this Settlement Agreement, any reference to Getaround or Vendor shall include their wholly owned subsidiaries, affiliated companies, parent companies, holding companies, directors, officers, employees, and agents. Getaround and Vendor may be referred to individually as a “Party” and collectively as the “Parties.” This Settlement Agreement is effective as of the date last signed by both parties (“Effective Date”); however, this Settlement Agreement must be signed before May 13, 2024 or shall otherwise be void.

1.
Outstanding Fees. The Parties acknowledge that, under all previously executed agreements between the Parties (“Previous Agreements”), Getaround is past due on its payment obligations to Vendor in an amount that may be in excess of USD $1,300,000 (the “Outstanding Fees”). In consideration of the Settlement Amount, and other good and valuable consideration, the sufficiency of which the Parties hereby acknowledge, Vendor has agreed to accept from Getaround a total final lump sum payment in the amount of USD $500,000 (“Settlement Amount”) as full payment of the Outstanding Fees, subject to the terms and conditions of this Settlement Agreement. Getaround will initiate the Settlement Amount to MMG Partners LLC, Media Collections (“Vendor’s Collection Agency”) and provide the applicable bank remittance to Vendor’s Collection Agency within 1 business day of the Effective Date. Getaround’s failure to initiate a payment as set forth above will constitute a material breach of this Settlement Agreement entitling the Vendor to void this Settlement Agreement.

2.
Previous Stock Payment. Vendor has in its possession a certain number of shares of Getaround’s publicly traded stock that Getaround used to pay for previous amounts due to Vendor (“GETR Shares”). Vendor is entitled to trade the GETR Shares, in its sole discretion, at any time, and is entitled to the full proceeds it may receive from the GETR Shares.

3. Release. Immediately upon payment of the full Settlement Amount, the Parties hereby release and forever discharge each other of and from any and all claims, acts, damages, demands, rights of action, and causes of action which each Party ever had, now has, or in the future may have, against the other, arising from or in any way connected to the Previous Agreements or this Settlement Agreement.

4. Confidentiality. The Parties agree to keep the terms of this Settlement Agreement confidential and not to disclose the terms of this Settlement Agreement to any third party except as may be required by law or any regulatory body.

5. Governing Law. This Settlement Agreement will be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of laws principles of such State.

6. Entire Agreement. This Settlement Agreement contains the entire agreement between the Parties with respect to the Outstanding Fees and supersedes any and all prior agreements, understandings, or negotiations, whether written or oral, between the Parties with respect to the Outstanding Fees. This Settlement Agreement may be amended only by a written agreement signed by both Parties.

Understood and agreed to by the duly authorized representative of each Party.

Getaround, Inc. By: /s/ Eduardo Iniguez Name: Eduardo Iniguez Title: CEO Date:	Vendor By: /s/ Sylvia Mendez Name: Sylvia Mendez Title: Director Date: 05/10/2024

Exhibit 10.6

CONFIDENTIAL SETTLEMENT AGREEMENT

This Confidential Settlement Agreement (“Agreement”) is made and entered into as of March 8, 2024 by and between Getaround, Inc. (“Getaround”), on the one hand, and Broadspire Services, Inc. (“Broadspire”), on the other hand. Getaround and Broadspire may be referred to in this Agreement collectively as the “Parties,” or individually as a “Party.” This Agreement is effective as of the date it has been signed by both Parties.

WHEREAS, Getaround is an app-based peer-to-peer vehicle rental marketplace that allows drivers to rent cars from private car owners for payment;

WHEREAS, Broadspire provides third-party administrator (“TPA”) and claims services for automobile liability, property damage, and personal injury claims;

WHEREAS, between April 1, 2018 and March 31, 2020, Broadspire provided TPA and claims services for more than 3,100 automobile liability, property damage, and/or personal injury claims referred to Broadspire by Getaround;

WHEREAS, on March 5, 2021, Getaround filed a lawsuit against Broadspire captioned Getaround, Inc. v. Broadspire Services, Inc., Case No. 21-CGC-590022, in San Francisco Superior Court (the “Action”). In the Action, Getaround asserted causes of action for professional negligence, breach of implied contract, and breach of the implied covenant of good faith and fair dealing concerning the TPA and claims services that Broadspire provided for Getaround between April 2018 and March 2020;

WHEREAS, on April 29, 2021, Broadspire filed a Cross-Complaint against Getaround asserting several claims concerning Getaround’s lack of payment to Broadspire beginning in October 2019, including breach of implied contract, unjust enrichment, and quantum meruit;

WHEREAS, without admitting, and expressly denying any liability whatsoever, Getaround and Broadspire now wish to settle any and all claims arising out of the Action, including those causes of action specifically identified above, subject to the terms and conditions of this Agreement;

WHEREAS, on February 22, 2024, pursuant to California Code of Civil Procedure section 664.6(a), Getaround and Broadspire orally agreed to material settlement terms in a proceeding held before the presiding trial judge in the Action, Hon. Garrett L. Wong, subject to the Court’s retention of jurisdiction to enforce those settlement terms until they are fully performed; and

WHEREAS, Getaround and Broadspire now wish to further document the settlement orally agreed to on February 22, 2024,

NOW, THEREFORE, in consideration of the foregoing promises and the promises set forth below, and incorporating the recitals set out above, the Parties agree as follows:

1.
Payment by Broadspire
1.1.
Broadspire agrees to pay Getaround the sum of Fifteen Million and 0/100 Dollars ($15,000,000.00, herein the “Settlement Payment”) by March 14, 2024.
1.2.
The Settlement Payment shall be made on behalf of Broadspire by wire transfer to Getaround’s counsel, Covington & Burling LLP, using the following wire transfer instructions:

Bank Name: Citibank, N.A.

Account Name: Covington & Burling LLP

Account Number: 200110393

ABA Number: 321171184

SWIFT Code: CITIUS33XXX

Matter Number: 045768.00001

2.
Dismissal of Entire Action
2.1.
Within 5 days of the receipt of the Settlement Payment by Getaround’s counsel,

Page 4 of NUMPAGES 13

the Parties shall file with the Court a request for dismissal of the entire Action with prejudice. The Parties shall cooperate in preparing and filing that request for dismissal.
2.2.
Getaround and Broadspire will each bear their own attorneys’ fees and costs in the Action as against the other.
3.
Releases
3.1.
In exchange for the consideration reflected in this Agreement, and upon Getaround’s receipt of the Settlement Payment, the Parties hereby release and forever discharge each other and their respective affiliates, parents, subsidiaries, predecessors, successors, managing agents, agents, officers, directors, employees, attorneys, shareholders, partners, members, insurers, reinsurers, representatives, heirs, beneficiaries, and assigns, and any person acting on his, her, its, or their behalf, from any and all claims, actions, causes of action, payments, rights, or obligations, whether known or unknown, whether contingent or liquidated, of every kind, nature and description that the Parties now have or may have against each other arising out of or related to: (a) the Action; (b) the causes of action asserted in Getaround’s Complaint in the Action and any amendments thereto; (c) the causes of action asserted in Broadspire’s Cross-Complaint in the Action and any amendments thereto; (d) the TPA and claim services provided by Broadspire to Getaround between April 2018 and March 2020; and (e) Getaround’s payments to Broadspire for such TPA and claim services (the “Released Matters”).
3.2.
Except for any obligations imposed by this Agreement, the Parties intend that this Agreement shall be effective as a full and final release of the Released Matters. The Parties knowingly and voluntarily waive, to the fullest extent permitted by law, the provisions, rights, and benefits of any federal law or the law of any state or territory or common law that would in any way limit the application of the releases to known or suspected claims (“Unknown Rights”).

Page 5 of NUMPAGES 13

The Parties expressly waive any rights they may have under applicable law that would otherwise preclude the release of Unknown Rights.
3.3.
In making the releases in Paragraph 3.1, the Parties expressly waive any and all rights under any applicable statutes or common law principles of similar substance and effect including, but not limited to, California Civil Code section 1542, which provides:

A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her must have materially affected his or her settlement with the debtor or released party.

The Parties acknowledge that they may later discover facts different from, or in addition to, those that they now know or believe to be true with respect to the claims released in Paragraph 3.1 above. The Parties agree that this Agreement will remain effective in all respects notwithstanding such different or additional facts or their discovery.

4.
No Admission of Liability

The Parties expressly acknowledge and agree that the execution of this Agreement is not to be construed as an admission of liability, wrongdoing, or obligation on the part of Getaround or Broadspire. The Parties further acknowledge that entry into this Agreement shall not have any precedential value in the Action or any other judicial or administrative proceeding.

5.
Confidentiality
5.1.
The Parties shall not disclose the provisions of this Agreement, the negotiations leading to it, and the communications generated pursuant to it to any other person, corporation, or other entity, except: (a) to the extent that such disclosure may be required by the operation of law, regulation, subpoena, or court order, including such disclosures as may be necessary to comply with federal or state securities laws such as the Securities Exchange Act or financial or regulatory requirements; (b) as necessary and in confidence to the officers, directors, employees,

Page 6 of NUMPAGES 13

financial and tax advisors, accountants, auditors, attorneys, lenders, bond trustees, regulators, and insurers (including excess insurers) of either Party; (c) to the legal counsel of either Party; (d) to the extent that other disclosures may be mutually agreed upon and consented to in writing among the Parties; or (e) as reasonably necessary to enforce or defend either Party’s rights under this Agreement.
5.2.
In the event a Party is required to disclose in any judicial or administrative action (other than between the Parties) information made confidential by Paragraph 5.1, then such disclosing Party shall promptly send written notification to the other Party via the recipients designated in Paragraph 13 of this Agreement, and shall also, to the extent permitted by law, use its reasonable efforts to preserve the confidentiality of the Agreement under an existing protective order or confidentiality stipulation. The other Party may, at its sole expense, seek an appropriate protective order if one does not already exist.
5.3.
In the event a Party is required to disclose information made confidential by Paragraph 5.1, then Paragraph 5.1 will remain in full force and effect, and the disclosing Party shall not make further comment or otherwise disclose to the public or media regarding the information made confidential by Paragraph 5.1, except to the extent required by law.
6.
Governing Law

This Agreement shall be construed and interpreted in accordance with the laws of the State of California, regardless of choice of law principles.

7.
Severability

In the event any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal, or unenforceable, such portion shall be severed from this

Page 7 of NUMPAGES 13

Agreement and the remaining parts hereof shall remain in full force and effect as though such portion had never been part of this Agreement.

8.
Successors and Assigns

This Agreement, including the releases contained herein, shall bind and inure to the benefit of the Parties and their respective agents, insurers, representatives, attorneys, affiliated entities, successors, beneficiaries, heirs, and assigns.

9.
Entire Agreement
9.1.
This Agreement represents the entire agreement between the Parties hereto and supersedes all prior negotiations, representations, or agreements between the Parties, either written or oral, on the subject hereof, including terms orally agreed to before Judge Wong on February 22, 2024.
9.2.
This Agreement may be amended only by written instrument designated as an amendment to this Agreement and executed by the Parties.
10.
Parties Represented

Each Party has been advised and represented by counsel in connection with the negotiation and preparation of this Agreement. Each Party shall be deemed a co-author for purposes of the Agreement’s construction, and the Agreement shall not be construed for or against any Party by reason of the authorship or alleged authorship of any provision hereof or by reason of the status of the respective Party.

11.
No Assignments

The Parties represent and warrant that no other persons or entities have or have had any interest in the claims, demands, allegations, or causes of action referred to in this Agreement, and

Page 8 of NUMPAGES 13

that the Parties have not assigned or transferred or purported to assign or transfer to any person or entity all or any portion of the matters released herein.

12.
Warranty of Capacity to Execute Agreement

The Parties represent and warrant that they have the right and authority to execute this Agreement, subject to the qualifications, limitations, statements, and representations made in the recitals above.

13.
Notice

All notices to be sent or information to be provided under this Agreement shall be sent to the following recipients:

A.
GETAROUND

Darren Teshima

Covington & Burling LLP

Salesforce Tower

415 Mission Street, Suite 5400

San Francisco, CA 94105

dteshima@cov.com

Spencer Jackson

General Counsel

Getaround, Inc.

55 Green Street

San Francisco, CA 94111

spencer@getaround.com

B.
BROADSPIRE

Jennifer Cooper
Baker, Donelson, Bearman,

Caldwell, & Berkowitz, P.C.

Monarch Plaza, Suite 1600

3414 Peachtree Road, N.E.

Atlanta, GA 30326

jcooper@bakerdonelson.com

Tami Stevenson

General Counsel

Page 9 of NUMPAGES 13

Crawford & Company

5335 Triangle Parkway

Peachtree Corners, GA 30092

tstevens@us.crawco.com

14.
Signatures

This Agreement may be signed in counterparts. Copies of original signatures, signatures received as email attachments, and facsimile signatures shall be accepted and deemed as originals.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth opposite their respective signatures.

GETAROUND, INC.

Dated: 3/9/2024 /s/ Spencer Jackson

By Its Authorized Representative

Name: Spencer Jackson

Title: General Counsel

BROADSPIRE SERVICES, INC.

Dated: 3/10/2024 /s/ Tami Stevenson

By Its Authorized Representative

Name: Tami Stevenson

Title: Senior Vice President

Page 10 of NUMPAGES 13

Exhibit 10.7

CIC Amendment 2024

INDUSTRIAL AND COMMERCIAL CREDIT
Amendment to State-Guaranteed Loan Contract "PGE" - Phase 2
State-Guaranteed Loan 90 Phase 2
Contract No. 30066 10914 00020100133

The lender previously granted the borrower a cash loan guaranteed by the State under the conditions set by Law no. 2020-289 of March 23, 2020, amending the 2020 Finance Act, Law no. 2020-935 of July 30, 2020, and the amended Order of March 23, 2020, which provides State guarantees to credit institutions and finance companies under Article 6 of the law.

The parties have signed an amendment to extend the PGE loan following an initial one-year deferment period.

The purpose of this amendment is to formalize an agreement between the parties on the new financial terms following the borrower's written request and in accordance with the Order of July 8, 2021, amending the Order of March 23, 2020. This amendment falls within the framework of the initial PGE credit agreement and any previously signed extension amendments.

The lender's approval is subject to the provision of requested documents by the borrower, including a conciliation order or approval.

This amendment does not constitute a novation to the aforementioned contractual documents, and all other unchanged terms remain effective.

A new amortization schedule showing the breakdown of principal, interest, insurance, and guarantee commissions for each payment is attached to this amendment as an inseparable part of it.

This amendment becomes binding upon the borrower’s signature

1.
LENDER :

CREDIT INDUSTRIEL ET COMMERCIAL (CIC)

•
Bank governed by Articles L.511-1 and following of the Monetary and Financial Code
•
Public limited company with a capital of €611,858,064
•
6, avenue de Provence, 75009 Paris
•
Postal address: 75452 Paris Cedex 09
•
Phone: 01 45 96 96 96
•
SWIFT code: CMCIFRPP
•
Website: www.cic.fr
•
RCS Paris: 542 016 381
•
VAT number: FR34542016381
•
CIC Mediator: 63 chemin Antoine Pardon, 69160 Tassin La Demi-Lune

•
Registered insurance broker: ORIAS 07 025 723 (www.orias.fr)

Hereinafter referred to as "the Lender" or "the Bank."

2.
BORROWER(S) :

Name: GETAROUND, a single-shareholder simplified joint-stock company
Social Capital: €1,287,040
Headquarters: 35 RUE GRENETA, 75002 PARIS
Represented herein by Eduardo INIGUEZ-VAZQUEZ, hereinafter referred to as "the Borrower" or "the Debtor."

3.
PURPOSE AND AMOUNT OF THE LOAN :

3.1.
PURPOSE

Economic crisis support

3.2.
MONTANT

Total Loan Amount: €600,00

Remaining Principal (excluding arrears): €389,418.

1.
MODIFICATIONS :

The following payments:

•
Due date 25/11/2023 for €12,408.81
•
Due date 25/12/2023 for €12,416.04
•
Due date 25/01/2024 for €12,423.29
•
Due date 25/02/2024 for €12,430.53
•
Due date 25/03/2024 for €12,437.78
•
Due date 25/04/2024 for €12,445.04

were not paid on their respective dates.

In response to your request to reintegrate these unpaid amounts into the outstanding principal, we propose the following modifications effective from 26/04/2024:

-
Extension of the Loan Term: The loan duration will be extended by 12 months, bringing the total duration to 84 months, with 43 months remaining.

-
Interest Rate Adjustment: The current fixed interest rate of 0.700% per annum will be revised to a fixed rate of 3.950% per annum.

-
Incorporation of Unpaid Amounts: The total unpaid amount of €74,561.49 (including interest and/or penalties) will be integrated into the remaining principal. Consequently, the remaining amount to amortize will be €463,979.68.

2.
TOTAL COST OF THE LOAN :
2.1.
COST OF LOAN

The financial conditions and the global effective rate (TEG) have been modified as follows :	Amount	Rate TEG
Loan interest	38 753,71 EUR	3,95%
Guarantee fees	6 533,63 EUR	0,65%
Soit un coût total	45 287,34 EUR
Global Effective rate (article R 313-1 du code monétaire et		4,60%
financier) per year
Monthly TEG		0,38%

Interest is fixed

2.2.
REPAYMENT TERMS

Repayment terms of the loan from the 25/05/2024 payment onwards:

•
The loan has a constant repayment schedule. Grace Period: The remaining grace period is 6 months.
•
Interest and any applicable borrower insurance premiums for the grace period are payable on the 25th of each month at the rate indicated in the "Cost of Credit" section, unless the interest rate is revised due to an indexed rate variation as defined in the "Notice on Conditions and Methods of Interest Rate Variation."

Amortization Period:

Payments are due on the 25th of each month, with the loan amortized over:

•
36 consecutive monthly payments of €13,491.66 each
•
One final payment of €13,492.00
The remaining loan term is 43 months.

3.
SPECIAL PROVISIONS :

Excess Cash Flow Clause
On July 1, 2026, based on the Company’s accounts for the fiscal year ending on December 31, 2025, the Company irrevocably commits to allocate twenty-five percent (25%) of its Gross Operating Surplus exceeding a one-million-euro (1,000,000 EUR) threshold for the early repayment of principal installments on the PGE Contracts and the Loan Agreement.

It is agreed that any early repayment of principal installments on the PGE Contracts and the Loan Agreement under this Article 4 will be applied against the outstanding principal of said PGE Contracts and Loan Agreement as of July 1, 2026.

The document requires both parties' signatures, to be submitted to the lender by 05/06/2024.

1.
GUARANTEE FEE IN CASE OF CONCILIATION OR MEDIATION:

The guarantee fee for the PGE related to the Rescheduling Period, paid by the borrower to the lender in accordance with the proportions provided in the AMENDMENT TO THE LOAN AGREEMENT WITH STATE GUARANTEE “PGE,” will be spread over each installment throughout the loan term.

Each party to this agreement must have signed the contract, and it must be in the lender's possession before 06/05/2024

Signature of the Lender
Name and title of the authorized signatory:

Date and signature:

SIGNATURE OF THE BORROWER

PERSONAL DATA PROTECTIONS

The personal data collected above may be processed electronically for the purposes of meeting the conditions for granting, implementing, and managing loans and associated guarantees, for business prospecting and marketing, for statistical studies, and for complying with regulatory obligations, particularly in terms of risk assessment, security, prevention of unpaid debts and fraud, and the fight against money laundering and the financing of terrorism. These processes are primarily based on contract execution and regulatory compliance.

This personal data is retained for the time necessary to fulfill the purposes for which it is processed.

It may lead to the exercise of rights, particularly the right of access, correction, and objection, under the conditions described in the General Banking Terms available at bank counters and on the Bank’s website.

To exercise any of these rights, individuals whose data has been collected may write to the following address: DATA PROTECTION OFFICER, 63 chemin Antoine Pardon, 69814 TASSIN CEDEX.

They have the right to file a complaint with the National Commission on Informatics and Liberty (CNIL), 3 Place de Fontenoy TSA 80715 75334 PARIS CEDEX 07.

A ………………………………………………………………………..…. le ……………….……………………………..

Signature (*)

GETAROUND représentée par Eduardo INIGUEZ-VAZQUEZ

Emprunteur :

Emprunteur :

(*)Pour une société en formation, signature des associés représentant la société

SIGNATURE OF THE BORROWER

PERSONAL DATA PROTECTIONS

The personal data collected above may be processed electronically for the purposes of meeting the conditions for granting, implementing, and managing loans and associated guarantees, for business prospecting and marketing, for statistical studies, and for complying with regulatory obligations, particularly in terms of risk assessment, security, prevention of unpaid debts and fraud, and the fight against money laundering and the financing of terrorism. These processes are primarily based on contract execution and regulatory compliance.

This personal data is retained for the time necessary to fulfill the purposes for which it is processed.

It may lead to the exercise of rights, particularly the right of access, correction, and objection, under the conditions described in the General Banking Terms available at bank counters and on the Bank’s website.

To exercise any of these rights, individuals whose data has been collected may write to the following address: DATA PROTECTION OFFICER, 63 chemin Antoine Pardon, 69814 TASSIN CEDEX.

They have the right to file a complaint with the National Commission on Informatics and Liberty (CNIL), 3 Place de Fontenoy TSA 80715 75334 PARIS CEDEX 07.

A ………………………………………………………………………..…. le ……………….……………………………..

Signature (*)

GETAROUND représentée par Eduardo INIGUEZ-VAZQUEZ

Emprunteur :

Emprunteur :

(*)Pour une société en formation, signature des associés représentant la société

SIGNATURE OF THE BORROWER

PERSONAL DATA PROTECTIONS

The personal data collected above may be processed electronically for the purposes of meeting the conditions for granting, implementing, and managing loans and associated guarantees, for business prospecting and marketing, for statistical studies, and for complying with regulatory obligations, particularly in terms of risk assessment, security, prevention of unpaid debts and fraud, and the fight against money laundering and the financing of terrorism. These processes are primarily based on contract execution and regulatory compliance.

This personal data is retained for the time necessary to fulfill the purposes for which it is processed.

It may lead to the exercise of rights, particularly the right of access, correction, and objection, under the conditions described in the General Banking Terms available at bank counters and on the Bank’s website.

To exercise any of these rights, individuals whose data has been collected may write to the following address: DATA PROTECTION OFFICER, 63 chemin Antoine Pardon, 69814 TASSIN CEDEX.

They have the right to file a complaint with the National Commission on Informatics and Liberty (CNIL), 3 Place de Fontenoy TSA 80715 75334 PARIS CEDEX 07.

A ………………………………………………………………………..…. le ……………….……………………………..

Signature (*)

GETAROUND représentée par Eduardo INIGUEZ-VAZQUEZ

Emprunteur :

Emprunteur :

(*)Pour une société en formation, signature des associés représentant la société

Exhibit 10.8

BNP PARIBAS

Amendment Modifying the Phase 2 PGE Amortization Addendum

BETWEEN:

-
BNP PARIBAS, a public limited company with capital of 2,294,954,818 euros, with its registered office located at 16 Boulevard des Italiens, PARIS (75009), registered under No. 662 042 449, RCS PARIS - CE identifier FR 76662042449 - orias No. 07 022 735, represented by its duly authorized representatives:

entitled to act for this purpose, and hereinafter referred to under the generic term "the Bank" or "BNP Paribas," of the first part,

-
the company GETAROUND, a simplified joint-stock company with a sole shareholder, with capital of 1,287,040 euros, with its registered office located at 35 rue Greneta, PARIS (75002), registered under number 522 816 651 - RCS PARIS, represented by Mr. Eduardo INIGUEZ-VAZQUEZ in his capacity as duly authorized representative, hereinafter referred to in this document under the generic term "the Borrower" unless otherwise specified, of the second part,

The parties, prior to the subject matter of this agreement, state as follows:

PREAMBLE

Under a private agreement dated 13/11/2020, the Bank granted the Borrower a business-purpose loan of 2,400,000 euros (two million four hundred thousand euros), with a term of one year, intended to finance the Borrower’s working capital needs to support its activities in France, according to the general and specific conditions stated in said document (hereinafter referred to as "the Loan Agreement").

This loan was granted to address the financial impacts of the COVID-19 pandemic under the conditions established by the amended law No. 2020-289 of March 23, 2020, on the 2020 supplementary budget, and by the amended decree of March 23, 2020, providing a State guarantee for credit institutions and financing companies.

Pursuant to the provisions of the Loan Agreement, the loan was the subject of an amortization addendum, hereinafter referred to as "the Amortization Addendum," under which new financial terms were applied regarding the Optional Amortization Period selected by the Borrower as well as the guarantee fee due to BPI for said period (hereinafter referred to as "the Additional Guarantee Fee") that the Borrower requested the Bank to finance and amortize over the remaining term of the Loan.

The parties expressly declare to refer to the conditions stated in said documents.

The Loan Agreement and the Amortization Addendum are collectively referred to hereinafter as "the Loan."

As a result of repayments made by the Borrower, the remaining balance due under said Loan, after payment of the 13/11/2023 installment, is 1,844,821.01 euros in principal, which includes the Additional Guarantee Fee of 38,090.12 euros financed by the Bank and amortized over the remaining term of the Loan.

This addendum is issued in accordance with the provisions of the Decree of July 8, 2021, amending the decree of March 23, 2020, granting the State guarantee for credit institutions and financing companies under Article 6 of the law No. 2020-289 of the 2020 supplementary budget, allowing for the extension of the Loan repayment period beyond six years.

Prior to this addendum:

The Borrower has requested that the Bank accept certain modifications to the financial conditions of the Loan (including the Additional Guarantee Fee financed by the Bank), specifically:

•
That instead of the originally agreed fixed interest rate of 0.75 percent per year (excluding insurance, if any), the Loan (including the Additional Guarantee Fee) will now bear interest at a fixed rate of 3.90 percent per year (excluding insurance, if any).
•
To agree on a deferred repayment period of the principal balance of the said Loan (including the Additional Guarantee Fee) for a period of 12 months, which will begin after the due date of 11/13/2023.
•
To extend the remaining repayment term of the said Loan (including the Additional Guarantee Fee) by 12 months, so that the initial repayment due date of 11/13/2026 is extended to 11/13/2027, taking into account the agreed deferral period below.

The Bank accepts these modifications.

Having explained the above, the parties proceed to formalize the convention subject to these terms.

Article: Modification of the Financial Conditions of the Loan

Following the settlement of the installment due on 11/13/2023, the financial terms of the Loan are modified as follows:

Modification of the Interest Rate

The interest rate on the Loan, initially agreed under the Amortization Agreement at 0.75 percent per year, and applying equally to the Additional Guarantee Fee financed by the Bank, will be increased to 3.90 percent per year (excluding insurance, if any), effective from the date of the next installment, as defined below.

Modification of the Loan Repayment Terms - Deferred Repayment Period for Principal

The Bank grants the Borrower a deferred repayment period for the principal balance of 12 months, during which the Borrower will only be required to pay interest on the Loan (including the Additional Guarantee Fee), calculated monthly on the outstanding principal at a rate of 3.90 percent per year (excluding insurance, if any).

This interest will be calculated based on a 360-day annual basis and a 30-day month and will be payable in arrears on the same payment date as the original amortizations of the Loan.

Extension of the Remaining Repayment Term of the Loan

Furthermore, the Bank agrees to extend the remaining repayment term of the said Loan (including the Additional Guarantee Fee) by 12 months, so that the initial repayment due date of 11/13/2026 is now extended to 11/13/2027, under the following conditions:

Article: Repayment of the Loan

After the end of the deferred principal repayment period, the Loan (including the amount of the Additional Guarantee Fee) will be repayable in 36 equal monthly installments of €5,384.44, each comprising a portion of the outstanding principal and interest calculated at the fixed rate of 3.90 percent per year (excluding insurance, if any) on the outstanding principal after each installment. The interest will be calculated on a 360-day basis and a 30-day month.

The first repayment will take place on 12/13/2024, which will establish the dates for the remaining repayments.

An amortization schedule, including the repayment schedule, will be provided by the Bank to the Borrower.

The Borrower will receive an annual statement from the Bank detailing the repayment schedule of the amounts owed under the Additional Guarantee Fee, and upon request at any time.

Article: Insurance

Absence of Impact of Optional Insurance on the Above Financial Conditions

The contributions to any optional insurance applicable to the Loan under this addendum are not included in the calculation of the Loan’s effective global rate.

Article: Processing Fees

€500 (service not subject to VAT) due and collected by the Bank as a single payment on the date of signing this agreement, to be debited from one of the accounts held in the Borrower's name.

Article: Effective Global Rate of the Loan (TEG)

Calculated according to the legal method currently in force and based on a monthly actuarial rate of 0.326 percent, the Effective Global Rate of the Loan, taking into account the above modifications, is 3.91 percent per year as of the date of this agreement.

Article: Loan Account Adjustment

The Loan contract has been recorded on loan account number 30004 02999 00060840018 73 on the Bank’s books at its Business Center.

For internal management purposes, the Loan subject to this restructuring will need to be transferred to a different loan account, whose details (account number, agency) will be provided to the Borrower either by letter or in the amortization schedule provided due to these changes.

It is expressly agreed that the accounting entries for this renumbering do not constitute a new debt, and therefore do not entail a novation of the Bank's debt resulting from the above-modified Loan.

Article: Modification of the Early Maturity Clause of the Loan

The specific terms of the Loan are modified to specify that in case of grossly reprehensible behavior by the Borrower, or if its situation is found to be irreparably compromised within the meaning of Article L.313-12 of the Monetary and Financial Code, the Loan shall become immediately due without prior notice.

Article: Additional Early Maturity

In addition to the early maturity cases contained in the Loan Contract, the Bank may demand the early repayment of all amounts due under the Loan, including principal, interest, fees, insurance contributions, and any costs in any of the following cases:

•
In the event of non-payment on the due date of any amount due under the Loan;
•
In case of payment incident reported to the Bank of France;
•
More generally, in case of non-compliance, misrepresentation, or failure to fulfill any obligation of the Borrower under the Loan;
•
In case of merger, split, early dissolution, or any other operation resulting in a universal transfer of the Borrower’s assets to a third company;
•
In the event of amicable liquidation or dissolution of the Borrower;
•
In the case of a sale of the Borrower's business in the context of an amicable or collective procedure;
•
In the case of a partial transfer of assets of the Borrower's business representing an independent branch of activity;
•
In case of Change of Control, defined as the case where GETAROUND INC., a company incorporated in the State of Delaware, ceases to hold a direct or indirect 100 percent share of the Borrower's capital and/or voting rights.

Amounts thus due, as well as any unpaid amounts and costs incurred by the Bank due to the Loan, shall accrue interest at the above rate, increased by three percent per year.

This clause does not prejudice the due maturity and does not imply an agreement to delay payment. Interest will be capitalized if due for a full year, as per Article 1343-2 of the Civil Code.

In addition to the early maturity cases mentioned above and those provided in the Loan Contract, the Bank may also declare the Loan due immediately in cases where any other loan or credit extended to the Borrower under a separate agreement is declared due by a financial institution or third party, unless contested in good faith by the Borrower and pending legal resolution.

Article: Borrower's Rights and Obligations

While any amount is due to the Bank under the Loan, the Borrower undertakes to provide, at the Bank’s request, all accounting, financial, or legal documents relating to its assets, liabilities, or any solvency-influencing events.

Article: Fees and Charges Borne by the Borrower

The Borrower will bear all fees, taxes (including registration fees), and costs related to the Amortization Agreement, including those resulting from any modifications to this Agreement.

Article: Declarations

The Borrower, on its own behalf and on behalf of other Group members if applicable, reiterates all representations and warranties stated in the Loan Agreement.

Article: Non-Novation

It is expressly understood that this Agreement does not make any further changes to the terms and conditions of the Loan Agreement, and it does not constitute a novation of the Bank's debt.

Article: Domicile

For the execution of this Agreement:

•
The Bank’s domicile is its Business Center, or its registered office if not specified.
•
The Borrower’s domicile is its registered office as specified above.

Article: Personal Data

Each party agrees to comply with current personal data regulations, specifically Law No. 78-17 of January 6, 1978, as amended, and the General Data Protection Regulation (EU) 2016/679 of April 27, 2016.

- Data Processed by the Bank as Data Controller

The Borrower’s personal data collected under the Loan will be used by BNP Paribas, as the data controller, for internal management of this financing or to meet legal and regulatory obligations.

To accomplish the aforementioned purposes, we disclose your personal data only to BNP Paribas Group entities, whose list is available on the website group.bnpparibas/decouvrez-le-groupe/bnp-paribas-monde, to service providers and subcontractors performing services on our behalf, independent agents, intermediaries or brokers, commercial and banking partners, financial authorities, judicial or state agencies, public bodies upon request and to the extent permitted by law, and to certain regulated professions such as lawyers, notaries, auditors.

In case of transfer to a country outside the European Economic Area, your personal data may be sent to a country that offers an adequate level of protection as recognized by the European Commission. Failing this, we rely either on implementing appropriate safeguards to ensure the protection of your personal data or on a derogation applicable to the situation.

To obtain a copy of these documents or find out how to access them, or if you have questions about the use of your data, you can contact the Data Protection Officer by mail addressed to BNP Paribas, Data Protection Officer RISK FRB DPO, Paris (75019), 163 boulevard Macdonald. This personal data may give rise to the exercise of the right of access, rectification, erasure, restriction of processing, portability of your data, setting directives applicable after death, by mail addressed to BNP Paribas, APAC TDC Val de Marne, TSA 30233, 94729 FONTENAY SOUS BOIS CEDEX. You may also object to the processing of data concerning you. Furthermore, you have the right to file a complaint with the competent supervisory authority such as the Commission Nationale de l’Informatique et des Libertés in France.

Data is retained for a period of 10 years from the end of your Loan. For additional information, you can refer to the Personal Data Protection Notice provided to clients. This document is available in Branches and on the websites mabanque.bnpparibas or mabanquepro.bnpparibas.

•
Data processed by Bpifrance as data controller

The personal data concerning Natural Persons collected by the Bank is also transmitted to Bpifrance for requests, management, evaluation, and control of guarantees by Bpifrance, acting as the data controller on behalf of the State guarantee. This personal data is retained by Bpifrance in connection with the State guarantee in accordance with the legal and regulatory retention periods in France and, where applicable, Europe.

Bpifrance may disclose this personal data to other companies within its group, funding bodies, partners, or third parties involved in the provision of services related to the State guarantee.

The concerned Natural Persons may exercise their rights of access, rectification, deletion, and objection by sending a letter to the Data Protection Officer at the following address: Bpifrance, DCCP - Data Protection Officer, 27-31 avenue du Général Leclerc, 94710 Maisons-Alfort Cedex; they also have the right to file a complaint with the Commission Nationale de l’Informatique et des Libertés.

Article: Authorization to communicate information

The Borrower expressly authorizes the Bank, during the term of this agreement, to communicate their information to subcontractors who may perform certain material and technical tasks related to this agreement on behalf of the Bank, to mutual guarantee companies or financial guarantee organizations, or to collection agencies responsible for collecting the debt covered by the Loan, to refinancing organizations participating in this operation, as well as to their direct agents who these organizations may use, especially for monitoring and collecting the debt under this agreement, to BNP Paribas Group companies, for the purpose of presenting products and services managed by these companies for commercial solicitation purposes (the list of BNP Paribas Group companies is available at the above address).

The Borrower authorizes Bpifrance Financement to transmit confidential information, including personal data relating to the Borrower and the Loan:

•
to the French State, any French administrative, judicial, or supervisory authority, any European institution, or any local authority,
•
to any funding body involved directly or indirectly in the Loan,
•
to other entities of the Bpifrance group in view of Bpifrance's mission.

Note: The Borrower may object by mail addressed to the following address: BNP Paribas APAC TDC Val de Marne, TSA 30233, 94729 FONTENAY SOUS BOIS Cedex - to receive such commercial solicitations, specifying the refused solicitation method - mail, phone, etc. - and indicating, if applicable, whether this objection concerns the entire BNP Paribas group or only BNP Paribas subsidiaries. Finally, any false or irregular statement may be subject to specific processing intended to prevent fraud.

Article: Applicable law and jurisdiction

Jurisdiction is expressly granted to French law and the courts within the jurisdiction of the Bank's Business Center specified in the “Domicile” article of this Amortization Amendment, and if no details are provided, to the courts of PARIS, for all proceedings, even in cases of multiple instances or parties, or third-party claims.

Executed at the Business Center that handles the assistance, on the "date" in two copies.

Le présent Avenant d’Amortissement est établi sur pages

Approuvé

Mots rayés nuls : r Lignes rayées nulles : ,A • Renvois - - uw

Mots rajoutés : w C w initiales : t

Signatures

BNP Paribas Emprunteur

N" IDE M E F R2O0 182 D 1xH WE

Exhibit 10.9

BPI LOAN

Amendment to Contract DOS0133599/00 Financial Renegotiation

Between

1°) BPIFRANCE (successor to Bpifrance Financement)
A public limited company with a capital of €5,440,000,000, registered in the Créteil Trade and Companies Register under number 320 252 489, with headquarters at:
27-31 Avenue du Général Leclerc
94710 Maisons-Alfort Cedex
Represented by Mrs. Christelle PINON, acting in her capacity as Head of Risk and Recovery, duly authorized hereunder

Hereinafter referred to as “Bpifrance,”

of the first part,

And

2°) GETAROUND
A single-member simplified joint-stock company with a capital of €1,300,000, registered in the Paris Trade and Companies Register under number 522 816 651, with headquarters at:
35, RUE GRENETA
75002 PARIS 02
Represented by Mr. Eduardo Iniguez-vazquez, acting as President

Hereinafter referred to as the "BORROWER,"

of the second part,

By the contract referenced above, Bpifrance granted you an innovation loan of €1,500,000 for the implementation of the program with the summarized objective of:
Treasury strengthening / Covid-19 Impact

As of today, and prior to consideration of your request, the current status is as follows:

•
Loan Amount: €1,500,000
•
Amount disbursed: €1,500,000
•
Amount to be repaid: €1,500,000
•
Outstanding amount to be repaid: €825,000

In accordance with our recent exchanges,

The BORROWER agrees to repay Bpifrance the sum of €825,000 plus interest according to the following schedule:

The effective annual interest rate applicable under this amendment is now 2.43%, or 0.60% per quarter.

Payment Schedule:

•
€4,640.63 on 30/06/2024
•
€4,640.63 on 30/09/2024

12

•
€79,640.63 on 31/12/2024
•
€79,218.75 on 31/03/2025
•
€78,796.88 on 30/06/2025
•
€78,375.00 on 30/09/2025
•
€77,953.13 on 31/12/2025
•
€77,531.25 on 31/03/2026
•
€77,109.38 on 30/06/2026
•
€76,687.50 on 30/09/2026
•
€76,265.63 on 31/12/2026
•
€75,843.75 on 31/03/2027
•
€75,421.88 on 30/06/2027

All provisions of contract no. DOS0133599/00 and any amendments thereto not modified by this document remain in effect, provided they do not contradict this amendment.

This amendment is signed electronically in accordance with Articles 1366 and 1367 paragraph 2 of the French Civil Code,

L'EMPRUNTEUR

BPIFRANCE

13

Exhibit 31.1

CERTIFICATION PURSUANT TO
RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, AJ Lee, certify that:

1.
I have reviewed this Quarterly Report on Form 10-Q of Getaround, Inc. (the “registrant”);
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 14, 2024	/s/ AJ Lee
AJ Lee
Interim Chief Executive Officer
(Principal Executive Officer)

Exhibit 31.2

CERTIFICATION PURSUANT TO
RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Patricia Huerta, certify that:

1.
I have reviewed this Quarterly Report on Form 10-Q of Getaround, Inc. (the “registrant”);
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
a)
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b)
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c)
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d)
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a)
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b)
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: November 14, 2024	/s/ Patricia Huerta
Patricia Huerta
Interim Chief Financial Officer
(Principal Financial Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Getaround, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, AJ Lee, Interim Chief Executive Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2024	/s/ AJ Lee
AJ Lee
Interim Chief Executive Officer
(Principal Executive Officer)

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Getaround, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Patricia Huerta, Interim Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2024	/s/ Patricia Huerta
Patricia Huerta
Interim Chief Financial Officer
(Principal Financial Officer)